Exhibit 10(au)

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                                OVERALL AGREEMENT

                          dated as of February 15, 1997

                                      among

                           SIX FLAGS FUND, LTD. (L.P.)

                               SALKIN FAMILY TRUST

                                    SFG, INC.

                                   SFG-I, LLC

                                   SFG-II, LLC

                          SIX FLAGS OVER GEORGIA, LTD.

                                  SFOG II, INC.

                             SFOG II EMPLOYEE, INC.

                            SFOG ACQUISITION A, INC.

                           SFOG ACQUISITION B, L.L.C.

                          SIX FLAGS OVER GEORGIA, INC.

                       SIX FLAGS SERVICES OF GEORGIA, INC.

                           SIX FLAGS THEME PARKS INC.

                                       and

                       SIX FLAGS ENTERTAINMENT CORPORATION







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                                TABLE OF CONTENTS
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RECITALS......................................................................................1

ARTICLE I CERTAIN DEFINITIONS.................................................................6

ARTICLE II TENDER OFFER......................................................................18
     2.1   Tender Offer......................................................................18
     2.2   Tender Offer Price and Mandatory Adjustment Amount; Changes in the
           Tender Offer Price; Payment of the Tender Offer Price.............................18
     2.3   The Tender Offer Expiration Date..................................................20
     2.4   Tender Offer Materials............................................................20
     2.5   Compliance with Tender Offer Rules................................................21
     2.6   No General Partner's Right of First Refusal with Respect to the Tender Offer......21

ARTICLE III LIQUIDITY PUT....................................................................21
     3.1   Liquidity Put.....................................................................21
     3.2   Put Price.........................................................................21
     3.3   Liquidity Put Number; Proration...................................................22
     3.4   General Partner's Right of First Refusal with Respect to Liquidity Put............23
     3.5   Liquidity Notice Provisions.......................................................24
     3.6   Exchange Act......................................................................25
     3.7   Put for 2026......................................................................25
     3.8   Adjustments.......................................................................26

ARTICLE IV SF AGREEMENT LAND AND BATMAN the RIDE.............................................26
     4.1   Purchase of SF Agreement Land.....................................................26
     4.2   Title to SF Agreement Land........................................................26
     4.3   Batman the Ride and Other Capital Improvements in Progress........................27

ARTICLE V FLAGS RULPA ELECTION AND LIMITED LIABILITY
             COMPANY CONVERSION..............................................................27
     5.1   RULPA Election....................................................................27
     5.2   Limited Liability Company Conversion..............................................27
     5.3   SFOG No Longer Manager of Flags; SFG-I, LLC as Member/Manager.....................27
     5.4   Flags Limited Liability Company Operating Agreement...............................28
     5.5   Section 14-11-212 Certificate.....................................................28

ARTICLE VI FLAGS II..........................................................................28
     6.1   The Flags II Limited Partnership Agreement........................................28
     6.2   Contribution by Flags of Assets, Including the Rides and the Other
           Improvements, to Flags II; Sale by Flags of the Designated Assets to
           Flags II; Assumption of Liabilities; Certain Expenses.............................28

ARTICLE VII THE LEASE........................................................................29

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ARTICLE VIII END-OF-TERM OPTION; ALTERNATIVES IF OPTION NOT
                EXERCISED; SFOG II CEASING TO BE THE GENERAL
                PARTNER OF FLAGS II..........................................................30
     8.1   End-of-Term Option................................................................30
     8.2   End-of-Term Option Price; Acquisition of General Partnership Interests
           in Fund and Flags II and Manager Member's Interest in Flags.......................31
     8.3   Notice of Exercise of End-of-Term Option..........................................31
     8.4   Payment of End-of-Term Option Price...............................................31
     8.5   Alternatives if Option Not Exercised or if SFOG II Ceases to be the
           General Partner of Flags II.......................................................32
     8.6   Acceleration of End-of-Term Option in the Event of Total
           Condemnation or Equivalent Casualty...............................................33

ARTICLE IX REPRESENTATIONS AND WARRANTIES....................................................34
     9.1   Representations and Warranties of the SFEC Entities...............................34
     9.2   Representations and Warranties of Fund and Related Entities.......................36

ARTICLE X STANDSTILL.........................................................................38
    10.1   Certain Rights and Obligations of Units Acquired by SFOG
           Acquisition A and SFOG Acquisition B Pursuant to this Agreement...................38
    10.2   Standstill........................................................................38
    10.3   No Permitted Transfers............................................................39
    10.4   Limited Partners' Rights Plan.....................................................39

ARTICLE XI OBLIGATIONS ABSOLUTE..............................................................39

ARTICLE XII  CERTAIN AGREEMENTS..............................................................40
    12.1   Changes in the Number of Outstanding Units........................................40
    12.2   Prepaid Amount; No Fund Liabilities at Tender Offer Settlement Date...............40
    12.3   The Claims Trust..................................................................41
    12.4   Nature of SFOG II, SFOG II Employee, SFOG Acquisition A and
           SFOG Acquisition B................................................................42
    12.5   Non-Competition...................................................................43
    12.6   Certain Real Property and Other Matters...........................................43
    12.7   Affiliate and Certain Other Transactions..........................................44
    12.8   Information Obligations...........................................................51
    12.9   No Liability of Fund Partners or, After SFG-I, LLC Becomes the
           Manager of Flags, the Manager of Flags; Additional Limitation on
           Liability.........................................................................56
    12.10  Indemnification...................................................................57
    12.11  Expenses..........................................................................58
    12.12  Six Flags Over Georgia Name.......................................................58
    12.13  SF Agreement......................................................................59
    12.14  Section 754 Elections; Publicly Traded Partnership................................59
    12.15  SFOG's Interest in Flags..........................................................59
    12.16  Certain Flags Distributions in 1997...............................................59

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    12.17  Initial Limited Partner's Fractional Unit.........................................59
    12.18  EBITDA Arbitration Matters........................................................60
    12.19  EBITDA Adjustment for Personal Injury Claims......................................63
    12.20  Other SFEC Entities that May Own Units............................................64
    12.21  Negative Pledge Covenants.........................................................64
    12.22  List of Fund Limited Partners.....................................................64

ARTICLE XIII EMPLOYEE AND RELATED MATTERS....................................................65
    13.1   Continuation of Employment........................................................65
    13.2   Benefit Responsibilities..........................................................66
    13.3   Continuation of Health Coverage Through Closing Date..............................66
    13.4   Modifications.....................................................................66
    13.5   Park Employees....................................................................66
    13.6   End of Term.......................................................................66
    13.7   Sale at End-of-Term...............................................................66
    13.8   ERISA67
    13.9   No Termination; No Third Party Rights.............................................67

ARTICLE XIV EXECUTION OF THIS AGREEMENT; THE CLOSING
                AND CLOSING DELIVERIES.......................................................67
    14.1   Execution and Delivery of This Agreement..........................................67
    14.2   The Closing.......................................................................67
    14.3   Conditions to the Obligations of the Parties......................................67
    14.4   Effective Date Deliveries.........................................................68
    14.5   Fund Limited Partners' Approval...................................................69

ARTICLE XV GENERAL PROVISIONS................................................................69
    15.1   Applicable Law....................................................................69
    15.2   Forum69
    15.3   Injunction........................................................................69
    15.4   Notices...........................................................................70
    15.5   Counterparts......................................................................71
    15.6   Entire Agreement..................................................................71
    15.7   Modifications, Amendments and Waivers.............................................71
    15.8   Interpretation....................................................................72
    15.9   Severability; Invalidity of Particular Provisions.................................72
    15.10  Waiver72
    15.11  Third-Party Beneficiaries.........................................................72
    15.12  Successors........................................................................72
    15.13  No Offset; Interest...............................................................72
    15.14  Further Assurances................................................................72
    15.15  Non-Binding Effect of Recitals....................................................73
    15.16  Payments..........................................................................73
    15.17  Factors to be Considered in Determining Reasonableness of Withheld Consent........73

SIGNATURES...................................................................................74

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                                    EXHIBITS
                                    --------

Designation                 Description
-----------                 -----------

A Schematic of Relationships at the Date of the Agreement

B Schematic of Relationships Giving Effect to the Agreement and the Related Agreements

1.1(oo)                      Flags Limited Partnership Agreement

II                           Computation of Amounts Payable in the Tender Offer

3.2(a)(1)                    Computation of the Formula Amount

3.2(a)(2)                    Computation of Put Price for 2003

3.3(a)                       Computation of Liquidity Put Number

3.5(b)                       Notice of Election to Exercise Liquidity Put

4.1                          SF Agreement

5.1                          Certificate of Limited Partnership of Flags

5.4                          Flags Limited Liability Company Operating Agreement

6.1.1                        Flags II Limited Partnership Agreement

6.1.2                        Certificate of Limited Partnership of Flags II

VII                          Lease

8.2                          Illustration of End-of-Term Option Transaction

9.2(e)                       Fund Limited Partnership Agreement

12.8(a)(i)(C)                Agreed-Upon Procedures Report Procedures and Items

12.8(a)(iii)                 Form of Monthly Financial Statements

12.8(g)                      Certain Information

14.1(a)                      TWE and TWX Guarantee

14.3(c)                      Opinion of Paul, Weiss, Rifkind, Wharton & Garrison

14.3(d)                      Opinion of Gibson, Dunn & Crutcher LLP



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Designation                 Description
-----------                 -----------

14.4(a)(i)                   Second    Amended   and   Restated   Fund   Limited
                             Partnership Agreement

14.4(a)(ii)                  SFOG Acquisition A and SFOG Acquisition B Guarantee
                             and Pledge Agreement

14.4(a)(iii)                 SFTP and SFEC Guarantee














                                       v

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                                OVERALL AGREEMENT

              This Overall Agreement (this "Agreement") is entered into as of February 15, 1997 by and among Six Flags Fund, Ltd. (L.P.), a Georgia limited partnership ("Fund"), the Salkin Family Trust (created by Declaration of Trust dated May 15, 1980, as amended) ("Salkin"), SFG, Inc., a California corporation ("SFG, Inc."), SFG-I, LLC, a Georgia limited liability company ("SFG-I, LLC"), SFG-II, LLC, a Georgia limited liability company ("SFG-II, LLC"), Six Flags Over Georgia, Ltd., a Georgia limited partnership ("Flags"), SFOG II, Inc., a Delaware corporation ("SFOG II"), SFOG II Employee, Inc., a Delaware corporation ("SFOG II Employee"), SFOG Acquisition A, Inc., a Delaware corporation ("SFOG Acquisition A"), SFOG Acquisition B, L.L.C., a Delaware limited liability company ("SFOG Acquisition B"), Six Flags Over Georgia, Inc., a Delaware corporation ("SFOG"), Six Flags Services of Georgia, Inc., a Georgia corporation ("SFOGS"), Six Flags Theme Parks Inc., a Delaware corporation ("SFTP"), and Six Flags Entertainment Corporation, a Delaware corporation ("SFEC"). SFOG II, SFOG II Employee, SFOG Acquisition A, SFOG Acquisition B, SFOG, SFOGS, SFTP and SFEC are sometimes referred to in this Agreement individually as an "SFEC Entity" and collectively as the "SFEC Entities".

                                    RECITALS

              For the convenience of readers of this Agreement, Exhibit A to this Agreement is a schematic representation of certain elements of the relationships of the parties at the date of this Agreement and Exhibit B to this Agreement is a schematic representation of certain elements of the transactions provided for in this Agreement and the Related Agreements and the resultant relationships of the parties.

THE PARTIES; CERTAIN OTHER MATTERS
----------------------------------

              A. Salkin is the managing general partner of Fund. SFG, Inc. is the co-general partner of Fund.

              B. Fund is the sole limited partner of Flags. SFOG is the sole general partner of Flags.

              C. Flags is the owner of the Six Flags Over Georgia Amusement Park in Atlanta, Georgia (the "Amusement Park").

              D. Fund, SFOG, SFTP and SFEC entered into a Letter Agreement, dated August 1, 1996 (the "SF Agreement"), a copy of which is Exhibit 4.1 to this Agreement, relating to, among other things, the purchase by Flags and installation in the Amusement Park of a ride ("Batman the Ride") described in the SF Agreement and an option in favor of Fund to purchase certain real property adjacent to the Amusement Park (the "SF Agreement Land").

              E. The Restated Limited Partnership Certificate and Agreement of Flags, as amended to date (the "Flags Limited Partnership Agreement"), states that Flags "shall dissolve . . . on December 31, 1997, unless [Fund] shall have delivered to [SFOG] prior thereto a written



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notice to the effect that dissolution  shall not occur on such date" and further states that, if Flags is dissolved:

                     "[Fund] may either (i) appoint a trustee to wind up and terminate the business and affairs of [Flags] or (ii) appoint another General Partner (who must be a person having the capacity to serve as such) and continue the business and affairs of [Flags] in accordance with the provisions [of the Flags Limited Partnership Agreement]. If [Fund] appoints another General Partner, the person so appointed and [Fund] shall execute, acknowledge, swear to and file a Certificate and Agreement of Limited Partnership containing substantially the same provisions as those contained [in the Flags Limited Partnership Agreement]."

The Flags Limited Partnership Agreement further provides that, if Flags is dissolved, then:

                     "The trustee shall liquidate all assets of [Flags] necessary to discharge such liabilities to creditors and, in addition thereto, shall liquidate all remaining intangible personal property of [Flags]. After all of such liabilities have been discharged, the trustee shall . . .

                                  (b)  distribute  to [Fund] 30% of all
                           remaining cash of [Flags] and distribute to [SFOG] 70% of such remaining cash; and

                                  (c) make,  execute  and deliver to [Fund] such
                           assignments and other conveyances as may be necessary or appropriate to vest in [Fund] all remaining property of [Flags].

                           Notwithstanding  any provision  hereof,  [SFOG] shall
                     not be entitled to receive by reason of the dissolution or liquidation of [Flags] any interest in the Amusement Park or any part of the proceeds resulting from any sale of the Amusement Park or any interest therein in connection with the liquidation of [Flags]."

              F. SFOG II is a single-purpose corporation, wholly owned by SFEC, formed for the purpose of being the sole managing general partner of Six Flags Over Georgia II, L.P., a Delaware limited partnership to be formed pursuant to this Agreement ("Flags II"). Flags will be the sole limited partner of Flags II. SFG-II, LLC will be the sole co-general partner of, and will initially have (and is expected to continue to have) a nominal interest in, Flags II. SFOG II Employee is a single-purpose corporation, wholly owned by SFOG II, formed for the purpose of employing the employees of the Amusement Park.

              G. SFOG Acquisition A is a single-purpose corporation, wholly owned by SFTP, formed for the purpose of entering into this Agreement and the Related Agreements and performing its obligations and exercising its rights hereunder and thereunder. SFOG Acquisition B is a single-purpose limited liability company, formed for the purpose of entering into this Agreement and the Related Agreements and performing its obligations and exercising its rights hereunder and thereunder, which is wholly owned by one or more of (i) Time Warner Entertainment Company, L.P., a Delaware limited partnership ("TWE"), and (ii) Boston Ventures Limited Partnership IV, Boston Ventures Limited Partnership IVA and certain other investors (together, the "BV Investors").

              H. SFEC is also wholly-owned by TWE, the BV Investors and certain SFEC officers.

              I. SFOG is a wholly-owned subsidiary of SFTP. SFTP is an indirect wholly owned subsidiary of SFEC.

              J. Time Warner Inc., a Delaware corporation ("TWX"), indirectly owns approximately 74.5% of the residual equity of TWE.

              K. SFEC directly or indirectly owns and operates, or otherwise operates, in addition to the Amusement Park, seven amusement parks -- Six Flags Great Adventure, Six Flags Magic Mountain, Six Flags Great America, Six Flags Over Texas, Six Flags Astroworld, Six Flags St. Louis and Six Flags Fiesta Texas (collectively, including any additional parks owned or operated from time to time by SFEC, or any controlled affiliate of SFEC, but not including the Amusement Park, the "SFEC Parks").

THIS AGREEMENT AND CERTAIN RELATED MATTERS
------------------------------------------

              L. Pursuant to this Agreement, the parties have agreed, among other things and as is more fully set forth in, and qualified by, this Agreement and the Related Agreements, that:

                 () On the Effective Date, Flags, which is now governed by the Georgia Uniform Limited Partnership Act, will elect to be governed by the Georgia Revised Uniform Limited Partnership Act, change its name to Six Flags Over Georgia, Ltd. (L.P.) and file a Certificate of Limited Partnership with the Georgia Secretary of State.

                 () Immediately after the filing of the Certificate of Limited Partnership of Flags with the Georgia Secretary of State, without thereby changing the economic interests or any other rights of SFOG or Fund in Flags, Flags will convert from a Georgia limited partnership of which SFOG is the sole general partner and Fund is the sole limited partner to a Georgia limited liability company of which SFOG will be one of the two members and the sole manager and Fund will be the other member. The name of Flags will thereupon be changed to Six Flags Over Georgia, LLC.

                 () Effective immediately after the conversion of Flags from a Georgia limited partnership to a Georgia limited liability company: (i) SFOG shall cease to be the manager of Flags, but shall continue to be a member of Flags with a nominal interest in Flags (provided that SFOG's interest in tax
                                          --------
                      allocations will be as set forth in the Flags Limited Liability Company Operating Agreement) and (ii) SFG-I, LLC shall become the sole manager and one of the three


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

                      members of Flags. Fund shall remain the other member of Flags. Subject to the nominal interest of SFOG, Fund will have a 99% interest and SFG-I, LLC will have a 1% interest in Flags, as more fully set forth in the Flags Limited Liability Company Operating Agreement.

                 () Immediately thereafter on the Effective Date, Flags shall acquire the SF Agreement Land and title to the SF Agreement Land shall become vested in Flags.

                 () Immediately thereafter on the Effective Date, (i) Flags (as limited partner), SFOG II (as sole managing general partner) and SFG-II, LLC (as sole co-general partner) shall enter into the Flags II Limited Partnership Agreement.

                 () As is provided for in the Flags II Limited Partnership Agreement, (i) Flags shall contribute to Flags II, in exchange for its interest in Flags II, all of its property and assets, including the Amusement Park rides and other Amusement Park improvements located on the land owned by Flags immediately prior to the Effective Date, but excluding the Reserved Assets, and (ii) Flags will sell the Designated Assets to Flags II in exchange for the assumption by Flags II of certain liabilities of Flags. SFOG II will not make any contribution to Flags II for its interest in Flags II. SFG-II, LLC will make a contribution of $100 to Flags II for its interest in Flags II.

                 () The Flags II Limited Partnership Agreement will provide for (i) Minimum Amount distributions to Flags of $17.5 million per year, commencing with 1997 and increasing each year in proportion to increases in the cost of living and
                      (ii) in 1997 only, the Additional First Year Minimum Amount distribution. After this distribution, for each year, SFOG II will receive, in recognition of its management services and subject to Available Cash, a distribution equal to 3% of the gross revenues of Flags II for the prior year (of Flags for 1996). If not paid in any year, the amount so distributable to SFOG II will be carried forward to future years with interest at Prime. Any additional distributions by Flags II will be made 95% to SFOG II and 5% to Flags.

                 () At the time the Flags II Limited Partnership Agreement is entered into, Flags will lease the land owned by it immediately  prior  thereto  (including  the SF  Agreement
                      Land) to Flags II for a Base Rent of $1 million per year, commencing with 1997 and increasing each year in proportion to increases in the cost of living.

                 () On or before ten Business Days after the Effective Date, SFOG Acquisition A and SFOG Acquisition B will commence an all-cash Tender Offer for all Units in Fund at a price, assuming all of Fund were purchased, of $250 million.

                  () The Tender Offer amount will be subject to adjustment downward for the Prepaid Amount (being prepayments of one-half of the Minimum Amount


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

                      distributions and Base Rent for 1997) and required withholding taxes. If eight times the EBITDA of Flags II for 1997 exceeds $250 million, each limited partner of Fund whose Units were sold in the Tender Offer will receive a supplemental payment equal to a pro rata portion of the overage. Neither SFOG Acquisition A nor SFOG Acquisition B will acquire certain claims in the Tender Offer. Instead, these claims will be transferred by Fund to a trust for the benefit of Fund partners before the closing of the Tender Offer.

                  () SFOG Acquisition A and SFOG Acquisition B will provide to the limited partners of Fund an annual Liquidity Put. Pursuant to the Liquidity Put, but subject to limitations on the number of Units that SFOG Acquisition A and SFOG Acquisition B are obligated to purchase in any year and related proration standards, Fund limited partners will have an annual right to cause SFOG Acquisition A or SFOG Acquisition B, as applicable, to purchase their Units. The price at which Units are to be purchased pursuant to the Liquidity Put will be based upon the greater of the Tender Offer price or a formula amount based upon eight times the weighted annual EBITDA of Flags II over the then prior four years.

                  () Certain standstill arrangements will be applicable with respect to Units acquired by SFOG Acquisition A and SFOG Acquisition B pursuant to the Tender Offer and Liquidity Put.

                  () TWX, TWE, SFEC, SFTP, SFOG Acquisition A and SFOG Acquisition B will each unconditionally, absolutely and irrevocably guarantee certain of the obligations of Flags II, SFOG II, SFOG Acquisition A, SFOG Acquisition B and SFOG II Employee under this Agreement and the Related Agreements, provided, that the guarantee of TWE will be
                                   --------
                      terminable under certain circumstances. Each of TWX, TWE, SFEC, SFTP, SFOG Acquisition A, SFOG Acquisition B and SFOG II will also agree to certain limited non-competition provisions with respect to Flags II. The obligations of SFOG Acquisition A and SFOG Acquisition B under this Agreement (including with respect to the Liquidity Put) and under their respective Guarantee will also be secured by a pledge to Fund of the interests SFOG Acquisition B holds in Fund from time to time and, as soon as such a pledge is no longer prohibited by the terms of SFTP's bank credit facility and the indenture governing SFTP's publicly held debt, by a pledge of the interests SFOG Acquisition A holds in Fund from time to time.

                  () SFOG Acquisition A and SFOG Acquisition B will have the option, exercisable effective December 31, 2026, to acquire all of the interests in Fund, Flags and Flags II not then owned by either SFOG Acquisition A, SFOG Acquisition B or SFOG II. The amount to be received by the limited partners of Fund, other than SFOG Acquisition A and SFOG Acquisition B, if this option is exercised will be based upon the Tender Offer price increased by increases in the cost of living from December 31, 1996 to December 31, 2026.



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

              M. The parties acknowledge and agree that the Guarantees, including especially the TWE and TWX Guarantee, (i) are a material part of the consideration to Fund, Salkin, SFG, Inc., SFG-I, LLC and SFG-II, LLC in inducing each of them to enter into this Agreement and the Related Agreements and to consummate the transactions provided for herein and therein and (ii) are being relied upon to a material degree by each of them in doing so and were relied upon by the limited partners of Fund in giving the Fund Limited Partners' Approval. TWE and TWX each have their executive offices in the State of New York and the TWE and TWX Guarantee is governed by the internal law (and not the law pertaining to choice or conflict of laws) of the State of New York. Accordingly, the parties have elected that this Agreement be governed by the internal law (and not the law pertaining to choice or conflict of laws) of the State of New York.

              N. The parties have determined that it is in their respective best interests to, and they desire to, among other things, enter into and engage in the transactions contemplated by this Agreement and the agreements provided for in this Agreement, including the Flags Limited Liability Company Operating Agreement, the Second Amended and Restated Fund Limited Partnership Agreement, the Flags II Limited Partnership Agreement, the Lease and the other Related Agreements.

                            *          *            *

              The parties agree as set forth below.

                                    ARTICLE I

                               CERTAIN DEFINITIONS

              In  addition  to  the  other  terms  defined   elsewhere  in  this
Agreement, the definitions set forth below are used in this Agreement:

             (a)  "Accounting Arbitrator" is defined in Section 12.18.

             (b) "Affiliate Loans" has the meaning given to that term in the Flags II Limited Partnership Agreement.

             (c) "Aggregate Tender Offer Amount" means "X" divided by .99, where "X" equals the Per Unit Tender Offer Price multiplied by the Number of Units on the Tender Offer Settlement Date. An example of the computation of the Aggregate Tender Offer Amount is set forth in Exhibit II to this Agreement.

             (d) "Agreement" is defined in the first paragraph of this Agreement.

             (e) "Amusement Park" is defined in paragraph C of the Recitals.

             (f) "Arbitrable Judgment" is defined in Section 12.18.

             (g) "Available Cash" has the meaning given to that term in the Flags II Limited Partnership Agreement.

             (h) "Bank Credit Agreement" has the meaning given to that term in the SFOG Acquisition A and SFOG Acquisition B Guarantee and Pledge Agreement.

             (i) "Bank Credit Agreement Negative Pledge Covenant" has the meaning given to that term in the SFOG Acquisition A and SFOG Acquisition B Guarantee and Pledge Agreement.

             (j) "Base Rent" has the meaning given to that term in the Lease.

             (k) "Batman the Ride" is defined in Paragraph D of the Recitals.

             (l)  "Beneficial  Ownership"  has the meaning given to that term in
Section 1(d) of Exhibit D to the Second Amended and Restated Fund Limited Partnership Agreement.

             (m) "Big Six independent accounting firm" means one of Arthur Andersen LLP, Coopers & Lybrand L.L.P., Deloitte & Touche LLP, Ernst & Young LLP, KPMG Peat Marwick LLP, and Price Waterhouse LLP or, if applicable, their respective successors.

             (n) "Business Day" means any day other than a Saturday, Sunday or day when banks in any one of the State of California, Georgia or New York are closed.

             (o) "BV Investors" is defined in Paragraph G of the Recitals.

             (p) "Capital Lease" means any lease that is treated as a capital lease under GAAP.

             (q) "Claims Trust" is defined in Section 12.3.

             (r) "Closing" is defined in Section 14.2.

             (s) "Controlled SFEC Affiliate" means (i) SFEC or any of its successors from time to time with respect to the ownership and management of the domestic theme park business of SFEC, (ii) each parent of any Person described in clause (i) unless the theme park business of such parent represents less than 50% of the consolidated gross assets of such parent, (iii) any Person that at the time directly or indirectly owns 50% or more of SFOG II and each parent of such Person unless the theme park business of such Person or parent represents less than 50% of its consolidated gross assets and (iv) any Person that is directly or indirectly 50%-owned or otherwise controlled by a Person described in any of clauses (i) through (iii).

             (t) "CPI Adjustment" for any year means a fraction, the numerator of which is the Minimum Amount for the year and the denominator of which is $17.5 million.

             (u) "Deemed Insurance Amount" is defined in Section 12.19.

             (v)  "Default"  means an  "Overall  Agreement  Payment  Default," a
"Partnership Minimum Amount Payment Default," a "Lease Payment Default" or "Another Material Default," as those terms are defined in the Flags II Limited Partnership Agreement.

             (w) "Default Interest" has the meaning given to that term in the Flags II Limited Partnership Agreement.

             (x) "Default Rate" means the lesser of (i) five percentage points above Prime and (ii) the maximum interest rate permitted by applicable law.

             (y) "Designated Assets" means all current assets, construction in progress and all rights under contracts therefor and all prepaid expenses of Flags as of the Effective Date.

             (z) "Directly Compete" is defined in Section 12.5.

            (aa)  "Distributions" is defined in Section 2.2(d).

            (bb) "Distributions to Partners" means Additional First Year Minimum Amount distributions (as defined in the Flags II Limited Partnership Agreement), Minimum Amount distributions, Priority Management Fee Distributions and Percentage Distributions.

            (cc) "EBITDA" for any year means net income or loss (without giving effect to extraordinary, non-recurring gains or losses) of Flags II for that year determined on an accrual basis in accordance with, except as provided or referred to below, GAAP,

         PLUS
         ----

                   (A) without duplication, to the extent deducted in calculating net income or loss, (i) interest expense (including, for this purpose, (a) interest and Default Interest in respect of Distributions to Partners and Base Rent and (b) the interest component of payments or accruals on Capital Leases), (ii) income taxes and franchise taxes, (iii) Distributions to Partners, (iv) Base Rent, (v) payments by Flags II to any SFEC Entity or SFEC Affiliate to the extent Section 12.7 provides such payments are not to reduce EBITDA, (vi) depreciation, (vii) amortization, (viii) capital expenditures (including (a) all other payments on and accruals in respect of Capital Leases and (b) all payments  on  and  accruals  in  respect  of  Operating
                         Capital Asset Leases), provided that 50% of the cost of
                                                --------
                         any  performance  or  completion  bond  required  to be
                         obtained  pursuant  to  Paragraph  2(b)  of  Part  A of
                         Article XVII of the Flags II Limited Partnership Agreement shall be deemed to be a capital expenditure and 50% thereof shall be deemed to be an expense that is deductible in determining net income for the purpose of calculating EBITDA, (ix) expenditures for purchases of land (including for the payment of any deferred portion of the purchase price thereof), (x) payments and reserves with respect to personal injuries that occurred after December 31, 1996 and claims for such personal injuries, except as provided in Section 12.19,
                         (xi) Excluded Inventory Writedowns, (xii) reserves or other non-cash charges on or in respect of (a) any Capital Lease, any Operating Capital Asset Lease or any property or assets subject to a Capital Lease or an Operating Capital Asset Lease, (b) any other property or asset contributed or sold by Flags to Flags II, (c) the Lease, (d) the Land (as defined in the Lease) or
                         (e) the lease by Flags II of the right to use the name "Six Flags Over Georgia" or that name and (xiii) write-offs, reserves and allowances for receivables existing at January 1, 1997 to the extent, if at all, such receivables would have been written off or reserved against or allowances made in respect thereof in 1996 had the policies applied for 1997 either by Flags (to the Effective Date) or by Flags II (on or after the Effective Date) for write-offs, reserves and allowances for receivables been in effect prior to January 1, 1997;

         MINUS
         -----

                   (B) without duplication, to the extent included (or not otherwise deducted, as applicable) in calculating net income or loss, (i) net income or loss to the extent attributable to Excluded Revenues, (ii) interest income, (iii) the Deemed Insurance Amount, (iv) the reserve for Uninsured Major Injury Claims, as provided in Section 12.19(b), (v) an amount equal to the "Management Fee" (as defined in the Flags II Limited Partnership Agreement) for that year, whether or not distributions are made to SFOG II in respect of the Management Fee in that or any other year, (vi) an amount equal to the out-of-pocket expenses of SFOG II Employee related to the employment of the park personnel, including the Park Employees, that are not in excess of the expenses that would have been incurred by Flags II if the park personnel, including the Park Employees, had been employed directly by Flags II (giving effect to any cost savings realized or expenses avoided by Flags II because of SFOG II Employee being the employer of the park personnel, including the Park Employees) and (vii) expenses incurred by Flags II in complying with Section 6.2(c).

For the purpose of this definition, EBITDA for 1997 shall mean EBITDA of Flags for the period January 1, 1997 to the Effective Date and of Flags II from and including the Effective Date through December 31, 1997. EBITDA for all other years shall be EBITDA for the calendar year in question. EBITDA shall not be affected by any expenses of Flags or Flags II in connection with the negotiation and documentation, execution and delivery by Flags or Flags II of this Agreement or the Related Agreements, the formation of Flags II or SFOG II Employee and, except as specifically provided above in this definition of EBITDA, the transactions to occur on or before the Effective Date. In calculating EBITDA for any year, EBITDA shall be reduced to the extent that any income in such year is directly attributable to a non-cash charge specified in paragraph (A) of this definition of EBITDA taken in any prior year. (By way of example, and without limitation, if in the year following the year in which an Excluded Inventory Writedown occurs, the inventory affected by such Excluded Inventory Writedown is sold, then in such subsequent year the income resulting from such sale of inventory shall be reduced to the extent of such Excluded Inventory Writedown.) If any asset of Flags II acquired originally or constructed by Flags II with capital expenditures is sold by Flags II, the asset is leased back by Flags II (except under a Capital Lease) and the proceeds of sale, net of the costs of sale, are required to be added to required capital expenditures under Paragraph 1 of Part C of Article XVII of the Flags II Limited Partnership Agreement, then, in calculating EBITDA: (i) payments or accruals for payments under the lease will not be an expense until such proceeds are used for capital expenditures and
(ii)  thereafter,  payments or  accruals  for  payments  under the lease will be expenses,  provided  that it shall be assumed  that the  payments  due under the
           --------
lease are level monthly payments throughout the term of the lease. Notwithstanding anything to the contrary in this definition of EBITDA above, EBITDA shall be subject to review and adjustment as provided in Sections 12.7 and 12.18 (without duplication of any adjustments provided for in this definition of EBITDA).

            (dd) "Effective Date" means seven Business Days, or such earlier date as Fund and SFEC may agree, after the date on which Fund notifies the SFEC Entities that the Fund Limited Partners' Approval has been obtained.

            (ee)  "End-of-Term Option" is defined in Section 8.1.

            (ff)  "End-of-Term Option Date" is defined in Section 8.1.

            (gg)  "End-of-Term Option Price" is defined in Section 8.2.

            (hh) "Estate" means the successor in interest to or surviving spouse of an individual (i) who died within 24 months prior to the April 30 at which a Liquidity Put is exercisable and (ii) whose Units (or fractions thereof) are included in such individual's estate for federal estate tax purposes.

            (ii) "Exchange Act" is defined in Section 2.5.

            (jj) "Excluded Inventory  Writedowns" means after December 31, 1996:
(i) all reserves, writedowns, allowances or other charges and all losses on or in respect of any inventory sold to Flags prior to January 1, 1997 by (x) a Controlled SFEC Affiliate, to the extent of the excess, if any, of the carrying value of the inventory on the books of Flags at January 1, 1997 over the lesser of (A) the depreciated or amortized cost, after reserves, writedowns, allowances and other charges, of the selling Controlled SFEC Affiliate in such inventory and (B) the fair market value of such inventory at the date of sale to Flags, or
(y) an SFEC Affiliate (other than a Controlled SFEC Affiliate), to the extent of the excess, if any, of the carrying value of such inventory on the books of Flags at January 1, 1997 over the price for such inventory that is no less favorable than the price that would have been obtained in an arms length transaction with an unaffiliated third party; and (ii) all reserves, writedowns, allowances or other charges on or in respect of any inventory existing at January 1, 1997 to the extent of such reserves, writedowns, allowances or other charges would have reduced the income of Flags in 1996, had the "reserve, writedown, allowance or charge policy" (or other like-purpose policy) applied by Flags II in 1997 been applied to such inventory in 1996.

            (kk) "Excluded Revenues" has the meaning given to that term in the Flags II Limited Partnership Agreement.

            (ll)  "fair and  consistent  method of  allocation"  is  defined  in
Section 12.7(b).

            (mm)  "Flags" is defined in the first paragraph of this Agreement.

            (nn) "Flags Limited Liability Company Operating Agreement" means the Limited Liability Company Operating Agreement of Flags in the form of Exhibit
5.4 to this Agreement.

            (oo) "Flags Limited Partnership Agreement" means the Restated Agreement of Limited Partnership, as amended, of Flags as in effect at the date of this Agreement, a copy of which is Exhibit 1.1(oo) to this Agreement.

            (pp)  "Flags II" is defined in paragraph F of the Recitals.

            (qq) "Flags II Limited Partnership Agreement" means the Limited Partnership Agreement of Flags II, in the form of Exhibit 6.1.1 to this Agreement, to be entered into by and between Flags, as sole limited partner, SFOG II, as sole managing general partner, and SFG-II, LLC, as sole co-general partner.

            (rr) "Formula Amount" means 8/10 of "A", where "A" is the sum of (W) 4 multiplied by EBITDA for the year then last ended, plus (X) 3 multiplied by EBITDA for the year immediately preceding the year in clause (W), plus (Y) 2 multiplied by EBITDA for the year immediately preceding the year in clause (X), plus (Z) EBITDA for the year immediately preceding the year in clause (Y); provided, however, that, for purposes of the Formula Amount, if any year in
--------   -------
clause (X), (Y) or (Z) would, but for this proviso, be a year prior to 1997, 1997 shall be used for each such year. The Formula Amount may be illustrated by the following formula, where "E" equals EBITDA and "Y" equals the year in which the Liquidity Put is exercised:

                       8x((4xEY-1)+(3xEY-2)+(2xEY-3)+EY-4)
                       -----------------------------------
                                       10

An example of the computation of the Formula Amount is set forth in Exhibit 3.2(a)(1) to this Agreement.

            (ss) "Fund Limited Partners' Approval" means the approval, prior to the date hereof, of this Agreement, the Related Agreements and the transactions provided for herein and therein by the holders of not less than 66-2/3% of the Units and the additional approval of this Agreement, the Related Agreements and the transactions provided for herein and therein as modified since the date of such initial approval, after the date of this Agreement, by the holders of not less than 66-2/3% of the Units.

            (tt) "Fund Limited Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Fund as in effect at the date of this Agreement, a copy of which is Exhibit 9.2(e) to this Agreement.

            (uu)  "Fund" is defined in the first paragraph of this Agreement.

            (vv) "GAAP" means generally accepted accounting principles, as in effect in the United States from time to time, consistently applied. For purposes of the calculation of EBITDA only, GAAP as applied to Flags II for 1997 shall be consistently applied only if it is consistent with

GAAP as applied to Flags for the year ended on or about December 31, 1995 and prior years, as reflected in the audited financial statements of Flags for those years.

            (ww)  "General  Partner's  Right of First  Refusal"  is  defined  in
Section 2.6.

            (xx) "Goldman, Sachs" means Goldman, Sachs & Co., financial advisor to Fund with respect to this Agreement, the agreements provided for herein and the transactions provided for herein and therein.

            (yy)  "GP Amount" is defined in Section 8.2(b).

            (zz) "Gross Revenues" has the meaning given to that term in the Flags II Limited Partnership Agreement.

           (aaa) "Guarantees" means the SFOG Acquisition A and SFOG Acquisition B Guarantee and Pledge Agreement, the SFTP and SFEC Guarantee and the TWE and TWX Guarantee.

           (bbb) "Hazardous Materials" has the meaning given to that term in the Flags II Limited Partnership Agreement.

           (ccc) "Indebtedness" of any Person at any date means, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit incurred by such Person in the ordinary course of business, (iv) all obligations of such Person with respect to hedging obligations (other than those that fix the interest rate on indebtedness or other obligations or that fix the exchange rate in connection with indebtedness or other obligations denominated in a foreign currency), (v) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (vi) all Capital Lease obligations of such Person, (vii) all Indebtedness of others secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (viii) all Indebtedness of others guaranteed (whether by a guarantee or an income maintenance, net worth maintenance, contribution or, without limitation, other arrangement, the effect of which is to directly or indirectly assume payment by such Person), to the extent of such guarantee.

           (ddd) "Indenture" has the meaning given to that term in the SFOG Acquisition A and SFOG Acquisition B Guarantee and Pledge Agreement.

           (eee) "Indenture Negative Pledge Covenant" has the meaning given to that term in the SFOG Acquisition A and SFOG Acquisition B Guarantee and Pledge Agreement.

           (fff) "Lease" means the Amusement Park Ground Lease to be entered into by Flags, as Landlord, and Flags II, as Tenant, in the form of Exhibit VII to this Agreement.

           (ggg)  "Liquidity Put" is defined in Section 3.1.

           (hhh)  "Liquidity Put Election Date" is defined in Section 3.5(b).

           (iii) "Liquidity Put Number" is defined in Section 3.3(a).

           (jjj)  "Liquidity Put Settlement Date" is defined in Section 3.1.

           (kkk) "Minimum Amount" has the meaning given to that term in the Flags II Limited Partnership Agreement.

           (lll) "Net Worth" of any Person means, as of the date of determination, the amount shown on the most recent accrual-basis balance sheet or consolidated balance sheet, as the case may be, of such Person, prepared in accordance with GAAP, as the stockholders' equity, consolidated stockholders' equity or equivalent of such Person, but not in excess of the comparable amount shown on the then most recent balance sheet or consolidated balance sheet, as the case may be, of such Person that has been audited by such Person's independent certified accountants, which shall be a firm of independent certified public accountants of national repute, and is accompanied by an opinion of such accountants that does not contain a so-called emphasis paragraph with respect to stockholders' equity, consolidated stockholders' equity or the equivalent and is not otherwise subject to qualification with respect to stockholders' equity, consolidated stockholders' equity or the equivalent; provided that in calculating the Net Worth of any Guarantor as of any date, 50%
--------
of the "normal" depreciation of intangible assets and amortization of intangible assets reflected on the income statement of such Guarantor for periods beginning after December 31, 1996 shall be deemed not to have been charged; provided,
                                                                       --------
further,  that if any  intangible  asset is reserved  against or "written  down"
-------
(other than by such "normal" depreciation or amortization), then such Net Worth shall be calculated using the carrying value of such asset as so reserved against or written down; provided, further, that if any intangible asset is sold
                         --------  -------
or otherwise disposed of (whether at a gain or loss), then such Net Worth shall be calculated using the carrying value of the proceeds (whether cash, securities or other assets) received by such Guarantor in such sale or disposition. By way of illustration, if such "normal" depreciation and amortization on an intangible asset carried at "40x" is "2x" per year, (i) in determining Net Worth, "1x" shall be deemed not to have been charged (i.e., in four years, such "normal" depreciation and amortization would be "8x" and "4x" will not be charged in determining Net Worth), but (ii) if that intangible asset is, in the first quarter of the fifth year, reserved against or written down so that its carrying value is "20x," then in computing Net Worth, "20x" shall thereafter be used for such intangible asset in determining Net Worth and (iii) in future periods, assuming no further such reserves or writedowns, one-half of such then-normal depreciation and amortization on the "20x" shall be deemed not to have been charged.

           (mmm) "Net Worth Standard" has the meaning given to that term in the Flags II Limited Partnership Agreement.

           (nnn) "Notice of Election to Exercise" means the Notice of Election to Exercise Liquidity Put, substantially in the form of Exhibit 3.5(b) to this Agreement.

           (ooo) "Number of Units" initially means the number of Units outstanding on the date of this Agreement through the Tender Offer Settlement Date, which number is 100-1/31.71 (one hundred plus one divided by thirty-one and seventy-one hundredths) and thereafter means that number as it may be (i) reduced from time to time, if at all, by virtue of purchases by Fund of Units pursuant to Article XXI of the Second Amended and Restated Fund Limited Partnership Agreement (which Units so purchased shall, upon purchase, no longer be deemed outstanding for the purpose of calculating the Number of Units) or pursuant to Section 12.17 of this Agreement or (ii) increased, if at all, pursuant to Article IX, paragraph 10, of the Second Amended and Restated Fund Limited Partnership Agreement.

           (ppp) "Operating Capital Asset Lease" means (i) a lease (other than a Capital Lease) of property or assets that are contributed by Flags to Flags II and that were constructed or acquired by Flags with capital expenditures, or
(ii) a lease (other than a Capital Lease)  contributed to Flags II by Flags that
(A) is of property or assets (other than office equipment or similar property or assets) that were constructed or acquired by Flags with capital expenditures and
(B) was not in effect at September 30, 1996.

           (qqq)  "Park Employees" is defined in Section 13.1(a).

           (rrr)  "Past Accounting Practice" is defined in Section 12.18(a).

           (sss) "Per Unit Liabilities Amount" means the amount obtained by (A) multiplying by .99 the number, if greater than zero, obtained by subtracting $100,000 (increased each year commencing with 1998 to $100,000 multiplied by the CPI Adjustment for such year), provided that there shall be no such subtraction in determining the Per Unit Liabilities Amount on the Business Day before the Tender Offer Settlement Date or the End-of-Term Option Settlement Date, from, without duplication, the sum of (w) all liabilities of Fund (other than liabilities of Flags or Flags II that would otherwise be treated as liabilities of Fund but which Fund as a separate legal entity has no legal obligation to discharge) that are outstanding as of the close of business (Los Angeles time) on the Business Day prior to the Tender Offer Settlement Date, the Liquidity Put Settlement Date or the End-of-Term Option Date, as applicable, (x) all liabilities of Flags created on or after the date Flags II assumes the liabilities of Flags pursuant to Section 6.2(b) and the Flags II Limited Partnership Agreement (excluding liabilities of Flags II that would otherwise be treated as liabilities of Flags but which Flags as a separate legal entity has no legal obligation to discharge and further excluding all liabilities of Flags that are required by this Agreement and the Flags II Limited Partnership Agreement to be assumed by Flags II), that are outstanding as of the close of business (Los Angeles time) on the day prior to the Tender Offer Settlement Date, the Liquidity Put Settlement Date or the End-of-Term Option Date, as applicable, (y) any amounts owed by Fund to limited partners (or former limited partners) of Fund as of the close of business (Los Angeles time) on the day prior to the Tender Offer Settlement Date, the Liquidity Put Settlement Date or the End-of-Term Option Date, as applicable, in respect of Units acquired by Fund pursuant to Article XXI of the Second Amended and Restated Fund Limited Partnership Agreement plus (z) with respect to the Tender Offer Settlement Date only, .99 multiplied by the Prepaid Amount and (B) dividing the number so obtained by the Number of Units. The Per Unit Liabilities Amount shall not include any claims that the SFEC Entities may have as of the Effective Date against Flags or Fund.

            (ttt) "Per Unit Mandatory Adjustment Amount" is defined in Section 2.2(b).

           (uuu) "Per Unit Tender Offer Price" means (i) $250 million multiplied by (ii) .99, divided by (iii) the Number of Units, as such price may be increased pursuant to Section 2.2(c). On and after the payment of the Per Unit Mandatory Adjustment Amount, if any, pursuant to Section 2.2(b) -- but if there is a Per Unit Mandatory Adjustment Amount, not later than the earlier to occur of March 30, 1998 or the day before SFOG Acquisition A or SFOG Acquisition B, as applicable, gives written notice of the Put Price for 1998 pursuant to and as is required by Section 3.5(a) -- the Per Unit Tender Offer Price shall mean the sum of the amount determined in accordance with the preceding sentence plus the Per Unit Mandatory Adjustment Amount, if any. The Per Unit Tender Offer Price shall be rounded to the nearest whole dollar.

           (vvv) "Percentage Distribution" has the meaning given to that term in the Flags II Limited Partnership Agreement.

           (www) "Person" means an individual, a trust, a partnership (including a general partnership, limited liability partnership, limited partnership or limited liability limited partnership), an unincorporated association, a corporation, a limited liability company or any other entity or organization, including a government or any agency or political subdivision thereof.

           (xxx) "Prepaid Amount" is defined in Section 12.2(a).

           (yyy) "Prime" means the average prime rate announced by SFTP's principal bank lender as its prime rate for December of the then prior year or, if Prime cannot be determined from the foregoing or for any other reason (including, without limitation, SFTP having no borrowings or no principal bank lender), then the average prime rate for such December of Bank of America National Trust & Savings Association or, if Bank of America National Trust & Savings Association does not then exist or have a prime rate, then of the three largest domestic United States banks (measured by total assets) then announcing a prime rate for such December.

           (zzz) "Priority Management Fee Distributions" has the meaning given to that term in the Flags II Limited Partnership Agreement.

          (aaaa) "Put Price" is defined in Section 3.2(a). An example of the computation of the Put Price is set forth in Exhibit 3.2(a)(2) to this Agreement.

          (bbbb)  "Procedure Period" is defined in Section 12.18(e).

          (cccc) "Related Agreements" means the Lease, the Second Amended and Restated Fund Limited Partnership Agreement, the Flags Limited Liability Company Operating Agreement, the Flags II Limited Partnership Agreement, the SFOG
Acquisition A and SFOG Acquisition B Guarantee and Pledge Agreement, the SFTP and SFEC Guarantee, and the TWE and TWX Guarantee.

          (dddd) "Reserved Assets" means (i) the land owned by Flags at August 1, 1996 plus any of the SF Agreement Land as has been or will be acquired by Flags, (ii) any rights or claims that Flags may have against any SFEC Entity or SFEC Affiliate (provided that nothing in this clause

(ii) shall constitute an admission that there are any such rights or claims or a waiver or release of any such rights or claims as may exist), and (iii) the Designated Assets.

          (eeee) "Retained Liabilities" has the meaning given to that term in the Flags II Limited Partnership Agreement.

          (ffff)  "Salkin" is defined in the first paragraph of this Agreement.

          (gggg)   "Second   Amended  and  Restated  Fund  Limited   Partnership
Agreement" means the Second Amended and Restated Limited Partnership Agreement of Fund, in the form of Exhibit 14.3(a)(i) to this Agreement.

          (hhhh)  "SF Agreement" is defined in paragraph D of the Recitals.

          (iiii)  "SF Agreement Land" is defined in paragraph D of the Recitals.

          (jjjj)  "SFEC" is defined in the first paragraph of this Agreement.

          (kkkk) "SFEC Affiliate" means a Person that, by virtue of security ownership or otherwise, controls, has the power to control, is controlled by or is under common control with an SFEC Entity or that an SFEC Entity has the power to control; provided that (A) neither Fund, Flags II nor, upon SFG-I, LLC becoming the sole manager of Flags, Flags shall for any purpose be deemed to be SFEC Affiliates and (B) without limitation, under the facts and circumstances existing on the date of this Agreement, (i) SFOG II, SFOG II Employee, SFOG Acquisition A, SFOG Acquisition B, SFOG, SFTP, TWE, TWX and all affiliates of TWE and/or TWX shall, for all purposes, be deemed to be SFEC Affiliates and (ii) the BV Investors and their affiliates shall not, by virtue of the BV Investors' ownership interest in SFEC, for any purpose, be deemed to be SFEC Affiliates.

           (llll) "SFEC Entities" and "SFEC Entity" are defined in the first paragraph of this Agreement.

           (mmmm) "SFEC Parks" is defined in paragraph K of the Recitals.

           (nnnn) "SFG, Inc." is defined in the first paragraph of this Agreement.

           (oooo) "SFG-I, LLC" is defined in the first paragraph of this Agreement.

           (pppp) "SFG-II, LLC" is defined in the first paragraph of this Agreement.

           (qqqq) "SFOG" is defined in the first paragraph of this Agreement.

           (rrrr) "SFOG Acquisition A" is defined in the first paragraph of this Agreement.

           (ssss) "SFOG Acquisition A and SFOG Acquisition B Guarantee and Pledge Agreement" means the Secured General Continuing Guarantee and Pledge Agreement of SFOG Acquisition A and SFOG Acquisition B in the form of Exhibit 14.4(a)(ii) to this Agreement.

           (tttt) "SFOG Acquisition B" is defined in the first paragraph of the Agreement.

           (uuuu) "SFOG Requirement" is defined in Section 12.15.

           (vvvv) "SFOG II" is defined in the first paragraph of this Agreement.

           (wwww) "SFOG II Employee" is defined in the first paragraph of this Agreement.

           (xxxx) "SFTP" is defined in the first paragraph of this Agreement.

           (yyyy) "SFTP and SFEC Guarantee" means the General Continuing Guarantee of SFTP and SFEC, in the form of Exhibit 14.4(a)(iii) to this Agreement.

           (zzzz) "Solicitation Agent" is defined in Section 2.4.

           (aaaaa) "Tax" has the meaning given to that term in the Flags II Limited Partnership Agreement.

           (bbbbb) "Tender Offer" is defined in Section 2.1.

           (ccccc) "Tender Offer Date" means the date on which the Tender Offer is commenced, which date shall not be later than ten Business Days following the Effective Date.

           (ddddd) "Tender Offer Expiration Date" is defined in Section 2.3(a).

           (eeeee) "Tender Offer Price" is defined in Section 2.2(b).

           (fffff) "Tender Offer Settlement Date" is defined in Section 2.2(a).

           (ggggg) "Texas Park" means the Six Flags Over Texas amusement park in Arlington, Texas.

           (hhhhh) "Texas Partners" means the partners of Six Flags Over Texas Fund, Ltd.

           (iiiii) "Transaction-Related Expenses" is defined in Section 12.2(b).

           (jjjjj) "TWE" is defined in Paragraph G of the Recitals.

           (kkkkk)  "TWE  and  TWX  Guarantee"  means  the  General   Continuing
Guarantee and Non-Competition Agreement of TWE and TWX in the form of Exhibit 14.1(a) to this Agreement.

           (lllll) "TWX" is defined in Paragraph J of the Recitals.

           (mmmmm) Uninsured Major Injury Claim" is defined in Section 12.19(b).

           (nnnnn) "Unitholders" means the Persons holding Units of Fund at the date of this Agreement and their transferees, successors and assigns, but excluding any SFEC Affiliate.

           (ooooo) "Units" means the limited partnership interests in Fund, of which there are 100-1/31.71 outstanding as of the date of this Agreement, which Units represent 99% of the partnership interests in Fund.

                                   ARTICLE II

                                  TENDER OFFER

              2.1 Tender Offer. On the Tender Offer Date, SFOG Acquisition A and
                  ------------
SFOG Acquisition B jointly shall make an absolute, irrevocable and unconditional (except as specifically provided below) tender offer (the "Tender Offer"), on and subject to the terms set forth in this Article II, to purchase all of the Units at a price (payable in cash), and on such other terms, described in this
Article II.

              2.2 Tender Offer Price and Mandatory Adjustment Amount; Changes in
                  --------------------------------------------------------------
the Tender Offer Price; Payment of the Tender Offer Price.
---------------------------------------------------------

              (a) Acceptance;  Payment at the Tender Offer  Settlement  Date. On
                  ----------------------------------------------------------
the date that is the later of April 2, 1997 or five Business Days after the Tender Offer Expiration Date (the "Tender Offer Settlement Date"), SFOG Acquisition A and/or SFOG Acquisition B, as applicable (as provided in Section 10.2(a)), shall purchase and indefeasibly pay for each Unit (or fraction thereof) properly tendered together with a duly completed and executed letter of transmittal (which shall be in form and substance reasonably satisfactory to SFOG Acquisition A and SFOG Acquisition B and, in any event, shall include a representation and warranty by the tendering Unitholder that such Unitholder has full power and authority to tender, sell, assign and transfer the Units being tendered and, when the same are accepted for payment by SFOG Acquisition A and/or SFOG Acquisition B, as applicable, SFOG Acquisition A or SFOG Acquisition B, as the case may be, will acquire good title thereto, free and clear of all liens, restrictions, claims and encumbrances) and a duly completed and executed substitute Form W-9 (or successor form). The amount in cash to be paid to a Unitholder in respect of each whole Unit accepted for tender shall be equal to
(A) the Per Unit Tender Offer Price less (B) the Per Unit Liabilities Amount less (C) any taxes required to be withheld by SFOG Acquisition A or SFOG Acquisition B, as applicable, under applicable law. A pro rata portion of the foregoing amount will be paid in respect of each fraction of a Unit properly tendered to SFOG Acquisition A and/or SFOG Acquisition B in the Tender Offer. The amount so determined shall be paid to each Unitholder of Units accepted for purchase pursuant to the Tender Offer, without any other deduction, on the Tender Offer Settlement Date, at the election of the Unitholder and at the expense of SFOG Acquisition A or SFOG Acquisition B, as applicable, by cashier's or certified check or by wire transfer to an account specified by the Unitholder in the letter of transmittal submitted by such Unitholder (which letter of transmittal shall provide space identified for such account number, with the availability of wire transfer being set forth in accompanying instructions). If the payment is made by cashier's or certified check, such check shall be sent by overnight courier for delivery by not later than 10:30 a.m. local time at the address of the payee specified by the Unitholder in the letter of transmittal on the Tender Offer Settlement Date and insured for the full amount of the check. Payments not made when required shall thereafter bear interest at the Default Rate. The obligations of SFOG Acquisition A and SFOG Acquisition B shall be subject to receipt of a certificate of Fund, executed by a general partner of Fund, by which Fund represents and warrants that the Persons named in a list accompanying such certificate are the record holders of the number of Units indicated on such list and, to the knowledge of Fund, except as otherwise indicated on such list, the beneficial owners of such Units. SFOG Acquisition A and SFOG Acquisition B shall not be required to accept for purchase any Units tendered by any Person, unless such Person agrees, in an agreement reasonably satisfactory to SFOG Acquisition A and SFOG Acquisition B, to indemnify SFOG Acquisition A and SFOG Acquisition B against any losses, liabilities or expenses arising out of such Person's failure to own beneficially or of record such Units.

              (b)  Payment  of  Mandatory   Adjustment  Amount.  If  (i)  (A)  8
                   -------------------------------------------
multiplied by (B) EBITDA for the year ended December 31, 1997, multiplied by (C)
 .99, divided by (D) the Number of Units outstanding as of the Tender Offer Settlement Date, exceeds (ii) what would otherwise be the Per Unit Tender Offer Price (such excess, if any, being referred to as the "Per Unit Mandatory Adjustment Amount"), then SFOG Acquisition A or SFOG Acquisition B, as applicable, shall pay to each Unitholder of Units accepted for purchase pursuant to the Tender Offer an amount in cash in respect of each whole Unit so accepted for purchase equal to (x) the Per Unit Mandatory Adjustment Amount, less (y) any taxes required under applicable law to be withheld by SFOG Acquisition A or SFOG Acquisition B, as the case may be, with respect to such amount. A pro rata portion of the foregoing amount will be paid in respect of each fraction of a Unit purchased pursuant to the Tender Offer. The amounts required to be paid pursuant to this Section 2.2(b) shall be payable on the day that is 10 days after the financial statements for Flags II for the year ended December 31, 1997 are made available to Flags or Fund (but in any event, not later than April 10, 1998), at the election of the Unitholder and at the expense of SFOG Acquisition A or SFOG Acquisition B, as applicable, by cashier's or certified check or by wire transfer to an account specified by the Unitholder in the letter of transmittal. If the payment is made by cashier's or certified check, such check shall be sent by overnight courier for delivery by not later than 10:30 a.m. local time at the address of the Unitholder specified by the Unitholder in the letter of transmittal on such date and insured for the full amount of the check.

              (c) Changes in the Tender Offer  Price.  At any time and from time
                  ----------------------------------
to time prior to the Tender Offer Expiration Date, SFOG Acquisition A and SFOG Acquisition B jointly may increase the Per Unit Tender Offer Price; provided
                                                                        --------
that the amount of each such increase shall be payable only in cash and shall not be less than 2.5% of the then immediately previous Per Unit Tender Offer Price. From and after the date of any such increase, the "Per Unit Tender Offer Price" shall for all purposes be the Per Unit Tender Offer Price as so increased. Neither SFOG Acquisition A nor SFOG Acquisition B may at any time decrease the then Per Unit Tender Offer Price.

              (d) Pre-Tender Offer Settlement Date  Distributions By Fund. Prior
                  -------------------------------------------------------
to the Tender Offer Settlement Date, Fund will distribute (the "Distributions") to (i) the Claims Trust, all claims and litigation rights it may have against the SFEC Entities and SFEC Affiliates and will contribute to the Claims Trust such portion of the Prepaid Amount as is determined by Fund or Salkin and (ii) its then partners cash equal to all of the remaining Prepaid Amount not used by Fund to pay its Transaction-Related Expenses or other expenses and any other cash Fund then has as a result of cash distributions from Flags and earnings on those distributions. The Tender Offer will be for Units after the Distributions and neither SFOG Acquisition A nor SFOG Acquisition B will, by virtue of the purchase of Units in the Tender Offer, acquire any interest in the Distributions or the

Claims Trust,  provided that the Per Unit Liabilities Amount at the Tender Offer
               --------
Settlement Date will be increased by "x" multiplied by "y" divided by "z", where "x" is the Prepaid Amount, "y" is .9801 and "z" is the Number of Units (thereby effectively giving SFOG Acquisition A and SFOG Acquisition B, as applicable, credit, against the amount they are otherwise paying in the Tender Offer, for that portion of the Prepaid Amount that they would have received had the Prepaid Amount been paid after the Tender Offer Settlement Date).

              2.3  The Tender Offer Expiration Date.
                   --------------------------------

              (a) The Tender Offer Expiration  Date.  Subject to Section 2.3(b),
                  ---------------------------------
the Tender Offer shall expire at 12:00 midnight (Los Angeles time) on the date (the "Tender Offer Expiration Date") that is 20 Business Days (or, if greater, the minimum period required under applicable law) after the Tender Offer Date, provided that if the Prepaid Amount is not paid on or before ten Business Days
--------
after the Tender Offer Date then, if applicable, the Tender Offer Expiration Date will be extended, if applicable, until ten Business Days after the Prepaid Amount is paid and, for the period of the extension, interest at the Default Rate will be paid on the amount that would have been paid on the Tender Offer Settlement Date had there been no such extension.

              (b) Changes in the Tender Offer  Expiration Date. SFOG Acquisition
                  --------------------------------------------
A and SFOG Acquisition B jointly shall extend the Tender Offer Expiration Date for, but only for, the minimum period required under applicable law or ten Business Days, whichever is more, following notice to the Unitholders of any increase in the Per Unit Tender Offer Price pursuant to Section 2.2(c). From and after the date of any such extension, the "Tender Offer Expiration Date" shall be, for all purposes, the Tender Offer Expiration Date as so extended.

              2.4  Tender  Offer  Materials.  If  SFOG  Acquisition  A and  SFOG
                   ------------------------
Acquisition B elect to use a Solicitation Agent in connection with the Tender Offer, then no later than four Business Days prior to the Tender Offer Date, SFOG Acquisition A and SFOG Acquisition B jointly shall designate a reputable proxy solicitation, trust company or similar firm reasonably acceptable to Salkin to act as solicitation agent (the "Solicitation Agent") in connection with the Tender Offer. SFOG Acquisition A and SFOG Acquisition B jointly shall, or shall instruct the Solicitation Agent to, mail to each Unitholder at the address or addresses of each such Unitholder provided to SFEC by Fund, (a) an offer to purchase, setting forth the terms and conditions of the Tender Offer and such additional disclosures, if any, as SFOG Acquisition A and SFOG Acquisition B jointly shall elect to include, (b) a letter of transmittal to be used in tendering Units and appropriate instructions with respect thereto and
(c) any other offering materials specified by SFOG Acquisition A and SFOG Acquisition B, all of which, to the extent applicable, shall be furnished to the Solicitation Agent by SFOG Acquisition A and SFOG Acquisition B. In connection with the foregoing, Fund will cooperate with SFOG Acquisition A, SFOG Acquisition B and the Solicitation Agent, if any, and no later than ten days prior to the Tender Offer Date shall furnish SFEC with the name, number of Units held of record and address of each Unitholder as set forth in the partnership records of Fund and any additional address or addresses of any Unitholder furnished to Fund by such Unitholder in writing and shall advise SFEC in writing of any changes in the list so provided to SFEC prior to the Tender Offer Settlement Date. Any offering materials mailed to any Unitholder in the manner provided in this Section 2.4 shall, for the purposes of this Article II, be conclusively deemed to have been delivered, whether or not such Unitholder actually receives such offering materials. Offering materials and other documents so mailed by the Solicitation Agent, if any, will, for the purposes of this Article II, be deemed mailed by SFOG Acquisition A and SFOG Acquisition B on the date mailed by the Solicitation Agent.

              2.5 Compliance with Tender Offer Rules.  The Tender Offer shall in
                  ----------------------------------
all respects comply with the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation,
Section 14(e) thereof, and the regulations promulgated thereunder, including Regulation 14E promulgated thereunder (and to the extent, but only to the extent, if at all, that the provisions hereof are not permitted under the applicable provisions of the Exchange Act and the regulations thereunder, the requirements of the Exchange Act and regulations shall prevail).

              2.6 No General  Partner's  Right of First  Refusal with Respect to
                  --------------------------------------------------------------
the Tender Offer. The obligation of SFOG Acquisition A and/or SFOG Acquisition B
----------------
to purchase Units tendered pursuant to the Tender Offer shall not be subject to Salkin's right to purchase Units pursuant to Article IX, Section 2, of the Fund Limited Partnership Agreement or the Second Amended and Restated Fund Limited Partnership Agreement (the "General Partner's Right of First Refusal").

                                   ARTICLE III

                                  LIQUIDITY PUT

              3.1 Liquidity  Put.  Upon the terms and subject to the  conditions
                  --------------
set forth in this Article III, Unitholders holding Units that were not purchased pursuant to the Tender Offer shall have a right (the "Liquidity Put"), on May 15, 1998 and on May 15 of each subsequent year through 2026 or, if earlier, the date the End-of-Term Option Price is paid as referred to in Section 8.6 (each, a "Liquidity Put Settlement Date") to require SFOG Acquisition A and/or SFOG Acquisition B, as applicable (as provided in Section 10.2(a)), to purchase all or a fraction of such Units, subject to and as determined pursuant to Section 3.3, for cash in an amount equal to the then Put Price.

              3.2 Put Price.
                  ---------

              (a) Put Price.  The price for each Unit purchased  pursuant to the
                  ---------
Liquidity Put (the "Put Price") shall not be less than the greatest of (i) the Per Unit Tender Offer Price, (ii) the highest price per Unit paid by either SFOG Acquisition A, SFOG Acquisition B or any SFEC Entity or SFEC Affiliate for any Unit purchased by SFOG Acquisition A, SFOG Acquisition B or such SFEC Entity or SFEC Affiliate (other than any Unit purchased (x) from an SFEC Entity or SFEC Affiliate or (y) pursuant to the rights of SFOG Acquisition A and SFOG Acquisition B, contained in Article IX, paragraph 2, of the Second Amended and Restated Fund Limited Partnership Agreement, to purchase a portion of the Units, if any, purchased pursuant to the General Partner's Right of First Refusal), whether pursuant to the Tender Offer, the Liquidity Put or otherwise, but only if such price was greater than the price that SFOG Acquisition A and/or SFOG Acquisition B, as applicable, was otherwise obligated to pay (including, without limitation, in connection with the Accelerated Put provided for in the SFOG Acquisition A and SFOG

Acquisition  B Guarantee  and Pledge  Agreement) at the time of such purchase or
(iii) the Formula Amount divided by the Number of Units and multiplied by .99.

              (b)  Payment  of the Put Price.  The  amount in cash  payable to a
                   -------------------------
Unitholder in respect of each whole Unit purchased pursuant to the Liquidity Put shall be equal to the (i) Put Price less (ii) the Per Unit Liabilities Amount less (iii) any taxes required to be withheld under applicable law. A pro rata portion of the foregoing amount will be paid in respect of each fraction of a Unit purchased pursuant to the Liquidity Put. Such amount shall be paid to each Unitholder of Units purchased pursuant to the Liquidity Put on the applicable Liquidity Put Settlement Date, at the election of the Unitholder and at the expense of SFOG Acquisition A or SFOG Acquisition B, by cashier's or certified check or by wire transfer to an account specified by the Unitholder in the Notice of Election to Exercise submitted by such Unitholder. If payment is made by cashier's or certified check, such check shall be sent by overnight courier for delivery by not later than 10:30 a.m. local time at the address of the payee specified by the Unitholder in the Notice of Election to Exercise on the applicable Liquidity Put Settlement Date and insured for the full amount of the check. The Liquidity Put paying agent, if one is used, shall be a bank or trust company or other responsible agent specified by SFOG Acquisition A or SFOG Acquisition B. In addition, if by May 1 of a year in which a Liquidity Put Settlement Date occurs, Flags has not been paid in full any of the Minimum Amount, any Percentage Distribution or Base Rent (and any interest or Default Interest) that is payable in respect of the prior year, then: (i) there shall be added to the Put Price and paid by SFOG Acquisition A and/or SFOG Acquisition B, as applicable, for each Unit or a fraction thereof then being purchased pursuant to the Liquidity Put, the amount, if any (the "Additional Amount"), that the Unitholder thereof would have, but has not, received prior to the Liquidity Put Settlement Date if, prior to the Liquidity Put Settlement Date, the Minimum Amount, Percentage Distribution, Base Rent, interest and/or Default Interest to the Liquidity Put Settlement Date, as applicable, for the prior year had been
(x) paid in full to Flags, (y) distributed by Flags to its partners in accordance with the Flags Limited Liability Company Operating Agreement and (z) distributed by Fund to its partners in accordance with the Second Amended and Restated Fund Limited Partnership Agreement; and (ii) the Additional Amount, when actually distributed by Fund, will be paid to SFOG Acquisition A and/or SFOG Acquisition B, as applicable. Payments not made when required shall thereafter bear interest at the Default Rate.

              3.3  Liquidity Put Number; Proration.
                   -------------------------------

              (a) Liquidity Put Number. The number of Units or fractions thereof
                  --------------------
that SFOG Acquisition A and/or SFOG Acquisition B, as applicable, shall be obligated to purchase in any year (the "Liquidity Put Number") shall be equal to the greater of (i) 5 Units or (ii) "A" plus "B" less "C", where "A" equals the greater of (x) 20 Units less the number of Units purchased pursuant to the Tender Offer and (y) zero, "B" equals 5 Units multiplied by the number of full calendar years elapsed since December 31, 1996 and, subject to the proviso in the next sentence, "C" equals the number of Units purchased by SFOG Acquisition A and/or SFOG Acquisition B pursuant to the Liquidity Put (but not by Salkin pursuant to the General Partner's Right of First Refusal) in all prior years; provided, however, that the Liquidity Put Number shall never be greater than the
--------  -------
number of Units not previously purchased by SFOG Acquisition A or SFOG Acquisition B. In any year or years SFOG Acquisition A and/or SFOG Acquisition B, as applicable, may (subject to Section 10.2(a)), but are not obligated to, purchase pursuant to the

Liquidity Put a number of Units that is greater than the Liquidity Put Number for that year, provided that the additional number of Units so purchased will
                --------
not reduce the Liquidity Put Number for any subsequent year. An example of the computation of the Liquidity Put Number is set forth in Exhibit 3.3(a).

              (b)  Proration.
                   ---------

                    (i) If, on any Liquidity Put Election Date, the number of Units offered for purchase pursuant to the Liquidity Put exceeds the Liquidity Put Number (or, if greater, the number of Units SFOG Acquisition A and/or SFOG Acquisition B, as applicable, then elects to purchase pursuant to the Liquidity
Put), SFOG  Acquisition A and/or SFOG  Acquisition B, as applicable,  shall: (A)
(x) as the first priority, purchase "Estate Priority Units" (defined in Section 3.3(b)(ii) below) with respect to which a properly completed Notice of Election to Exercise was timely submitted ("put") by Estates in the prior year and not purchased (or, if there is not sufficient availability to purchase all such Units, given the number of Units then being purchased pursuant to the Liquidity Put ("availability"), prorate among such Units in proportion to the number thereof put), and (y) then, as to any remaining availability and as the second priority, purchase Estate Priority Units (other than Estate Priority Units covered by clause (x)) put by Estates (or, if there is not sufficient availability to do so, prorate among such Estate Priority Units in proportion to the number thereof put); and (B) to the extent that the number of Units purchased pursuant to clause (A) is less than the Liquidity Put Number or such greater number of Units SFOG Acquisition A and/or SFOG Acquisition B, as applicable, otherwise elects to purchase pursuant to the Liquidity Put, as the case may be, as the third priority, from the remaining Units put, select the Units to be purchased on a pro rata basis (based on the number of such Units put by each Unitholder). Except as provided in clause (A) of the immediately preceding sentence, the fact that a Unit is put and not purchased in a year shall not entitle the Unitholder to any Liquidity Put priority in any subsequent year.

                    (ii) For the purposes of section 3.3(b)(i), "Estate Priority Units" means one-half of the sum of (A) the Units included in an individual's estate for federal estate tax purposes and (B) the Units owned by the surviving spouse of the individual as of the date of the individual's death and not included in the individual's estate for federal estate tax purposes.

                    (iii) Subject to Section 3.7, if applicable, on or before April 22 of each year, SFOG Acquisition A and SFOG Acquisition B shall deliver to Fund a copy of all Notices of Election to Exercise and accompanying documents received by it for the year. If the proration provisions of this Section 3.3(b) will be applicable, Fund shall, prior to May 15 of each year, instruct SFOG Acquisition A and/or SFOG Acquisition B, as applicable, as to those Units that are to be purchased pursuant to the proration provisions of this Section 3.3(b) and SFOG Acquisition A and SFOG Acquisition B shall be protected in relying on such instructions.

              3.4 General Partner's Right of First Refusal with Respect to Liquidity Put. The obligation of SFOG Acquisition A and SFOG Acquisition B to purchase any Units pursuant to the Liquidity Put shall be subject to the General Partner's Right of First Refusal with respect to one-half of the Units that would, but for exercise of the General Partner's Right of First Refusal, be purchased pursuant to the Liquidity Put.

              3.5  Liquidity Notice Provisions.
                   ---------------------------

              (a) Put Price Notice.  SFOG  Acquisition A and SFOG  Acquisition B
                  ----------------
jointly shall give Fund and the Unitholders, in accordance with Section 15.4(b) of this Agreement, written notice of the Put Price (subject to Section 3.7, if applicable), the Liquidity Put Number and, if different than the number required to be purchased, the number of Units SFOG Acquisition A and/or SFOG Acquisition B, as applicable, elects to purchase pursuant to the Liquidity Put (such election being revocable only for the purpose and to the extent of increasing the number of Units to be purchased by SFOG Acquisition A and/or SFOG
Acquisition B) for each year on or before, subject to Section 3.7, if applicable, March 31 of such year. Such notice shall be accompanied by (i) a form of Notice of Election to Exercise and Form W-9 (or successor form), (ii) subject to Section 3.7, if applicable, a copy of the financial statements and related information required to be delivered pursuant to Section 12.8(a)(i)(A) and (B) of this Agreement for the then last year) and (iii) such additional disclosures, if any, as SFOG Acquisition A and SFOG Acquisition B shall elect to include.

              (b) Liquidity Put Exercise  Notice.  Each  Unitholder  electing to
                  ------------------------------
exercise the Liquidity Put in any year with respect to any or all of his, her or its Units shall, on the form of Notice of Election to Exercise, give to Fund and to one of the Liquidity Put paying agent, if any, specified in the notice given pursuant to Section 3.5(a) or SFOG Acquisition A or SFOG Acquisition B, as applicable, irrevocable notice, to be received on or before, subject to Section 3.7, if applicable, April 15 of such year (a "Liquidity Put Election Date"), of such election to exercise.

              (c) General  Partner's  Right of First  Refusal  Exercise  Notice.
                  -------------------------------------------------------------
Subject to Section 3.7, if applicable, on or before May 1 of each year, Salkin (or, if applicable, the successor to Salkin having a General Partner's Right of First Refusal) shall give to Fund, SFOG Acquisition A and/or SFOG Acquisition B, as applicable, and any Unitholder that has submitted a Notice of Election to Exercise, notice of election to exercise the General Partner's Right of First Refusal for up to one-half of the Units with respect to which Liquidity Puts have been exercised in that year, specifying the number of Units with respect to which the General Partner's Right of First Refusal is being exercised.

              (d)  Fund Liquidity Put Notices.
                   ---------------------------

                    (i) Per Unit Liabilities Amount Estimate. Subject to Section
                        ------------------------------------
3.7, if applicable, on or before March 15 of each year commencing in 1998, Fund shall provide SFOG Acquisition A and SFOG Acquisition B with its good faith estimate of the Per Unit Liabilities Amount as of the applicable Liquidity Put Settlement Date and SFOG Acquisition A and SFOG Acquisition B shall include such estimate in the written notice that they deliver to Fund and the Unitholders pursuant to Section 3.5(a).

                    (ii)  Fund  Representation   Notice.  On  the  Business  Day
                          -----------------------------
immediately prior to the Liquidity Put Settlement Date in each year, Fund shall deliver to SFOG Acquisition A and SFOG Acquisition B a written notice pursuant to which Fund shall represent and warrant that as of the close of business on the date of such notice (x) the notice contains a correct list of the record owners of the number of Units indicated on such list and, to the knowledge of Fund, except as indicated in such notice, the beneficial owners of such Units, and (y) the Per Unit Liabilities Amount is as specified in such notice. The obligations of SFOG Acquisition A and SFOG Acquisition B shall be conditioned upon their receipt of such notice, and if any representation or warranty contained in the notice delivered pursuant to this Section 3.5(d)(ii) is incorrect, Fund will indemnify SFOG Acquisition A and/or SFOG Acquisition B, as applicable, out of amounts otherwise payable to its partners other than SFOG Acquisition A and SFOG Acquisition B. SFOG Acquisition A and SFOG Acquisition B shall not be required to accept for purchase any Units put by any Person, unless such Person agrees, in an agreement reasonably satisfactory to SFOG Acquisition A and SFOG Acquisition B, to indemnify SFOG Acquisition A and SFOG Acquisition B against any losses, liabilities or expenses arising out of such Person's failure to own beneficially or of record such Units. SFOG Acquisition A and SFOG Acquisition B, on the one hand, and Fund, on the other hand, shall negotiate in good faith appropriate escrow or similar arrangements if Flags or Fund has outstanding any contingent liabilities that would increase the Per Unit Liabilities Amount as of the applicable Liquidity Put Settlement Date. If the Per Unit Liabilities Amount disclosed in the notice delivered pursuant to this Section 3.5(d)(ii) is greater than that disclosed in the estimate delivered pursuant to Section 3.5(d)(i) and the difference is material in relation to the applicable Put Price, then SFOG Acquisition A and SFOG Acquisition B may in their exclusive judgment circulate such revised information to the Unitholders, in which case the timing of the Liquidity Put Settlement Date may be delayed for a reasonable period of time (which in no event shall be shorter than the period of time required by applicable law, if any) so that such Unitholders may review such revised information.

              3.6 Exchange  Act. To the extent  required by the Exchange Act and
                  -------------
the  regulations  thereunder,  (i)  the  Liquidity  Put  will  be  conducted  in compliance with the applicable provisions of the Exchange Act and the regulations thereunder and (ii) the foregoing provisions of Article III will be modified to the extent necessary, and without changing in any material respect the economic effect to Fund limited partners (other than SFOG Acquisition A and SFOG Acquisition B), so that the Liquidity Put can be so conducted. To the extent they may lawfully so agree, SFOG Acquisition A and SFOG Acquisition B agree to (x) not tender any Units they own from time to time in any Liquidity
Puts or (y) adjust the proration provisions of Section 3.3(b) so that Fund limited partners (other than SFOG Acquisition A and SFOG Acquisition B) have the same rights to have their Units purchased as they would have had were SFOG Acquisition A and SFOG Acquisition B lawfully permitted to so agree.

              3.7 Put for 2026. If the  End-of-Term  Option is not exercised and
                  ------------
if, on October 31, 2025, SFOG Acquisition A and SFOG Acquisition B together do not own at least 50% of the Units, the following provisions will be applicable to the Liquidity Put for 2026: (i) the notice required to be given by Fund pursuant to Section 3.5(d)(i) will be given on or before November 1, 2025, (ii) the notice required to be given by Section 3.5(a) for the year ended December 31, 2025 will be given on or before November 15, 2025, which notice shall contain, in lieu of the Put Price, the good faith estimate of SFOG Acquisition A and SFOG Acquisition B of the Put Price for 2026, based on the facts then known, and be accompanied by the financial statements with respect to the quarter and nine-month period ended September 30, 2025 required by Section 12.8(a)(ii) and an estimate of the statement required by Section 12.8(a)(i)(B) (with the final of such statement being provided with the audited financial statements for 2025 required by Section 12.8(a)(i)(A)), (iii) each Unitholder electing to exercise the Liquidity Put for 2026 must give the notice required by Section 3.5(b) so that it is received on or before December 15, 2025 and such notice must be irrevocable; (iv) the notice to be given by Salkin (or, if applicable, the successor to Salkin having the General Partner's Right of First Refusal) pursuant to Section 3.5(c) must be given on or before December 31, 2025; and (v) the Put Price for Units to be purchased pursuant to the Liquidity Put for 2026 will be determined when such Put Price would otherwise have been determined, had the dates otherwise applicable not been accelerated as provided in this Section 3.7, and the Liquidity Put Settlement Date for Units purchased pursuant to that Liquidity Put shall be May 15, 2026.

              3.8  Adjustments.  If there are  increases in any Put Price and/or
                   -----------
required additional puts pursuant to Section 12.7, the increased Put Price and additional puts shall be deemed to be pursuant to this Article III for purposes of the Guarantees.

                                   ARTICLE IV

                      SF AGREEMENT LAND AND BATMAN THE RIDE

              4.1  Purchase of SF  Agreement  Land.  Immediately  following  the
                   -------------------------------
completion of the transactions referred to in Sections 5.4 and 5.5, Flags shall purchase and pay in full for the SF Agreement Land. At the time of transfer, SFEC shall cause the SF Agreement Land to not be subject to any lien for indebtedness. Flags shall be entitled (but shall not be required) to pay the purchase price of all or any portion of the SF Agreement Land by a promissory note to each SFEC Entity that owns any SF Agreement Land or with the proceeds of a loan made by any other SFEC Entity or SFEC Affiliate; provided that (i) such note or loan shall have the same terms as Affiliate Loans are required to have under the Flags II Limited Partnership Agreement and, unless such loans are designated as Retained Liabilities, be assumed by Flags II and (ii) neither principal nor the interest paid with respect to such note or loan shall be taken into account in determining EBITDA. If any such notes are to be executed by Flags after SFG-I, LLC becomes the manager of Flags, then one or more of the SFEC Entities shall instruct Flags to execute and deliver one or more promissory notes related to or given as all or a portion of the purchase price for the SF Agreement Land. Nothing in this Agreement, including Section 12.10 hereof, shall obligate Flags to indemnify any SFEC Entity against any losses, claims, damages, liabilities or expenses any of them may incur or become subject to as a result of Flags' compliance with such instructions or the required assumption by Flags II of the obligations of Flags under such note or notes. Copies of the deeds that are recorded to transfer the ownership of and title to the SF Agreement Land will be provided to Fund on or before the date they are recorded and copies of the deeds as recorded will be provided to Fund, with the originals being retained by Flags, when those copies can be obtained.

              4.2 Title to SF  Agreement  Land.  The SFEC  Entities  jointly and
                  ----------------------------
severally represent and warrant to Fund and Flags that, after giving effect to the transactions described in Section 4.1, Flags will succeed to all of the right, title and interest held by any SFEC Entity or any Person controlled by the SFEC Entities, in each case at any time on or after August 1, 1996 to and including the Effective Date, in any real property located within one mile of the boundary of the Amusement Park in any direction.

              4.3 Batman the Ride and Other  Capital  Improvements  in Progress.
                  -------------------------------------------------------------
The SFEC Entities jointly and severally represent and warrant to Fund that the contract for the purchase and installation of Batman the Ride, all related work in progress and all other capital improvements in progress at the Amusement Park have been assigned to and/or have become the sole property of Flags.

                                    ARTICLE V

                        FLAGS RULPA ELECTION AND LIMITED
                          LIABILITY COMPANY CONVERSION

              5.1 RULPA  Election.  SFOG and Fund  hereby  determine  that Flags
                  ---------------
shall, and Flags hereby does, elect to be governed by the Georgia Revised Uniform Limited Partnership Act ("RULPA") effective on the Effective Date. The sole purpose of Flags making this election is so that, as soon as legally permissible after the election, Flags may, pursuant to Section 212 of the Georgia Limited Liability Company Act, convert to a limited liability company governed by the Georgia Limited Liability Company Act. Notwithstanding this election, with respect to all matters governing the relationships, rights and claims of Fund and SFOG vis-a-vis each other and their respective affiliates (including, as affiliates of SFOG, the other SFEC Entities and the SFEC Affiliates), the parties agree that all of the rights, duties, liabilities and obligations arising under or in respect of the Flags Limited Partnership Agreement, whether prior to or after the date hereof until the conversion of Flags into a limited liability company and SFG-I, LLC becoming the sole manager of Flags, shall be governed and defined by the provisions of the Georgia Uniform Limited Partnership Act, to which Flags is subject immediately prior to the Effective Date. Upon Flags electing to be governed by RULPA, the name of Flags shall become, and for so long as Flags is subject to RULPA, the name of Flags shall be, Six Flags Over Georgia, Ltd. (L.P.). To effect the election to be governed by RULPA, on the Effective Date, SFOG will sign and file the Certificate of Limited Partnership in the form of Exhibit 5.1 hereto, provided that the second sentence in paragraph 5(c) thereof shall, without changing the agreement of the parties to this Agreement, not be included if so including it precludes the election to be governed by RULPA from being effective.

              5.2 Limited Liability Company  Conversion.  Effective  immediately
                  -------------------------------------
after the filing of the Certificate of Limited Partnership of Flags as provided in Section 5.1, without thereby changing the economic interests or any other rights of SFOG or Fund in Flags, Flags will convert from a Georgia limited partnership of which SFOG is the sole general partner and Fund is the sole limited partner to a Georgia limited liability company of which SFOG will be one of the two members and the sole manager and Fund will be the other member. The name of Flags will thereupon be changed to Six Flags Over Georgia, LLC.

              5.3 SFOG No Longer Manager of Flags; SFG-I, LLC as Member/Manager.
                  -------------------------------------------------------------
As is more fully set forth in the Flags Limited Liability Company Operating Agreement, effective immediately after the effectiveness of the events described in Section 5.2, (i) SFOG shall cease to be the manager of Flags, but shall continue to be a member of Flags with a nominal interest in Flags, and (ii) SFG-I, LLC shall become the sole manager and one of the two other members of Flags. Fund shall remain the other member of Flags. Subject to the nominal interest of SFOG,

Fund will have a 99% interest and SFG-I, LLC will have a 1% interest in Flags, as more fully set forth in the Flags Limited Liability Company Operating Agreement.

              5.4 Flags Limited Liability Company Operating Agreement. Effective
                  ---------------------------------------------------
immediately after the filing of the Certificate of Limited Partnership of Flags as provided in Section 5.1, Fund, SFOG and SFG-I, LLC shall execute and deliver the Flags Limited Liability Company Operating Agreement.

              5.5 Section 14-11-212 Certificate. Effective immediately after the
                  -----------------------------
filing of the Certificate of Limited Partnership of Flags as provided in Section 5.1, SFOG, SFG-I, LLC and, if required, Flags will execute and file with the Georgia Secretary of State the certificate required by Section 14-11-212 of the Georgia Limited Liability Company Act, which will be in substantially the form attached as an exhibit to the Flags Limited Liability Company Operating Agreement.

                                   ARTICLE VI

                                    FLAGS II

              6.1 The Flags II Limited Partnership Agreement.  Effective as soon
                  ------------------------------------------
as possible on the Effective Date after the effectiveness of the events described in Article V, Flags, as limited partner, SFOG II, as sole managing general partner, and SFG-II, LLC, as sole co-general partner, shall enter into the Flags II Limited Partnership Agreement in the form of Exhibit 6.1.1. SFOG II shall timely make all filings and give all notices required to effectuate the creation of Flags II including filing a Certificate of Limited Partnership with the Delaware Secretary of State in substantially the form of Exhibit 6.1.2 and all necessary documents with governmental agencies in Georgia for Flags II to be qualified as a foreign limited partnership in Georgia.

              6.2  Contribution by Flags of Assets,  Including the Rides and the
                   -------------------------------------------------------------
Other Improvements, to Flags II; Sale by Flags of the Designated Assets to Flags
--------------------------------------------------------------------------------
II; Assumption of Liabilities; Certain Expenses.
-----------------------------------------------

              (a)  Contribution.  Effective  immediately  after the formation of
                   ------------
Flags II, Flags shall contribute to Flags II, in exchange for its interest in Flags II, all of its property and assets, except the Reserved Assets, as more fully provided in the Flags II Limited Partnership Agreement. SFOG II will not make any contribution to Flags II for its interests in Flags II. SFG-II, LLC will contribute $100 to Flags II for its interest in Flags II.

              (b) Sale of  Designated  Assets  and  Assumption  of  Liabilities.
                  -------------------------------------------------------------
Immediately upon the contribution by Flags to Flags II pursuant to Section 6.2(a) and as more fully provided in the Flags II Limited Partnership Agreement, Flags will sell to Flags II all of the Designated Assets, in exchange for the assumption by Flags II of all then-existing Indebtedness, liabilities (except
(i) any liabilities Flags may have to Fund or Fund's partners, (ii) any income tax liabilities of Flags and its members arising out of the transactions contemplated by this Agreement and the Flags II Limited Partnership Agreement and (iii) any Retained Liabilities) and contractual obligations of Flags (including without limitation the obligations of Flags under the contract for Batman the Ride and, unless they are designated as Retained Liabilities, Flags' obligations under any notes given or loans made to Flags in consideration or partial consideration of, or for use in the purchase by Flags of, the SF Agreement Land, as permitted by Section 4.1).

              (c)  Certain  Expenses.  Since  Flags  II will be  continuing  the
                   -----------------
business of Flags, Flags II will pay the expenses of the audit of Flags relating to 1996, the costs of Flags for preparation of tax returns relating to 1996 and the period January 1, 1997 to the Effective Date, any expenses of Flags for making reports to governments or governmental agencies in respect of 1996, prior periods and 1997 through the Effective Date and similar expenses of Flags, in each case that are incurred after the transactions provided for in Sections 6.2(a) and (b). These expenses will be expenses of Flags II in determining EBITDA.

              (d)  Savings  Clause.   If  the  valid,   complete  and  perfected
                   ---------------
assignment or transfer to Flags II of any of the assets to be transferred by Flags to Flags II pursuant to Section 6.2(a) or 6.2(b), or if the valid and complete assumption by Flags II of any of the liabilities of Flags to be assumed by Flags II pursuant to Section 6.2(b), requires the consent, agreement or approval of or any filing or registration with any Person, and, as a result of the failure to obtain or make any such consent, agreement, approval, filing or registration, such assignment, transfer or assumption, as the case may be, is not effected as contemplated hereby despite the provisions hereof purporting to effect such assignment, transfer or assumption, as the case may be, then, and until such time as any impediment to the validity, completeness or perfection of such assignment, transfer or assumption, as the case may be, shall have been removed, nullified or waived, (i) all the benefits and burdens relating to such assets (including, without limitation, possession, use, risk of loss, potential for gain and dominion, control and command over such assets) are to inure from and after the Effective Date to Flags II and (ii) all of the burdens relating to such liabilities are to inure from and after the Effective Date to Flags II. The parties hereto undertake and agree to use their reasonable best efforts to obtain any consent, agreement or approval of and to make any filing or registration with any Person that may be required or necessary for the assignment, transfer or assumption of any of such assets and/or such liabilities, as the case may be, to or by Flags II to be valid complete or perfected and to promptly complete any transfer, assignment or assumption. All expenses of Flags and Flags II incurred in complying with the preceding sentence will be paid by Flags II and shall reduce EBITDA to the extent such expenses would have reduced EBITDA if they had been incurred by Flags II.


                                   ARTICLE VII

                                    THE LEASE

              Immediately after the Flags II Limited Partnership Agreement is entered into as provided in Article VI, Flags, as landlord, and Flags II, as tenant, shall enter into the Lease in the form of Exhibit VII, pursuant to which, among other things, (a) Flags will lease to Flags II all of the land, including the SF Agreement Land, then owned by it and, among other things, (b) Flags II will pay Base Rent to Flags. Flags may cause the Lease or, at the election of Flags, an appropriate memorandum of lease to be recorded in the land records of the County of Fulton, State of Georgia.

                                  ARTICLE VIII

            END-OF-TERM OPTION; ALTERNATIVES IF OPTION NOT EXERCISED;
              SFOG II CEASING TO BE THE GENERAL PARTNER OF FLAGS II

              8.1  End-of-Term  Option.  On a day that is between  the third and
                   -------------------
eighth Business Days of 2027 designated by SFOG Acquisition B (the "End-of-Term Option Date"), on not less than two Business Days prior notice delivered to Fund, provided no Default (other than "Another Material Default" (as defined in
       --------
the Flags II Limited Partnership Agreement)) has occurred and is then continuing or that SFOG II has not then been removed as the General Partner of Flags II after a Default, and on the terms provided in this Article VIII, SFOG Acquisition B shall have the option (the "End-of-Term Option") to (i) require Fund to redeem, for an amount in cash for each whole Unit equal to the
End-of-Term Option Price, all of the Units in Fund not then owned by SFOG Acquisition A or SFOG Acquisition B (with each fraction of a Unit not owned by SFOG Acquisition A and SFOG Acquisition B being redeemed for the End-of-Term Option Price times the fraction in question) and (ii) acquire the general partnership interests in Fund, the managing member's interest Flags and the co-general partnership interest in Flags II. SFOG Acquisition B may assign its rights under this Article VIII (and upon such assignment such assignee shall have all of the rights of SFOG Acquisition B under this Article VIII) to any Person, but without reducing its obligations under this Article VIII, provided
                                                                        --------
that (i) if the Net Worth Standard is not then met, the assignee thereby agrees, in a writing reasonably acceptable in form and substance to Fund, to become jointly and severally liable with SFOG Acquisition B for its obligations under this Article VIII, (ii) the assignee takes such rights subject to the provisions of this Agreement and the Related Agreements and (iii) the Guarantors agree, in a writing reasonably acceptable in form and substance to Fund, that their obligations under their respective Guarantees are not diminished by the assignment and continue undiminished with respect to the End-of-Term Option.

              8.2 End-of-Term Option Price;  Acquisition of General  Partnership
                  --------------------------------------------------------------
Interests in Fund and Flags II and Managing Member's Interest in Flags.
----------------------------------------------------------------------

              (a) End-of-Term  Option Price.  The  End-of-Term  Option price for
                  -------------------------
each whole Unit (the "End-of-Term  Option Price") is "A" minus "B", where "A" is
(i) the greater of (x) the Aggregate Tender Offer Amount or (y) the Aggregate Tender Offer Amount multiplied by the CPI Adjustment for the Lease were it to continue, without other change in its terms, for the year 2027 (or, if the End-of-Term Option is accelerated, the then next year) multiplied by (ii) .99 and divided by (iii) the Number of Units and "B" is the Per Unit Liabilities Amount. The amount in cash to be paid to a Unitholder in respect of each Unit redeemed pursuant to the End-of-Term Option is the End-of-Term Option Price less any taxes required to be withheld under applicable law.

              (b) Acquisition of Fund General Partnership Interest. Concurrently
                  ------------------------------------------------
with the payment of the End-of-Term Option Price by Fund to each Unitholder whose Units are being redeemed, SFOG Acquisition B shall acquire the general partnership interests in Fund for an aggregate amount in cash (less any taxes required to be withheld) equal to the product of (i) .01 multiplied by (ii) the End-of-Term Option Price multiplied by (iii) the Number of Units and divided by
(iv) .99 (such amount, before taxes required to be withheld, is referred to in Section 8.2(c) as the

"GP Amount"). The allocation of this cash between Salkin and SFG, Inc. shall be in proportion to their interest as general partners.

              (c) Acquisition of Flags Managing Member's Interest.  Concurrently
                  -----------------------------------------------
with the payment of the End-of-Term Option Price by Fund to each Unitholder whose Units are being redeemed, SFOG Acquisition B shall acquire the interest of SFG-I, LLC (or, if applicable, a successor to SFG-I, LLC) in Flags for an aggregate amount in cash equal to 1.0101 multiplied by the GP Amount (less any taxes required to be withheld).

              (d)  Acquisition of Co-General  Partnership  Interest in Flags II.
                   ------------------------------------------------------------
Concurrently with the payment of the End-of-Term Option Price by Fund to each Unitholder whose Units are being redeemed, SFOG Acquisition B shall acquire the co-general partnership interest of SFG-II, LLC (or, if applicable, a successor to SFG-II, LLC) in Flags II for $100.

              (e)   Illustration   of  End-of-Term   Option   Transactions.   An
                    ------------------------------------------------------
illustration of a calculation of the End-of-Term Option Price and the amounts for which the general partnership interests in Fund and the managing member's interest in Flags will be redeemed or acquired is set forth in Exhibit 8.2 to this Agreement.

              8.3 Notice of Exercise of  End-of-Term  Option.  As a condition of
                  ------------------------------------------
its right to exercise the  End-of-Term  Option (except as otherwise  provided by
Section 8.6), SFOG Acquisition B must give Fund and, pursuant to Section 15.4, its limited partners and Flags irrevocable written notice of its exercise of the End-of-Term Option not later than December 31, 2024, provided that SFOG
                                                             --------
Acquisition B will lose its right to exercise the End-of-Term Option if it has not given such notice within 30 days, time being of the essence, after notice from Fund that it must so exercise or lose its End-of-Term Option, which notice by Fund may be given at any time on or after December 1, 2024 (including at any time on or after December 31, 2024).

              8.4  Payment of End-of-Term Option Price.
                   -----------------------------------

              (a) Payment of End-of-Term Option Price. On the End-of-Term Option
                  -----------------------------------
Date, SFOG Acquisition B shall pay to Fund as a capital contribution and in immediately available funds the full amount of the aggregate End-of-Term Option Price for all Units not owned by SFOG Acquisition A or SFOG Acquisition B or any other SFEC Entity or SFEC Affiliate, which amount shall be used by Fund to forthwith redeem and pay in full for the Units to be redeemed pursuant to the End-of-Term Option on the End-of-Term Option Date.

              (b) Percentage Distribution Adjustment. In addition to the amounts
                  ----------------------------------
provided for above in this Article VIII, if the End-of-Term Option is exercised, SFOG II shall cause Flags II to, and Flags II shall, pay in cash, concurrently with the payment of the End-of-Term Option Price, to the managing member of Flags (to be SFG-I, LLC immediately after the Effective Date), the general partners of Fund and the limited partners of Fund other than SFOG Acquisition A and SFOG Acquisition B or any other SFEC Entity or SFEC Affiliate, in each case as of the close of business on December 31, 2026, the amount they would have received, but have not then received, had the Percentage Distribution for 2026 been paid in full to Flags prior to December 15, 2026, distributed by Flags to its partners in accordance with the Flags Limited

Liability Company Operating Agreement and distributed by Fund to its partners in accordance with the Second Amended and Restated Fund Limited Partnership Agreement.

              8.5  Alternatives  if Option Not Exercised or if SFOG II Ceases to
                   -------------------------------------------------------------
be the General Partner of Flags II.
----------------------------------

              (a) No  Indebtedness,  Capital  Leases,  Operating  Capital  Asset
                  --------------------------------------------------------------
Leases or Liabilities. If the End-of-Term Option is not exercised, or if SFOG II
---------------------
ceases to be the General Partner of Flags II by resignation or removal under circumstances where Flags (as the limited partner of Flags II) was entitled to remove the General Partner of Flags II because there was a "Default" (as defined in the Flags II Limited Partnership Agreement), the SFEC Entities will, without thereby causing any non-compliance with this Agreement or any Related Agreement, jointly and severally cause Flags II to have no (i) Indebtedness (including Capital Leases), (ii) current liabilities (excluding the current portion of any such Indebtedness) at December 31, 2026 in excess of its current assets at December 31, 2026 (or, in each case, such earlier date as is applicable), in each case as determined in accordance with GAAP, or (iii) except to the extent Fund requests to the contrary, Operating Capital Asset Leases. Excluded Revenues may not be utilized to comply with the foregoing sentence and, in complying with the foregoing sentence, Capital Leases shall be paid off, with Flags II retaining the property or asset leased.

              (b) Extension of Flags II Limited Partnership  Agreement.  If SFOG
                  ----------------------------------------------------
Acquisition B does not timely exercise the End-of-Term Option, the parties thereto may, but are not obligated to, extend the Flags II Limited Partnership Agreement, renew the Lease and extend the arrangements with SFOG II Employee on mutually agreed terms.

              (c) SFOG Acquisition A and SFOG Acquisition B Own More Than 50% of
                  --------------------------------------------------------------
the Units. If the  End-of-Term  Option is not exercised and, after giving effect
---------
to the purchase of the Units required to be purchased by SFOG Acquisition A and/or SFOG Acquisition B (exclusive of the Units as to which the General Partner's Right of First Refusal has been exercised) pursuant to the Liquidity Put for the year ended December 31, 2025, as provided in Section 3.7, SFEC Entities and SFEC Affiliates permitted to do so own more than 50% of the Units,
(i) the Amusement Park as it then exists (including the "Land" (as defined in the Lease) and improvements thereon) will be sold (and may, at the election of Flags, be sold by a Person (e.g., a broker or agent) designated by Flags), (ii) effective immediately prior to the sale, without any payment or other consideration, SFOG II will no longer be a general partner of Flags II or have any interest, including not having any interest in distributions (whether in respect of Priority Management Fee Distributions or Percentage Distributions or otherwise), including having no interest in distributions on any liquidation or dissolution, in Flags II (except in respect of tax allocations to the time it ceases to be a general partner), (iii) Flags II will wind up and dissolve, distributing all of its assets in accordance with the Flags II Limited Partnership Agreement, (iv) 100% of the proceeds of the sale of the Amusement Park and the Land will be paid to Flags, (v) Flags will wind up and dissolve, distributing all of its assets (including such proceeds paid to it) in accordance with the Flags Limited Liability Company Operating Agreement, and
(vi) Fund will wind up and dissolve, distributing all of its assets (including its 99% share of such proceeds) in accordance with the Second Amended and Restated Fund Limited Partnership Agreement. If the Amusement Park is to be disposed of pursuant to this Section 8.5(c), then (A) SFOG Acquisition A, SFOG

Acquisition B and any other SFEC Entity or SFEC Affiliate shall be permitted to bid for the Amusement Park, (B) such bid will be considered in good faith by Flags and (C) such disposition shall be on terms (including price) no less favorable to Fund than would be obtainable in an arms length transaction with an unaffiliated third party.

              (d) SFOG Acquisition A and SFOG Acquisition B Own Less Than 50% of
                  --------------------------------------------------------------
the Units. If the  End-of-Term  Option is not exercised and, after giving effect
---------
to the purchase of the Units required to be purchased by SFOG Acquisition A and/or SFOG Acquisition B (exclusive of Units as to which the General Partner's Right of First Refusal has been exercised) pursuant to the Liquidity Put for the year ended December 31, 2025, as provided in Section 3.7, SFEC Entities and SFEC Affiliates permitted to do so own 50% or less of the Units, then, upon notice by Flags, given effective at any time on or after the close of business December 31, 2026, without any payment or other consideration, (i) SFOG II will no longer be a general partner of Flags II or have any interest in Flags II, including SFOG II not having any interest in distributions as provided in Section 8.5(c) (except in respect of tax allocations to the time it ceases to be a general partner) and (ii) Flags may, without consultation with SFOG II or any other SFEC Entity or SFEC Affiliate, determine the manner in which the Amusement Park shall be managed or disposed of (and if the Amusement Park is disposed of in accordance with this Section 8.5(d), the provisions of Section 8.5(c)(i) through
(vi) shall apply).  If the Amusement  Park is to be disposed of pursuant to this
Section 8.5(d), then (A) SFOG Acquisition A, SFOG Acquisition B and any other SFEC Entity or SFEC Affiliate shall be permitted to bid for the Amusement Park,
(B) such bid will be considered in good faith by Flags and (C) such disposition shall be on terms (including price) no less favorable to Fund and its partner than would be obtainable in an arms length transaction with an unaffiliated third party.

              (e)  Purchase  by SFEC  Entity or SFEC  Affiliate.  If pursuant to
                   --------------------------------------------
Section 8.5(c) or 8.5(d) the Amusement Park is to be sold to any SFEC Entity or SFEC Affiliate, then in lieu of purchasing the Amusement Park, such SFEC Entity or SFEC Affiliate may (i) require Fund to redeem all of the Units not then owned by SFOG Acquisition A or SFOG Acquisition B (with the aggregate redemption price for such Units being paid by such SFEC Entity or SFEC Affiliate) and (ii) acquire the general partner's interests in Fund, the managing member's interest in Flags and the co-general partner's interest in Flags II, in each case at the price such Persons would have received had such SFEC Entity or SFEC Affiliate purchased the Amusement Park as provided in Section 8.5(c) or 8.5(d).

              8.6  Acceleration  of  End-of-Term  Option  in the  Event of Total
                   -------------------------------------------------------------
Condemnation or Equivalent  Casualty.  As is more fully provided in the Flags II
------------------------------------
Limited Partnership Agreement and the Lease, in the event of a (i) total condemnation or condemnation(s) that renders it economically impracticable to operate an amusement park on the land leased to Flags II under the Lease, Flags shall be entitled to retain all condemnation or other proceeds in respect of such condemnation and the End-of-Term Option shall be accelerated and exercised or (ii) casualty such that it is economically impracticable to repair and operate an amusement park on the land leased to Flags II under the Lease (such as contamination of the land by Hazardous Materials so that it may not be safely occupied and a clean-up or remediation is economically impossible), Flags shall be entitled to retain all insurance proceeds with respect thereto, if any, and at the option of either Flags or Flags II, exercised by notice to the other, the End-of-Term Option shall be accelerated and exercised. SFOG Acquisition A and SFOG Acquisition B agree to be bound by the preceding sentence. Flags shall not distribute to its partners, dispose of or otherwise use any condemnation proceeds or insurance proceeds to which it shall be entitled pursuant to this paragraph.

                                   ARTICLE IX

                         REPRESENTATIONS AND WARRANTIES

              9.1  Representations  and  Warranties  of the  SFEC  Entities.  In
                   --------------------------------------------------------
addition to other representations and warranties of the SFEC Entities contained elsewhere in this Agreement, SFEC (as to all of the SFEC Entities and Flags), SFTP (as to itself, SFOG, SFOGS and Flags), SFOG (as to itself and Flags), SFOGS (as to itself), SFOG II (as to itself), SFOG II Employee (as to itself), SFOG Acquisition A (as to itself) and SFOG Acquisition B (as to itself) further represent and warrant to Fund, Salkin, SFG, Inc., SFG-I, LLC and SFG-II, LLC that the following statements are true.

              (a)  Organization  and  Authority.  Each of the SFEC Entities is a
                   ----------------------------
corporation (other than SFOG Acquisition B, which is a limited liability company) duly formed, validly existing and in good standing under the laws of its respective state of incorporation or organization, as applicable. Flags is a limited partnership duly formed and validly existing under the laws of the State of Georgia. Each of the SFEC Entities has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder. SFOG II is duly qualified and in good standing to conduct business under the laws of the State of Georgia and has all requisite corporate power and authority and all licenses, permits and approvals necessary to enable it to perform its obligations under this Agreement and as the general partner of Flags II. Flags has all requisite partnership power and authority to execute and deliver this Agreement.

              (b)  Authority  with  Respect to this  Agreement  and the  Related
                   -------------------------------------------------------------
Agreements; Enforceability. All necessary corporate or limited liability company
--------------------------
action required to have been taken by or on behalf of any of the SFEC Entities by applicable law or its respective charter documents has been taken to authorize the execution and delivery by each SFEC Entity of, and performance by each SFEC Entity of its obligations under, this Agreement and the Related Agreements to which it is to be a party. This Agreement constitutes the legal, valid and binding agreement of each of the SFEC Entities and Flags, and each of the Related Agreements, when executed and delivered, will constitute the legal, valid and binding agreement of each of the SFEC Entities party thereto, enforceable against each of them in accordance with its terms, except insofar as such enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws of general application relating to or affecting creditors' rights generally and except for the limitations imposed by general principles of equity.

              (c) Consents and Approvals. No consent,  approval or authorization
                  ----------------------
of, or declaration, filing or registration with, any governmental or regulatory authority or any other Person (either governmental or private) is required in connection with the execution and delivery of this Agreement by any of the SFEC Entities and Flags or the execution and delivery of the

Related Agreements by each of the SFEC Entities to be party thereto or the consummation by each of them of the transactions provided for herein or therein.

              (d) No Breach. The execution and delivery of this Agreement by the
                  ---------
SFEC Entities and Flags, the execution and delivery of the Related Agreements to which it is a party by each of the SFEC Entities and the performance by each of them of their obligations hereunder and thereunder does not and will not violate, result in a breach of any of the terms or provisions of, constitute a default under or conflict with any agreement to which any of the SFEC Entities or Flags is a party, the certificate or articles of incorporation or bylaws of any of the SFEC Entities, any law, rule or regulation applicable to any of the SFEC Entities or Flags or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to any of the SFEC Entities or Flags or the assets of any of them (other than any violation, breach, default or conflict that would not have a material adverse effect on any of the SFEC Entities or Flags or any adverse effect on the transactions contemplated by this Agreement and the Related Agreements).

              (e)  Agreements  Related  to  Texas  Park.  As of the  opening  of
                   ------------------------------------
business on December 22, 1996, there were no agreements or understandings between any SFEC Entity or SFEC Affiliate, on the one hand, and the Texas Park, any limited partnership that directly or indirectly owns an interest in the Texas Park or any of the Texas Partners that provides for any transfer of ownership of the Texas Park or the partnership interests in Six Flags Over Texas Fund, Ltd. or the management, beyond December 31, 1997, of the Texas Park, other than as provided in the Amended and Restated Limited Partnership Certificate and Agreement dated as of June 30, 1969, as amended through April 14, 1988.

              (f) No  Material  Undisclosed  Tangible  Assets of  Flags.  To the
                  -----------------------------------------------------
knowledge of the SFEC Entities, there are no tangible assets of Flags that (i) are not directly related to the operations of the Amusement Park and (ii) have a value that is material in relation to the value of the Amusement Park.

              (g)  Broker's  Fees.  No broker,  finder or  investment  banker is
                   --------------
entitled to any brokerage, finder's or other fee or commission, payable by Fund, Flags or Flags II, in connection with the transactions contemplated by this Agreement and the Related Agreements, based upon arrangements or agreements made by or on behalf of any of the SFEC Entities or Flags.

              (h) 1996 Distributions by and Taxable Income of Flags.  During and
                  -------------------------------------------------
in respect of 1996, Flags made only the following distributions: $2.1 million to Fund during and in respect of 1996 and $259,127 to Fund during 1996 in respect of 1995 and $4,397,000 to SFOG during and in respect of 1996 and $605,466 during 1996 in respect of 1995. Flags has not made or declared any distributions in 1997. The SFEC Entities currently believe the taxable income of Flags for 1996 is approximately $5.4 million.

              (i)  Indenture  Termination  Date.  The  termination  date  of the
                   ----------------------------
Indenture was at its initial date and is as of the date of this Agreement during the year 2005.

              (j)  Inventory  and  Receivables  at December 31, 1996;  Inventory
                   -------------------------------------------------------------
Purchased from  Affiliates.  At December 31, 1996, the inventory and receivables
--------------------------
of Flags, after giving effect to
reserves, writedowns, allowances and charges, were approximately $2.3 million and $400,000, respectively. Any inventory sold to Flags by a Controlled SFEC Affiliate or an SFEC Affiliate on or after January 1, 1997 to the Effective Date will be on the terms provided for such transactions set forth in Section 12.7(a), as if such terms applied to the sales.

              (k) Good Faith.  The SFEC Entities  have  negotiated in good faith
                  ----------
with Fund, Salkin, SFG, Inc., SFG-I, LLC and SFG-II, LLC with respect to this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

              9.2  Representations  and Warranties of Fund and Related Entities.
                   ------------------------------------------------------------
Fund, Salkin, SFG, Inc., SFG-I, LLC and SFG-II, LLC (each as to itself) represents and warrants to each of the SFEC Entities that the following statements are true.

              (a) Organization and Authority. Fund is a limited partnership duly
                  --------------------------
organized and validly existing under the laws of the State of Georgia. SFG, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of California. SFG-I, LLC and SFG-II, LLC is each a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia. Fund has all requisite partnership power and authority to execute and deliver this Agreement and the Related Agreements to which it is to be a party and to perform its obligations hereunder and thereunder. SFG, Inc. has all requisite corporate power and authority to execute and deliver this Agreement, the Second Amended and Restated Fund Limited Partnership Agreement and any other Related Agreements to which it is to be a party and to consummate the transactions contemplated hereby and thereby. SFG-I, LLC and SFG-II, LLC each has all requisite limited liability company power and authority to execute and deliver this Agreement, the Flags Limited Liability Company Operating Agreement, the Flags II Limited Partnership Agreement and any other Related Agreements to which it is to be a party and to perform its obligations hereunder and thereunder.

              (b)  Authority  with  Respect to this  Agreement  and the  Related
                   -------------------------------------------------------------
Agreements;  Enforceability.  All necessary partnership action, required to have
---------------------------
been taken by or on behalf of Fund by applicable law, the certificate of limited partnership of Fund or the Fund Limited Partnership Agreement (subject to receipt of the Fund Limited Partners' Approval) has been taken to authorize the execution and delivery by Fund of, and the performance by Fund of its obligations under this Agreement and the Related Agreements to which it is to be a party. All necessary corporate action, required to have been taken by or on behalf of SFG, Inc. by applicable law, its articles of incorporation or its bylaws has been taken to authorize the execution and delivery by SFG, Inc. of, and the performance by SFG, Inc. of its obligations under, this Agreement and the Related Agreements to which it is to be a party. All necessary limited liability company action, required to have been taken by or on behalf of each of SFG-I, LLC and SFG-II, LLC by applicable law, the articles of organization of each of SFG-I, LLC and SFG-II, LLC or the operating agreements of SFG-I, LLC and SFG-II, LLC has been taken to authorize the execution and delivery by each of SFG-I, LLC and SFG-II, LLC of, and the performance by each of SFG-I, LLC and SFG-II, LLC of its obligations under, this Agreement and the Related Agreements to which it is to be a party. Each of this Agreement and the Related Agreements to which it is or is to be a party constitutes, or when executed and delivered will constitute, the legal, valid and binding agreement of Fund, Salkin, SFG, Inc., SFG-I, LLC and SFG-II, LLC, enforceable against each of them in accordance with its terms, except insofar as such enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws of general application relating to or affecting creditors' rights generally and except for the limitations imposed by general principles of equity.

              (c) Consents and Approvals. No consent,  approval or authorization
                  ----------------------
of, or declaration, filing or registration with, any governmental or regulatory authority or any other Person (either governmental or private) is required in connection with the execution and delivery of this Agreement and the Related Agreements by Fund, Salkin, SFG, Inc. SFG-I, LLC or SFG-II, LLC or, subject to receipt of the Fund Limited Partners' Approval, the consummation by each of them of the transactions provided for herein and therein.

              (d) No Breach.  The  execution  and delivery of this  Agreement by
                  ---------
each of Fund, Salkin, SFG, Inc., SFG-I, LLC and SFG-II, LLC, the execution and delivery of the Related Agreements to which it is a party by Fund, Salkin, SFG, Inc., SFG-I, LLC and SFG-II, LLC and, subject to receipt of the Fund Limited Partners' Approval, the performance by each of them of their respective obligations hereunder and thereunder does not and will not violate, result in a breach of any of the terms or provisions of, constitute a default under or conflict with any agreement to which Fund, Salkin, SFG, Inc., SFG-I, LLC or SFG-II, LLC is a party, the certificate of limited partnership of Fund, the Fund Limited Partnership Agreement, the Second Amended and Restated Fund Limited Partnership Agreement, the articles of incorporation or bylaws of SFG, Inc., the articles of organization of SFG-I, LLC or of SFG-II, LLC, the operating agreement of SFG-I, LLC or of SFG-II, LLC, any law, rule or regulation applicable to Fund, Salkin, SFG, Inc., SFG-I, LLC or SFG-II, LLC or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to Fund, Salkin, SFG, Inc., SFG-I, LLC or SFG-II, LLC or the assets of any of them (other than any violation, breach, default or conflict that would not have a material adverse effect on any of Fund, Salkin, SFG, Inc., SFG-I, LLC or SFG-II, LLC or any adverse effect on the transactions contemplated by this Agreement and the Related Agreements).

              (e) Fund Limited  Partnership  Agreement.  Exhibit  9.2(e) to this
                  ------------------------------------
Agreement is a true and complete copy of the Fund Limited Partnership Agreement, including the exhibits thereto, except exhibit "A" thereto (which is a list of the limited partners of Fund and their interests in Fund, which list shall be delivered to SFEC in accordance with Section 12.22).

              (f)  Units  and  Unitholders.  As of the date  hereof,  there  are
                   -----------------------
100-1/31.71 Units outstanding that are held of record by approximately 122 limited partners of Fund. The Units held by the limited partners of Fund represent, in the aggregate, a 99% interest in Fund (including in its distributions, after a management fee to an affiliate of the general partner of Fund equal to one-half of one percent of the distributions to Fund limited partners).

              (g)  Liabilities.  Fund has no liabilities  other than (i) current
                   -----------
liabilities incurred in the ordinary course of business consistent with past practice relating to its interest in Flags and (ii) Transaction-Related Expenses (which amounts in clauses (i) and (ii) Fund will, prior to the Tender Offer Settlement Date, pay or cause to be assumed and discharged by the Claims Trust or, if not, cause to be included in the Per Unit Liabilities Amount).

              (h) Broker's  Fees.  Except for (i) amounts  already paid by Fund,
                  --------------
(ii) the payment by Fund to Goldman, Sachs of $1.5 million (which amount will be paid before the Tender Offer Settlement Date or included in the Per Unit Liabilities Amount), and (iii) the reimbursement of expenses of Goldman, Sachs by Fund (which reimbursement obligation Fund will, prior to the Tender Offer Settlement Date, pay or cause to be assumed and discharged by the Claims Trust or, if not, cause to be included in the Per Unit Liabilities Amount), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by Fund, Flags, Flags II or any SFEC Entity in connection with the transactions contemplated by this Agreement and the Related Agreements, based upon any arrangement or agreements made by or on behalf of Fund, Salkin, SFG, Inc., SFG-I, LLC or SFG-II, LLC.

              (i) FIRPTA.  Fund is not a foreign  person as such term is defined
                  ------
in Section 1445 of the Internal Revenue Code of 1986, as amended.

              (j) Good Faith.  Fund,  Salkin,  SFG, Inc., SFG-I, LLC and SFG-II,
                  ----------
LLC have negotiated in good faith with the SFEC Entities with respect to this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

                                    ARTICLE X

                                   STANDSTILL

              10.1  Certain  Rights And  Obligations  of Units  Acquired by SFOG
                    ------------------------------------------------------------
Acquisition A and SFOG  Acquisition B Pursuant to this  Agreement.  Each of SFOG
-----------------------------------------------------------------
Acquisition A and SFOG Acquisition B will be admitted as a substitute special limited partner of Fund with respect to all Units (including fractions of Units) acquired by it in compliance with Articles II and III of this Agreement or paragraph 2 of Article IX of the Second Amended and Restated Fund Limited Partnership Agreement.

              10.2  Standstill.
                    ----------

              (a)  SFOG  Acquisition  A and  SFOG  Acquisition  B.  Prior to the
                   ----------------------------------------------
End-of-Term Option Date, not more than $50 million of Units acquired by SFOG Acquisition A and SFOG Acquisition B pursuant to the Tender Offer, the Liquidity Put or otherwise pursuant to this Agreement or the Second Amended and Restated Fund Limited Partnership Agreement, based on the price paid for such Units, will be acquired by SFOG Acquisition A. All other Units required or permitted to be acquired by SFOG Acquisition A or SFOG Acquisition B pursuant to the Tender Offer, the Liquidity Put or otherwise pursuant to this Agreement or the Second Amended and Restated Fund Limited Partnership Agreement will be acquired by SFOG Acquisition B.

              (b)  Standstill.  Prior to the  End-of-Term  Option Date, the SFEC
                   ----------
Entities will not, and the SFEC Entities will cause each SFEC Affiliate to not, do any of the following: (i) acquire Beneficial Ownership of any Units or other limited partnership interests in Fund, other than (A) those acquired by either SFOG Acquisition A or SFOG Acquisition B (or any other Person pursuant to
Section 12.20) pursuant to this Agreement or paragraph 2 of Article IX of the Second Amended and Restated Fund Limited Partnership Agreement, (B) those acquired by either SFOG

Acquisition A or SFOG Acquisition B other than pursuant to this Agreement or paragraph 2 of Article IX of the Second Amended and Restated Fund Limited Partnership Agreement if the purchase price per Unit is not less than the highest amount theretofore paid with respect to any Units pursuant to Articles II or III, and (C) any other Units or limited partnership interests in Fund acquired by any SFEC Entity or any SFEC Affiliate with the prior approval of 662/3% of the limited partnership interests in Fund that are not Beneficially Owned by any SFEC Entity or SFEC Affiliate; (ii) except as permitted by the Second Amended and Restated Fund Limited Partnership Agreement, take any action to directly or indirectly control or exercise any control over Fund or any of its general partners; (iii) sell, transfer or assign record or Beneficial Ownership of any Units or rights to acquire any Units without the prior written consent of Fund, other than sales, transfers or assignments from SFOG Acquisition B to SFOG Acquisition A, provided the initial cost of Units held by
                                      --------
SFOG Acquisition A, whether initially acquired by it or SFOG Acquisition B, does not exceed $50 million; or (iv) acquire, directly or indirectly, any interest in the Claims Trust or in the claims distributed by Fund to the Claims Trust, without the prior written permission of the Claims Trust, which permission may be withheld in the sole discretion of the Claims Trust.

              10.3 No  Permitted  Transfers.  Only SFOG  Acquisition  A and SFOG
                   ------------------------
Acquisition B (or any other Person pursuant to Section 12.20 or Section 10.2(b)(i)(C)), and not any other SFEC Entity or SFEC Affiliate, shall own any Units and SFOG Acquisition A and SFOG Acquisition B (and each such other Person) shall each at all times have Beneficial Ownership of all Units it owns.

              10.4 Limited  Partners'  Rights Plan.  Without  limiting the other
                   -------------------------------
provisions of this Agreement, each SFEC Entity is aware of and, if the Closing occurs, agrees to the enforceability in accordance with its terms against it of the Limited Partners' Rights Plan that is Article XIX and Exhibits D and E to the Fund Limited Partnership Agreement and the Second Amended and Restated Fund Limited Partnership Agreement, provided that the Limited Partners' Rights Plan
                                 --------
and other anti-takeover provisions of the Fund Limited Partnership Agreement and the Second Amended and Restated Fund Limited Partnership Agreement shall not apply to any purchases of Units or other partnership interests in Fund in compliance with this Agreement or the Second Amended and Restated Fund Limited Partnership Agreement and any such purchase shall be deemed to have been approved by 66-2/3% of the limited partnership interests in Fund (other than those held by SFOG Acquisition A, SFOG Acquisition B and any other Person that acquires Units pursuant to Section 12.20).

                                   ARTICLE XI

                              OBLIGATIONS ABSOLUTE

              EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE RELATED AGREEMENTS, THE OBLIGATIONS OF THE SFEC ENTITIES, TWX AND TWE UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS TO WHICH EACH OF THEM IS A PARTY ARE UNCONDITIONAL, ABSOLUTE AND IRREVOCABLE, IRRESPECTIVE OF ANY IMPRACTICABILITY, IMPOSSIBILITY OR OTHER DEFENSE TO PERFORMANCE UNDER THIS AGREEMENT OR THE RELATED AGREEMENTS AND REGARDLESS OF THE CONTINUED EXISTENCE

OF THE AMUSEMENT PARK, THE LAND LEASED PURSUANT TO THE LEASE, THE UNITED STATES OF AMERICA, "FORCE MAJEURE" (AS DEFINED IN THE FLAGS II LIMITED PARTNERSHIP AGREEMENT), OR, WITHOUT LIMITATION, ANYTHING ELSE WHATSOEVER, ALL OF WHICH SHALL BE IRRELEVANT TO SUCH OBLIGATIONS. FOR THE AVOIDANCE OF DOUBT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE RELATED AGREEMENTS, THE OBLIGATION OF THE SFEC ENTITIES, TWX AND TWE UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS TO WHICH EACH OF THEM IS A PARTY ARE INTENDED AS NO EXCUSES, "HELL OR HIGH WATER" OBLIGATIONS, WITH NO DEFENSES TO PERFORMANCE OR PAYMENT OF ANY TYPE OR DESCRIPTION WHATSOEVER.

                                   ARTICLE XII

                               CERTAIN AGREEMENTS

              12.1  Changes in the Number of  Outstanding  Units.  Fund will not
                    --------------------------------------------
increase or decrease the Number of Units other than (a) pursuant to Article XXI of the Fund Limited Partnership Agreement and Article XXI of the Second Amended and Restated Fund Limited Partnership Agreement (the estate liquidity put provisions), in which case the Number of Units shall be reduced by the number of Units acquired by Fund and the interests of the limited partners of Fund will be adjusted proportionately, (b) pursuant to Article XIX of the Fund Limited Partnership Agreement and Exhibits D and E thereto or Article XIX of the Second Amended and Restated Fund Limited Partnership Agreement and Exhibits D and E thereto (the Limited Partners' Rights Plan), (c) as provided in Article IX, paragraph 10, of the Fund Limited Partnership Agreement and Article IX, paragraph 10, in the Second Amended and Restated Fund Limited Partnership Agreement, or (d) as provided in Section 12.17.

              12.2  Prepaid  Amount;   No  Fund   Liabilities  at  Tender  Offer
                    ------------------------------------------------------------
Settlement Date.
---------------

              (a) Payment of Prepaid Amount. No later than the date(s) specified
                  -------------------------
in the Flags II Limited Partnership Agreement and the Lease, Flags II shall prepay to Flags (i) 50% of the Minimum Amount distributable to Flags for 1997 pursuant to the Flags II Limited Partnership Agreement plus (ii) 50% of the Base Rent payable to Flags for 1997 pursuant to the Lease (together, the "Prepaid Amount"). After payment of the Prepaid Amount, the Minimum Amount and the Base Rent payable in July 1997 shall be zero.

              (b) Use of Proceeds.  The Prepaid  Amount may be used only to: (i)
                  ---------------
distribute to Fund partners, (ii) pay costs, fees and bonuses incurred in connection with the solicitation, negotiation and documentation of the transactions contemplated by this Agreement and the Related Agreements (including expenses incurred in exploring alternatives and negotiating with others) ("Transaction-Related Expenses") and other liabilities of Fund and (iii) provide funds to the Claims Trust, without obligation to repay such funds by the Claims Trust.

              (c) No Fund  Liabilities at the Tender Offer Settlement Date. Fund
                  --------------------------------------------------------
represents, warrants and covenants that it will have no Indebtedness or other liabilities at the Tender Offer

Settlement Date, except liabilities that have been assigned to and assumed by the Claims Trust and that will be discharged by the Claims Trust and liabilities of Flags or Flags II that would otherwise be treated as liabilities of Fund but which Fund as a separate legal entity has no legal obligation to discharge. If this representation and warranty is incorrect or this covenant is not complied with, Fund will indemnify SFOG Acquisition A and SFOG Acquisition B for any such Indebtedness or liabilities out of amounts otherwise payable to its partners other than SFOG Acquisition A and SFOG Acquisition B.

              12.3  The Claims Trust.
                    ----------------

              (a) Transfer of Claims to Claims  Trust.  The parties  agree that,
                  -----------------------------------
without diminution of any defense existing as a result of such transfer, any claims that Fund may have against SFOG, any other SFEC Entity or any SFEC Affiliates (including, without limitation, TWE, TWX and their affiliates) prior to the Tender Offer Settlement Date shall be transferred by Fund prior to the Tender Offer Settlement Date to a trust for the benefit of the Fund partners as of the Effective Date (the "Claims Trust"). Notwithstanding anything herein to the contrary, neither SFOG Acquisition A nor SFOG Acquisition B shall directly or indirectly succeed to any rights or obligations with respect to such claims as a result of the purchase of Units pursuant to Article II or III, the exercise of the End-of-Term Option pursuant to Article VIII or otherwise. Neither anything in this Section 12.3 or in any other provision of this Agreement or the Related Agreements (including the language used herein or therein), nor the transactions provided for herein or therein, shall constitute a waiver of, or shall in any way diminish, offset or satisfy, any claims or any other rights with respect to any claims as may exist against SFOG, any of the other SFEC Entities, any of the SFEC Affiliates, Fund, the partners of Fund, the Claims Trust, SFG-I, LLC or SFG-II, LLC or any other Person.

              (b) No  Waiver or  Admission;  Waiver of  Certain  Claims  Against
                  --------------------------------------------------------------
Flags. Neither anything contained in this Section 12.3 or in any other provision
-----
of this Agreement or the Related Agreements (including the language used herein or therein), nor the transactions provided for herein or therein, shall constitute an admission of, or a waiver of any defenses against or any other rights with respect to, any claims that may be asserted against SFOG, any of the other SFEC Entities or any of the SFEC Affiliates or Fund, the partners of Fund, the Claims Trust, SFG-I, LLC or SFG-II, LLC or any other Person. No SFEC Entity may, nor shall any SFEC Entity permit any SFEC Affiliate to, seek contribution, reimbursement, indemnification or the like from Flags in respect of any obligation that such SFEC Entity or such SFEC Affiliate may have to Fund or its limited partners in respect of matters arising prior to the Effective Date. Effective on the date Flags converts to a limited liability company and SFG-I, LLC becomes the manager of Flags, Fund, on the one hand, and each of the SFEC Entities, on the other, waives all rights and claims it may have against Flags, provided that (i) this release and waiver does not (and will not be effective to
--------
the extent it would otherwise) diminish in any respect any rights, claims or defenses of or against any SFEC Entity, SFEC Affiliate, Fund, the partners of Fund or any other Person as may exist or (ii) constitute an admission by any SFEC Entity, any SFEC Affiliate, Fund or any other Person that there are any such rights, claims or defenses.

              (c) Savings Clause.  Notwithstanding the foregoing,  to the extent
                  --------------
applicable law would prohibit the assignment of any claim or result in otherwise unavailable defenses being available, (i) the claim will not be assigned and the claim shall be pursued by Fund as the agent of the Claims Trust, (ii) the costs of pursuing the claim will be borne solely by the Claims Trust, (iii) any recovery on the claim will be paid to the Claims Trust or the beneficiaries thereof and (iv) all Taxes arising out of the pursuit of such claims and any recovery resulting therefrom shall be borne by the Claims Trust or its beneficiaries to the same extent as if such claims had been assigned to, and pursued by, the Claims Trust as contemplated by the first sentence of this Section 12.3.

              (d) Conflict Waiver. Each SFEC Entity consents and will cause each
                  ---------------
SFEC Affiliate to consent to Gibson, Dunn & Crutcher LLP and Steven Meiers representing the Claims Trust in any proceeding involving any SFEC Entity or SFEC Affiliate regardless of, without limitation, their representing Fund or, after the Effective Date, Flags. Fund consents and will cause the Claims Trust to consent to Paul, Weiss, Rifkind, Wharton & Garrison representing any SFEC Entities and SFEC Affiliates in any proceeding involving the Claims Trust regardless of, without limitation, their representing Flags and, after the Effective Date, Flags II.

              (e) Joint and Several  Liability of Claims Trust. The Claims Trust
                  --------------------------------------------
shall be jointly and severally liable for any liabilities that Fund may have to any SFEC Entity or SFEC Affiliate, if any, for matters arising prior to the Effective Date; provided that the trustees of the Claims Trust from time to time
                --------
shall have no  liability  with  respect  to any such  liability;  and  provided,
                                                                       --------
further, that the Claims Trust may,  notwithstanding any such liability,  use or
-------
distribute the Prepaid Amount and any other cash of Fund distributed to it as contemplated by this Agreement to its beneficiaries without any obligation of the Claims Trust with respect to such use or distribution of such funds or any obligation of the recipients of any such funds to return any such funds received by them.

              12.4 Nature of SFOG II, SFOG II Employee,  SFOG  Acquisition A and
                   -------------------------------------------------------------
SFOG Acquisition B.
------------------

              (a) SFOG II.  SFOG II shall,  at all  times  from the date of this
                  -------
Agreement through the expiration of the Flags II Limited Partnership Agreement, be a single-purpose entity that conducts no business other than the performance of its obligations as a general partner of Flags II and under this Agreement and the Related Agreements and the ownership of SFOG II Employee and take all reasonable action so as not to incur any liabilities (other than Tax and similar obligations imposed by law or under this Agreement or the Related Agreements).

              (b) SFOG II Employee.  SFOG II Employee  shall,  at all times from
                  ----------------
the date of this Agreement through the expiration of the Flags II Limited Partnership Agreement, be a single-purpose entity that conducts no business other than performance of its obligations as the employer of the park personnel, including the Park Employees, and under this Agreement and the Related Agreements and take all reasonable action so as not to incur any liabilities (other than obligations related to the employment of the park personnel, including the Park Employees, or imposed by law or under this Agreement or the Related Agreements).

              (c)  SFOG  Acquisition  A and  SFOG  Acquisition  B.  Each of SFOG
                   ----------------------------------------------
Acquisition A and SFOG Acquisition B shall, at all times from the date of this Agreement through the expiration of the Flags II Limited Partnership Agreement, be a single-purpose entity that conducts no business other than the performance of its obligations under this Agreement and the Related Agreements and take all reasonable action so as not to incur any liabilities (other than Tax and similar obligations imposed by law or under this Agreement or the Related Agreements).

              12.5  Non-Competition.
                    ---------------

              (a) Agreement Not to Compete. If the Closing occurs and thereafter
                  ------------------------
until December 31, 2026 or the earlier termination of the Flags II Limited Partnership Agreement or the Lease (provided that if such earlier termination
                                      --------
shall be as a result of a Default, until one year after the date of such earlier termination), neither any of the SFEC Entities nor any other SFEC Affiliate shall, and the SFEC Entities shall cause the SFEC Affiliates to not, Directly Compete with the Amusement Park. For purposes of this Section 12.5, "Directly Compete" shall mean (i) owning, having an interest in, operating or managing, or having any ownership interest in any Person owning, having an interest in, operating or managing any other amusement park or theme park of over 10 acres (excluding parking) and containing two or more thrill rides that cost (when new) in excess of $4 million in the aggregate and located in the State of Georgia or
(ii) a water park within 25 miles of the boundary of the Amusement Park in any direction. For purposes of this Agreement, the term "thrill ride" means a mechanical ride such as Viper, Batman the Ride, Dahlonega Mine Train, Mine Bender, Georgia Cyclone, Great American Scream Machine (each of which is a ride at or, with respect to Batman the Ride, a ride being constructed at, the Amusement Park at the date of this Agreement) or similar rides, which provides to the rider a thrill experience from a substantial physical structure rather than a simulated experience.

              (b) De Minimus  Exception.  Section 12.5(a) shall not prohibit any
                  ---------------------
SFEC Affiliate from making a passive investment that is (i) a direct or indirect interest in an entity that, as less than 5% of its business, has facilities that Directly Compete with the Amusement Park, (ii) a 5% or less interest in any entity that has a cost basis of less than $250,000 or (iii) a non-controlling interest that represents less than 5% of any publicly traded entity.

              (c) Savings  Clause.  It is the intention of the parties that this
                  ---------------
Section 12.5 be given the broadest interpretation permissible under applicable law and that the unenforceability or invalidity of any term or provision of
Section 12.5 shall not render any other term or provision contained herein unenforceable or invalid. If the activities described in Section 12.5(a) or the period of time or the geographical areas covered by Section 12.5(a) should be deemed too extensive, then the parties intend that this Section 12.5 be construed to cover the maximum scope of business activities, period of time and geographical areas (not exceeding those specifically set forth herein) as may be permissible under applicable law.

              12.6  Certain Real Property and Other Matters.
                    ---------------------------------------

              (a) Certain Real  Property.  If the Closing  occurs and thereafter
                  ----------------------
for as long as the Lease shall not have expired or been terminated, no SFEC Entity will, and each SFEC Entity shall cause each SFEC Affiliate to not, without the prior written consent of Fund (which may be withheld by Fund in its sole discretion), own or acquire any interest in or lease (except pursuant to the Lease) any real property located within one mile of the then boundary of the Amusement Park in any direction, if such real property is used in connection with the Amusement Park, and otherwise within 500 yards of the boundary of the Amusement Park in any direction.

              (b)  SFEC  Park  Passes.  For so long as SFEC or SFTP  issue  such
                   ------------------
passes or similar passes, other than solely to full time employees, SFEC and SFTP shall provide, at their sole cost and expense, a pass (known at the date of this Agreement as a "Gold Card") providing unlimited admission (or, if unlimited admission passes are not then being so provided, the maximum use pass then being so provided) to all SFEC Parks and to any other amusement park any SFEC Entities owns or manages, to all water parks owned or operated, directly or indirectly, by SFEC and to the Amusement Park (or to such lesser number of attractions for which such passes are then being so provided) to Fund for (i) each then Unitholder of Fund (for Unitholders who are not individuals, for one individual who is an owner, trustee or beneficiary of the Unitholder as designated by Fund) and (ii) each of Steven Meiers, Jesse Sharf, Stephen Tolles and Debra Alligood White. Fund will, by November 30 of each year (provided that the notice for 1997
                                               --------
shall be given as soon as reasonable after the date of this Agreement), give notice to SFEC and SFTP of the number of such passes required for the next year and the names in which they are to be issued. SFEC and SFTP will deliver such passes (or, if applicable for any year, the then most comparable passes) to Fund when they are made available to others whom such passes are sold or otherwise issued. Any such passes will be subject to the restrictions applicable to such passes generally.

              12.7  Affiliate and Certain Other Transactions.
                    ----------------------------------------

              (a)  Affiliate Transactions.
                   ----------------------

                    (i) Neither EBITDA (to the extent it would otherwise be reduced thereby) nor cash flow of Flags II will be reduced for purposes of determining the obligations of SFOG Acquisition A, SFOG Acquisition B or Flags II under this Agreement or the Flags II Limited Partnership Agreement by any charges, payments or accruals for (A) services provided through SFEC or any Controlled SFEC Affiliate to Flags II or SFOG II Employee to the extent of the portion of the charges therefor, if any, in excess of the out-of-pocket cost paid by SFEC or such Controlled SFEC Affiliate to a Third Party in connection with the provision of such services, (B) any interest on loans by SFEC or any Controlled SFEC Affiliate to Flags II to the extent of the portion of such interest, if any, in excess of Prime, (C) any tangible or intangible items sold or licensed by SFEC or any Controlled SFEC Affiliate to Flags II to the extent of the portion of the charges therefor, if any, in excess of the lesser of the depreciated or amortized cost or the fair market value of such tangible or intangible items or (D) any payments by Flags II to SFOG II Employee that are in excess of the lesser of (x) the out-of-pocket costs of SFOG II Employee related to the employment of the park personnel (to the extent they work at or for the Amusement Park and including the Park Employees) or (y) the expenses that would have been properly incurred by Flags II if the Park Employees had been employed directly by Flags II, giving effect to any cost savings realized or expenses avoided by Flags II because of SFOG II Employee being the employer of the park personnel, including the Park Employees. EBITDA and cash flow of Flags II will be increased for purposes of determining the obligations of SFOG Acquisition A, SFOG Acquisition B and Flags II under this Agreement and the Flags II Limited Partnership Agreement by the amount, if any, by which any revenue attributable to tangible or intangible items sold or licensed by Flags II to SFEC or any Controlled SFEC Affiliate is less than the greater of the depreciated cost to Flags II or the fair market value of such tangible or intangible items. For purposes of this Section 12.7(a)(i), "Third Party" means any Person other than SFEC or any

Controlled  SFEC  Affiliate;  provided  that,  with respect to the  provision of
                              --------
sponsorship sales, national or regional marketing services (but not actual advertising), engineering, human resources, benefits management, ride and theming design, risk management, property tax services, public relations, government relations, accounting, audit, legal or financial services, "Third Party" means any Person other than any SFEC Entity or any SFEC Affiliate. Flags II will not, and SFOG II will cause Flags II to not, directly or indirectly, guarantee any obligations of any SFEC Entity or SFEC Affiliate (including as a guarantee, for this purpose, income maintenance, net worth maintenance or, without limitation, any other arrangements the effect of which is in substance a guarantee or assurance of payment or performance), other than a Person that is wholly owned by Flags II. Notwithstanding anything to the contrary in this
Section 12.7(a)(i), there shall be no adjustment to EBITDA or cash flow of Flags II for any payments received from and/or paid to a Controlled SFEC Affiliate in respect of a loan or exchange, for a very limited period of time, on a fair basis and consistent with past practice, of personnel and/or specialized equipment (other than rides) among the SFEC Parks. Neither EBITDA nor cash flow of Flags II will be reduced for compensation and related expenses associated with persons (x) who are officers or employees of any SFEC Entity or SFEC Affiliate (in addition to, if applicable, SFOG II Employee) and (y) whose primary responsibilities relate to the business of one or more of the SFEC Entities (other than SFOG II Employee) or SFEC Affiliates, rather than primarily to SFOG II Employee or Flags II; and for the purposes of determining EBITDA and whether cash flow of Flags II is reduced, compensation and related expenses of personnel whose primary responsibilities relate to SFOG II Employee or Flags II (but who also have non-SFOG II Employee or non-Flags II responsibilities) will be apportioned on a fair and consistent basis, provided that no apportionment will be required if the non-SFOG II Employee and non-Flags II responsibilities are immaterial.

                   (ii) Neither EBITDA (to the extent it would otherwise be reduced thereby) nor cash flow of Flags II will be reduced for purposes of determining the obligations of SFOG Acquisition A, SFOG Acquisition B or Flags II under this Agreement or the Flags II Limited Partnership Agreement by any charges, payments or accruals for (A) tangible or intangible items directly or indirectly sold or licensed or services directly or indirectly provided by any SFEC Affiliate (other than any Controlled SFEC Affiliate) to Flags II to the extent of the portion of the price therefor, if any, that is (in light of the other terms of such transaction) in excess of the lesser of (1) the price that is no less favorable to Flags II (in light of such other terms) than the price that would have been obtainable in an arms length transaction with an unaffiliated third party and (2) the price at which comparable tangible or intangible items are sold or licensed or services are provided by any SFEC Entity or SFEC Affiliate to any SFEC Park or (B) any interest on loans by any SFEC Affiliate (other than any Controlled SFEC Affiliate) to Flags II to the extent of the portion of such interest, if any, in excess of Prime. For purposes of the foregoing, the license of the Warner Bros. characters on the terms set forth in the License Agreement, dated as of June 23, 1995, shall be deemed to comply with the requirements of clause (A) of this Section 12.7(a)(ii). EBITDA and cash flow of Flags II will be increased for purposes of determining the obligations of SFOG Acquisition A, SFOG Acquisition B or Flags II under this Agreement and the Flags II Limited Partnership Agreement by any revenue for tangible or intangible items sold or licensed or services provided by Flags II to any SFEC Affiliate (other than a Controlled SFEC Affiliate) to the extent of the amount, if any, by which such revenue is less than the revenue that could have been obtained by Flags II in an arms length transaction with an unaffiliated third party.

              (b)  third-party Transaction Allocations.
                   -----------------------------------

                    (i) Neither EBITDA (to the extent it would otherwise be reduced thereby) nor cash flow of Flags II will be reduced for purposes of determining any obligation of SFOG Acquisition A, SFOG Acquisition B or Flags II under this Agreement or the Flags II Limited Partnership Agreement for the portion, if any, of any charges, payments or accruals for the following that is in excess of the amounts that would have been charged to Flags II using a fair and consistent method of allocation: (A) the provision to Flags II, in common with other SFEC Parks, of property, casualty and liability insurance under third-party policies of insurance, from unaffiliated third-party insurance companies, permitted by the Flags II Limited Partnership Agreement or by the Lease and unaffiliated third-party administration of employee benefits for employees of the Amusement Park (of SFOG II Employee with respect to Park Employees), in common with other SFEC Parks, or (B) the purchase or lease by or licensing to Flags II, in common with other SFEC Parks, of advertising and advertising services, rides, merchandise, intellectual property, other tangible or intangible items or other services from or by non-affiliated third parties.

                   (ii) Revenues generated by the sale to third parties of any intangible rights of Flags II, in common with other SFEC Parks, including, without limitation, sponsorships, cross-promotions or cooperative advertising (net of charges not otherwise precluded from being applied to reduce EBITDA) shall be allocated to Flags II using a fair and consistent method of allocation.

                  (iii) The term  "fair  and  consistent  method of  allocation"
means that (A) to the extent any expenses or revenues are reasonably attributable directly to the Amusement Park or to any SFEC Park, such expenses or revenues are charged or credited only to the Amusement Park or such SFEC Park in question and (B) any other expenses or revenues that are not reasonably attributable directly to the Amusement Park or any SFEC Park are allocated among the Amusement Park and the SFEC Parks on the basis of a rational and reasonable criterion, such as, by way of example only, the number of SFEC Parks or the attendance, employees, revenues, net income or EBITDA of each park; provided
                                                                        --------
that, if a criterion is used after December 31, 1996 for purposes of allocating any item of expense or revenue, that same criterion shall at all times thereafter be used for purposes of allocating the same and all similar items of expense or revenue.

              (c)  EBITDA and Cash Flow Adjustments.
                   --------------------------------

                    (i) If at any time during the Procedure Period for any year there shall be discovered or disclosed any understatement of EBITDA with respect to such year (and, if the understatement is discovered by Fund or Flags (or their agents or representatives), notice thereof was given by Flags to SFOG II prior to the end of such Procedure Period) and such understatement is a result of any transaction that failed in whole or in part to comply with Section 12.7(a)(i) or, unless the procedures set forth in Section 12.7(d) and the agreement of the parties or the decision of the Expert referred to therein has been complied with, Section 12.7(a)(ii), then SFEC, SFTP, SFOG Acquisition A, SFOG Acquisition B and SFOG II shall, jointly and severally and within 30 days after final determination of the amount involved, pay or cause to be paid to any Unitholder whose Units or fractions thereof have previously been purchased pursuant to the Tender Offer or any Liquidity Put and who would have received a greater amount had EBITDA not been so understated, an amount equal to (A) the difference between (x) the amount which would have been received had EBITDA been calculated as provided in Section 12.7(a)(i) and Section 12.7(a)(ii) (unless the procedures set forth in Section 12.7(d) and the agreement of the parties or the decision of the Expert referred to therein have been complied with) and (y) the amount actually received plus (B) interest on such difference from the applicable Tender Offer Settlement Date or Liquidity Put Settlement Date, as the case may be, to the date of payment at the Default Rate.

                   (ii) If at any time during the Procedure Period for any year there shall be discovered or disclosed any understatement of EBITDA for such year (and, if the understatement is discovered by Fund or Flags (or their agents or representatives), notice thereof is given by Flags to SFOG II prior to the end of such Procedure Period) -- if (w) such understatement was a result of any transaction that failed to comply with Section 12.7(a)(ii), provided that the
                                                               --------
procedure set forth in Section 12.7(d) and the agreement of the parties or the decision of the Expert referred to therein has been complied with, (x) such understatement was determined by agreement pursuant to Section 12.18(e), (y) such understatement was determined by a decision of the Accounting Arbitrator with respect to an Arbitrable Judgment pursuant to Section 12.18(g), or (z) to the extent the understatement is not due to a matter otherwise provided for in clauses (i) or (iii) of this Section 12.7(c) -- SFEC, SFTP, SFOG Acquisition A, SFOG Acquisition B and SFOG II shall, jointly and severally and within 30 days after final determination of the amount involved, pay or cause to be paid to any Unitholder whose Units or fractions thereof have previously been purchased pursuant to the Tender Offer or any Liquidity Put and who would have received a greater amount had EBITDA not been so understated, an amount equal to (A) the difference between such greater amount and the amount received plus (B) interest on such difference from the applicable Tender Offer Settlement Date or Liquidity Put Settlement Date, as the case may be, to the date of payment at Prime.

                  (iii) If at any time during the Procedure Period for any year there shall be discovered or disclosed any understatement of EBITDA for such year (and, if the understatement is discovered by Fund or Flags (or their agents or representatives), notice thereof is given by Flags to SFOG II prior to the end of such Procedure Period) and to the extent such understatement was a result of any transaction that, to the knowledge of any SFEC Entity, any Controlled SFEC Affiliate or SFOG II, failed to comply with Section 12.7(a) and, if applicable, the procedures set forth in Section 12.7(d) have not been complied with or have been complied with but the decision of the Expert or, if applicable, the agreement of the parties referred to therein has not been complied with, then (A) SFEC, SFTP, SFOG Acquisition A, SFOG Acquisition B and SFOG II shall, jointly and severally and within 30 days after final determination of the amount involved, pay or cause to be paid to any Unitholder whose Units or fractions thereof have previously been purchased pursuant to the Tender Offer or any Liquidity Put and who would have received a greater amount had EBITDA not been so understated, an amount equal to (x) the difference between such greater amount and the amount received plus (y) interest on such difference from the applicable Tender Offer Settlement Date or Liquidity Put Settlement Date, as the case may be, to the date of payment at the Default Rate and (B) as liquidated damages for the EBITDA understatement (but not for any other breach as may be involved therein or related thereto) and in recognition of the possibility that, if one or more EBITDA understatements becomes known to the parties, other EBITDA understatements may not have been discovered (with the result that EBITDA damages may be difficult or impossible to calculate), the parties agree that EBITDA for the year in which discovery or disclosure occurred or, if later, the year in which the amount involved was finally determined (but not later than 2025), shall be increased by two times the amount of the understatement(s). For the purposes of this Section 12.7(c)(iii) knowledge means "actual knowledge" of the failure to act in a manner consistent with the standard set forth in Section 12.7, whether or not the Person knew of that standard or its being applicable.

                  (iv) If there is an EBITDA understatement for 1997, then the Per Unit Mandatory Adjustment Amount (and, if applicable, the Per Unit Tender Offer Price) shall be adjusted using the correct EBITDA.

                  (v) If during the Procedure Period for any year there has been discovered or disclosed one or more understatements of EBITDA for such year (and if the understatement is discovered by Fund or Flags (or their agents or representatives) notice thereof is given by Flags to SFOG II prior to the end of such Procedure Period) (it being recognized that Procedure Periods overlap so, in any given Procedure Period, understatements for more than one year may be discovered or disclosed), with respect to Unitholders all of whose Units or fractions thereof have not then been purchased pursuant to the Tender Offer or a Liquidity Put, in addition to the adjustments provided for in Sections 12.7(c)(iii) and (iv) (but without duplication of any adjustments provided for in Section 12.7(c)(iii)), if any, SFOG Acquisition A and/or SFOG Acquisition B, as applicable, will (subject to the alternative set forth in the following sentence) provide to all such Unitholders the opportunity to put such Units, without proration, in the Liquidity Put next following the final determination of such understatement, at a Put Price equal to the highest value for "A" minus "B", where "A" is the Put Price at which the Units could have been put, in the years in which the Formula Amount is affected by the EBITDA understatements, had EBITDA not been understated, plus interest thereon at Prime (compounded semi-annually) from the applicable Liquidity Put Settlement Date(s), and "B" is the distributions received by the Unitholder from Fund in respect of such Units after each such Liquidity Put Settlement Date in question, plus interest on each such distribution at Prime (compounded semi-annually) from each such date of distribution. Alternatively, SFOG Acquisition B may, by notice to Fund by the then next March 15, elect to add to the EBITDA for the then immediately preceding year, for the purpose of calculating the Formula Amount for the Liquidity Put to be made available in the year in which such notice is given and subsequent years, to the extent applicable for purposes of calculating the Formula Amount in those years, an amount equal to the EBITDA understatements for each such year, plus interest at Prime from the end of each such year, but without duplication of adjustments then made pursuant to Section 12.7(c)(iii). The special Liquidity Put that may be made available pursuant to the first two sentences this Section 12.7(c)(v) ("Special Liquidity Put") shall be in addition to the Liquidity Put otherwise to then be made available (the "Regular Liquidity Put"), provided that (x) such Regular Liquidity Put need not be made available
        --------
if the Put Price in the Special Liquidity Put is higher than the Put Price in the Regular Liquidity Put or (y) if there is then no proration for Regular Liquidity Puts or SFOG Acquisition A and/or SFOG Acquisition B, as applicable, elects to purchase all Units put in the Regular Liquidity Put, in which event only the Liquidity Put (whether Special or Regular) that yields the highest Put Price shall be made so available.

                  (vi) To the extent cash flow of Flags II is reduced, but should not have been reduced pursuant to Sections 12.7(a)(i) or (ii) or 12.7(b), the SFEC Entities shall, jointly and severally and within 30 days after final determination of the amount(s) in question, pay to Flags II the amount by which its cash flow was so reduced plus interest (A) at the Default Rate, to the extent, if at all, interest with respect to the corresponding EBITDA understatement is payable at the Default Rate, or (B) otherwise at Prime.

              (d) Designated Affiliate Transactions.  If SFOG II determines that
                  ---------------------------------
it would be advisable for Flags II to enter into a transaction with an SFEC Affiliate (other than a Controlled SFEC Affiliate) under Section 12.7(a)(ii), then SFOG II may give Flags at least ten Business Days prior written notice of its intention to enter into such transaction (a "Designated Affiliate Transaction"), which notice shall reasonably describe the details of the Designated Affiliate Transaction. If within ten Business Days after receipt of such notice, Flags fails to notify SFOG II in writing that it has approved the Designated Affiliate Transaction, then, at the request of SFOG II, the parties will negotiate to determine the terms for such Designated Affiliate Transaction that would comply with Section 12.7(a)(ii) and, if they are unable to reach agreement within a 20-day period, an independent expert knowledgeable in the relevant business (an "Expert"), designated jointly by SFOG II and Flags, shall determine whether such Designated Affiliate Transaction complies with Section 12.7(a)(ii). If SFOG II and Flags are unable to agree upon an Expert, then such Expert shall be selected by two other experts, one selected by SFOG II and one selected by Flags. All such selections of the Expert shall be effected as promptly as reasonably practicable and all fees and expenses of Expert shall be borne by SFOG II and shall not be charged to Flags II. In making his or her determination, the Expert will be provided solely with the written information presented by SFOG II to Flags and, after a reasonable time after Flags receives such information, any statement by Flags of its opposition and any information it desires to present. If Flags II enters into a Designated Affiliate Transaction after an Expert determination has been made that the Designated Affiliate Transaction does not comply with Section 12.7(a)(ii), without the terms of the transaction being changed to terms the Expert determines comply with Section 12.7(a)(ii), the determination that the Designated Affiliate Transaction does not meet 12.7(a)(ii) and, if applicable, the amount determined by the Expert shall be conclusive against SFOG II, SFOG Acquisition A and SFOG Acquisition B, EBITDA shall be adjusted as provided in Section 12.7(c) and cash flow shall not be reduced as provided in Sections 12.7(a)(ii) and 12.7(c)(vi). If the Expert determines that the Designated Affiliate Transaction complies with
Section 12.7(a)(ii) or that it does not comply, specifying the amount by which it does not so comply, and the transaction is completed on the terms that the Expert determines comply with Section 12.7(a)(ii), Flags may, in the next arbitration after the Designated Affiliate Transaction (but not more than two years after the Designated Affiliate Transaction), challenge whether, based on all relevant facts with respect to the circumstances existing at the time of the transaction, there was such compliance with Section 12.7(a)(ii) and, if Flags prevails, there shall be an adjustment to EBITDA as provided in Section 12.7(c) and to cash flow as provided in Section 12.7(c)(vi). Flags shall have no obligation to, and shall have no liability with respect to any failure(s) by it to, approve any proposed Designated Affiliate Transaction.

              (e) Employee  Notification.  SFEC shall notify  relevant  SFEC and
                  ----------------------
SFOG II Employee personnel of the existence of this Section 12.7 and shall instruct such personnel to act in a manner consistent with this Section 12.7 with respect to those transactions subject to the terms of this Section 12.7 for which such personnel has decision making responsibility.

              (f)  Alternative Dispute Resolution.
                   ------------------------------

                    (i) If any dispute regarding the calculation of EBITDA or cash flow as a result of any transaction that failed or allegedly failed to comply with Section 12.7(a) (including whether an understatement of EBITDA was knowing and intentional), including any dispute arising or continuing after the procedure set forth in Section 12.7(d) has been complied with, such dispute shall be referred to the Los Angeles, California office of the American Arbitration Association ("AAA") for confidential, binding arbitration administered by the AAA pursuant to its Commercial Rules and Supplementary Procedures for Large, Complex Disputes then in effect. If the parties mutually agree in writing, the AAA Arbitration Rules and Procedures may be modified or supplemented. The arbitrator shall be a single neutral who shall, if such a Person is available, be a retired or former judge selected from the AAA Commercial Large Complex Case Panel of Neutrals or, if the AAA no longer maintains such a Panel, from the Panel that succeeds to such Panel. The arbitrator shall be entitled, in his or her discretion, to retain an independent accountant or accounting firm (provided such accountant or firm could serve as
                                --------
Accounting Arbitrator) and one or more experts qualified to act as, but who did not act as, an Expert under Section 12.7(d). In the arbitration, the parties shall be entitled to discovery as if the matter were pending in the California Superior Court or the Federal District Court for the Central District of California, as determined by the arbitrator.

                    (ii) With respect to the dollar amount of any alleged EBITDA understatement only (but not any other issues, including, without limitation, whether any understatement of EBITDA was knowing or intentional), Flags and SFOG II shall, on the date specified by the arbitrator, present to the arbitrator sealed contentions of the amount which should have been charged to EBITDA in respect of the transaction(s) in question, which the arbitrator shall open. If the higher amount is within 5% of the lower amount, the two amounts shall be averaged and become the decision of the arbitrator on the issue in question. Otherwise, to decide that issue, the arbitrator shall pick one of the amounts proposed by SFOG II or Flags, but not any other amount.

                    (iii) The costs of the arbitration, the arbitrator and any accounting firm, accountant or expert retained by the arbitrator, shall be borne by SFOG II and Flags (but not by Flags II) in such proportions as the arbitrator determines. The costs of the arbitration and of the parties to this Agreement in connection with the arbitration will not reduce EBITDA or the cash flow of Flags II.

                    (iv) The decision of the arbitrator, who shall decide the enforceability of this Section 12.7(f), shall be final and unappealable and judgment thereon may be entered in any court of competent jurisdiction.

              12.8  Information Obligations.
                    -----------------------

              (a) Financial Statements,  Tax Information and Related Deliveries.
                  -------------------------------------------------------------
SFEC and SFOG II shall deliver or cause to be delivered to Flags the financial statements, reports, tax information and related documents set forth below in this Section 12.8.

                    (i) Annual Financial Statements, Tax Information and Related
                        --------------------------------------------------------
                        Deliveries.
                        ----------

                          (A) Audited Financial Statements. As soon as -------------------------------- practicable and in any event not later than 90 days after the end of each year of Flags II (for 1997, not later than 90 days after the end of the period from the formation of Flags II through December 31, 1997 (for convenience, referred to below in this
                               Section 12.8 as the "Short Year")), the audited balance sheet of Flags II and notes thereto required by GAAP as of the end of such year (or, if applicable, the Short Year) and the related audited statements of operations, partners' capital and cash flows of Flags II and the notes thereto for such year (or, if applicable, the Short Year, provided that, if permissible under
                                            --------
                               GAAP, such related financial statements shall be combined statements of Flags for the period
                               January 1, 1997 to the Effective Date and of Flags II for the period beginning on the Effective Date through December 31, 1997), prepared on an accrual basis in accordance with GAAP, which financial statements shall present fairly, in all material respects, Flag II's financial position and the results of its operations and cash flows as of the date thereof and for the period covered thereby.

                          (B)  EBITDA   Calculation.   Concurrently   with   the
                               --------------------
                               delivery of the financial statements delivered pursuant to Section 12.8(a)(i)(A), a statement showing the calculation of EBITDA in accordance with the definition of EBITDA contained in this Agreement and the notification of initial judgments provided for in Section 12.18(c).

                          (C)  Auditor's  Report.  The financial  statements and
                               -----------------
                               calculation delivered pursuant to Section 12.8(a)(i)(A) and (B) shall be accompanied by a report thereon of an independent certified public accountant of recognized national standing (x) confirming that the financial statements delivered pursuant to Section 12.8(a)(i)(A) have been prepared as described in that Section, (y) to the extent not precluded under the rules of the American Institute of Certified Public Accountants or equivalent guidelines (in the reasonable judgment of such independent certified public accountant), confirming that the EBITDA statement delivered pursuant to Section 12.8(a)(i)(B) and the notification of initial judgments have been prepared as described in that Section and (z) to the extent not precluded under the rules of the American Institute of Certified Public Accountants or equivalent guidelines (in the reasonable judgment of such independent certified public accountant), an agreed-upon procedures report in substantially the form of Exhibit
                               12.8(a)(i)(c). The fees and expenses of the independent certified public accountant will be paid by Flags II and will be an expense in determining EBITDA.

                          (D)  Certificate  of  Chief  Financial  Officer.   The
                               ------------------------------------------
                               financial statements and calculation delivered pursuant to Sections 12.8(a)(i)(A) and (B) shall be accompanied by a certificate of the chief financial officer of SFOG II (w) confirming that the financial statements delivered pursuant to
                               Section 12.8(a)(i)(A) have been prepared as described in such Section, (x) confirming that the EBITDA statement delivered pursuant to
                               Section 12.8(a)(i)(B) has been prepared as described in that Section, and (y) to the effect that he or she has reviewed the terms of this Agreement, the Flags II Limited Partnership Agreement and the Lease and made a review in reasonable detail of the transactions and condition of Flags II during the year covered by such financial statements and that the review has not disclosed, nor is such Person otherwise aware of, the existence of any Default under or noncompliance with this Agreement, the Flags II Limited Partnership Agreement or the Lease during or at the end of such year or, if there has been or is such a Default or noncompliance, specifying the nature, amount and period of existence thereof and the action SFOG II has taken, is taking or proposes to take with respect thereto.

                          (E)  Tax Information. As soon as practicable but in no
                               ---------------
                               event later than March 15 of each year, commencing March 15, 1998, all information concerning Flags II necessary for the preparation by Flags and Fund of their returns for Tax purposes for the prior year.

                          (F)  EBITDA Understatement. If any SFEC Entity or SFEC
                               ---------------------
                               Affiliate (or their agents or representatives) discovers an understatement of EBITDA for any year during the Procedure Period for such year, the SFEC Entities shall, within ten Business Days and in any event prior to the end of such Procedure Period, provide to Flags notice and a description of the nature of such understatement. Any such notice given or required to be given shall substitute for the notices to be given by Flags under Section 12.7(c).

                    (ii) Quarterly Financial  Statements and Related Deliveries.
                         ------------------------------------------------------
As soon as practicable and in any event not later than 45 days after the end of the first three quarters of Flags II in each year (within 45 days of the end of the period from the date of formation of Flags II through March 31, 1998 (the "Short Quarter")), the unaudited balance sheet of Flags II as of the end of such quarter (or, if applicable, the Short Quarter) and the related unaudited statements of operations, partners' capital, and cash flows of Flags II for such quarter (or, if applicable, the Short Quarter, combined with such related unaudited financial statements of Flags for the period January 1, 1997 to the beginning of the Short Quarter) and for the year to date (or, if applicable, the Short Year, combined with such related unaudited financial statements of Flags for the period January 1, 1997 to the beginning of the Short Year), prepared on an accrual basis in accordance with GAAP, which financial statements shall present fairly, in all material respects, Flags II's financial position and the results of its operations and cash flows as of the date thereof and for the periods covered thereby (subject, in each case, to normal year-end adjustments).

                   (iii) Monthly  Statements.  As soon as practicable and in any
                         -------------------
event not later than 30 days after the end of each month (or, if applicable, the partial month period from the date of formation of Flags II, if not the first day of a month, to the end of the month of such formation), the unaudited balance sheet of Flags II as of the end of such month and unaudited statements of operations and cash flows of Flags II for such month and year-to-date, substantially in the form attached as Exhibit 12.8(a)(iii) to this Agreement.

                   (iv) Certain  Working  Papers.  As soon as practicable  after
                        ------------------------
written request therefor by Flags and in any event not later than 15 days after the latter of delivery of the financial statements delivered pursuant to Section 12.8(a)(i)(A) and the making of such request, SFEC, SFOG II and SFOG II Employee shall make available to Flags, in Los Angeles, California, complete copies of
(A) all working papers of the independent accountants for SFOG II, Flags II, SFOG II Employee and any Controlled SFEC Affiliates (subject to the internal policies of such independent certified public accountants, it being agreed that SFEC, SFOG II and SFOG II Employee shall use and cause the other SFEC Entities and the Controlled SFEC Affiliates to use their reasonable best efforts to cause such accountants to, including directing such accountants to, make such working papers available) created in connection with the preparation of the financial statements delivered pursuant to Section 12.8(a)(i)(A) or Section 12.8(a)(ii), as applicable, (B) the general ledger of Flags II and (C) the working papers of Flags II summarizing the calculations made in determining EBITDA.

              (b)  Manager  Meetings.  At the  request of Flags,  the  president
                   -----------------
and/or general manager and chief financial officer of the Amusement Park or Flags II and, upon the request of Flags to the president, general manager or, in the absence of either of them, the senior-most executive at the Amusement Park, such other Flags II, Amusement Park and SFOG II Employee management and employees as Flags II may request will, at a mutually convenient time, meet with Flags or its representatives at the Amusement Park to discuss matters relating to the Amusement Park and Flags II specified by Flags or its representatives. SFEC, SFOG II and SFOG II Employee will, and will cause Flags II to, use their respective best efforts to cause Amusement Park management and employees to comply with the foregoing.

              (c)  Other  Reports.  SFEC,  SFOG II and  SFOG II  Employee  shall
                   --------------
deliver or cause to be delivered to Flags as soon as practicable after preparation thereof and upon the written request therefor by Flags, the final versions (provided that any version that is provided to the board of directors
           --------
(or similar body) of SFEC, SFTP or SFOG II or to any lenders to Flags II or any SFEC Entity will be deemed final versions for this purpose) of the following: any current year financial projections or similar studies (provided that, except
                                                           --------
as provided in Section 12.8(e), projections or similar studies for the then current year shall be delivered only after the Liquidity Put Settlement Date for that year), material visitor surveys, strategic plans, capital expenditure forecasts, material industry reports and material safety reports, in each case prepared in whole or in part by or for

SFOG II, Flags II, SFOG II Employee or any SFEC Entity or SFEC Affiliate, but only to the extent such information relates to Flags II or the Amusement Park and only if it is practicable to excerpt such information from any such report. SFEC and SFOG II will provide to Flags, with the quarterly financial statements provided for in Section 12.8(a)(ii), a list of all documents of the type described in this Section 12.8(c) that have been provided to the board of directors (or similar body) of SFEC, SFTP or SFOG II or to any lenders to Flags II or any SFEC Entity during the quarter or that have not been previously listed and which SFEC or SFOG II believes are materially related to the Amusement Park, plus any other category of reports that is specified by Flags (in each case of which Flags can request a copy pursuant to this Section 12.8(c)), together with a brief description of each of them.

              (d) Information Regarding Affiliate Transactions. Without limiting
                  --------------------------------------------
the other information rights of Flags set forth herein, the SFEC Entities shall make available to Flags or its representative(s), in Los Angeles, California, or Atlanta, Georgia, at the election of Flags, within 20 Business Days after a request by Flags therefor to SFOG II, information and complete copies of supporting documents, including all accountants' working papers (subject to the internal policies of such independent certified public accountant, it being agreed that SFEC Entities shall use their reasonable best efforts to cause such accountants to, including in each case directing such accountants to, make such working papers available), as to all transactions, charges, payments and accruals involving any SFEC Entity or SFEC Affiliate, on the one hand, and Flags II or SFOG II Employee, on the other, or that are necessary or appropriate to verify compliance with Section 12.7.

              (e) Information  Rights at End-of-Term.  If the End-of-Term Option
                  ----------------------------------
is not exercised, Flags and Fund shall be entitled to receive, not later than 30 days (time being of the essence) after the demand therefor, all information and reports described in Section 12.8 and all financial projections and similar studies for all then prospective years and, without limitation, to make such information available to others to which the Amusement Park may be sold or with which a transaction of the type referred to in Section 8.5(d) may be effected.

              (f) Information Rights in General. Notwithstanding anything to the
                  -----------------------------
contrary or any words of limitation contained in this Section 12.8, Flags shall have all rights to information related to Flags II and SFOG II Employee (as if it were part of Flags II and not a separate entity) that are afforded to general partners of limited partnerships under the Georgia Uniform Limited Partnership Act (as if, for this purpose, Flags II were formed under the Georgia Uniform
Limited Partnership Act (as opposed to the Georgia Revised Uniform Limited Partnership Act or the Delaware Revised Uniform Limited Partnership Act)).

              (g) Confidentiality. Flags may provide any information relating to
                  ---------------
the business of Flags II received by it to Fund. Except with respect to information that Flags and Fund have the right to disseminate under Section 12.8(e), Fund and Flags shall, and shall use their reasonable best efforts to cause their affiliates (including the limited partners of Fund) and its and their respective agents or representatives to, keep secret and hold in confidence any and all confidential information received pursuant to Section 12.7(d), this Section 12.8 and Section 12.18 relating to the business of Flags II or SFOG II Employee and reasonably identified as confidential by Flags II, other than: (i) information that has become generally available to the public other than as a result of a disclosure in violation of this Agreement; (ii) information that becomes available to them on a non-confidential basis from a third party that, insofar as they have actual knowledge, has no obligation of confidentiality to a party to this Agreement with respect to such information and has not itself received such information directly or indirectly in breach of any such obligation of confidentiality; (iii) information that is required to be disclosed by applicable law or judicial order (provided in the case of clause
                                                  --------
(iii) that the party making such disclosure or whose affiliates, agents or representatives are making such disclosure shall notify Flags II as promptly as practicable (and, if possible, prior to making such disclosure) and shall, at the expense of Flags II, use its reasonable best efforts to limit the scope of such disclosure and seek confidential treatment of the information to be disclosed); and (iv) financial statements, tax information and EBITDA calculations referred to in Sections 12.8(a)(i), (ii) and (iii). Nothing in this
Section 12.8(g) shall require Fund or Flags to fail to comply with any obligations imposed by law to disclose documents or information to its partners. The parties agree that no disclosure of (i) information by Fund to its partners, SFG, Inc., the directors of SFG, Inc., in connection with the Consent Solicitation Statement, dated December 10, 1996, or in connection with the solicitation of the Fund Limited Partners' Approval or of alternative transactions to the transactions contemplated by this Agreement and the Related Agreements or (ii) information specified on Exhibit 12.8(g) and received from Flags to third parties in connection with the solicitation of alternative transactions to the transactions contemplated by this Agreement and the Related Agreements violated this Section 12.8(g), the Flags Limited Partnership Agreement or any other obligation of Fund to any SFEC Entity.

              (h)  Information Relating to Guarantors.
                   ----------------------------------

                    (i) Each of the Guarantors whose Net Worth is being considered in determining whether the Net Worth Standard is satisfied shall deliver to Flags the unaudited quarterly financial statements and audited annual financial statements of such Guarantor promptly following the date such financial statements are filed with the Securities and Exchange Commission or otherwise become generally available and, in any event, within 50 days after the end of each such quarter and 105 days after the end of each such year.

                    (ii) Concurrently with the delivery of any financial statements pursuant to Section 12.8(h)(i), if such financial statements reflect that the Net Worth Standard would not be met without giving effect to the provisos set forth in the definition of Net Worth, then each Guarantor shall deliver to Flags a certificate (A) setting forth the calculation of such Guarantor's Net Worth in accordance with the definition thereof, (B) reconciling such calculation with the audited financial statements of such Guarantor and (C) setting forth any "writedown" of, reserve against or sale at a loss of any intangible asset or any group of related intangible assets (other than normal depreciation or amortization) of $50 million or more, or with respect to an intangible asset or group of related intangible assets that have been depreciated or amortized by $100 million or more since January 1, 1997; provided
                                                                        --------
that TWX may deliver one certificate on behalf of and covering all such Guarantors; and provided, further, that with respect to any "writedowns" of or
                 --------   -------
reserves against intangible assets that are not required to be set forth in such certificate, such certificate may contain a single entry reflecting the Guarantor's best estimate of the aggregate of all such "writedowns" or reserves.

                    (iii) With the certificate referred to in Section 12.8(h)(ii), to the extent not prohibited by the rules of the American Institute of Certified Public Accountants or equivalent guidelines (in the reasonable judgment of such independent certified public accountants), each Guarantor shall deliver a certificate of its independent accountants stating that they have reviewed (A) the financial statements referred to in Section 12.8(h)(i) and (B) the certificate referred to in Section 12.8(h)(ii) and that such certificate presents fairly in all material respects the Guarantor's Net Worth as defined herein giving effect to the last proviso of Section 12.8(h)(ii).

              (i) Preparation of Financial Statements  Generally.  The financial
                  ----------------------------------------------
statements of Flags II described in Sections 12.8(a)(i)(A), 12.8(a)(ii) and 12.8(a)(iii) shall be prepared by management of Flags II in accordance with GAAP and neither such financial statements nor any financial statements of any SFEC Entity or SFEC Affiliate shall be required, by the provisions of this Agreement relating to the calculation of EBITDA, to be prepared in the manner in which EBITDA is calculated.

              12.9 No  Liability of Fund  Partners or, After SFG-I,  LLC Becomes
                   -------------------------------------------------------------
the Manager of Flags, the Manager of Flags; Additional Limitation on Liability.
------------------------------------------------------------------------------

              (a)  Generally.  Each of the SFEC  Entities  agrees  that  none of
                   ---------
Salkin, any of its trustees or beneficiaries, SFG, Inc., any of its directors, officers, employees or shareholders, SFG-I, LLC and SFG-II, LLC, any of their managers, members, officers or employees or any of the limited partners of Fund (except SFOG Acquisition A and SFOG Acquisition B) nor, upon and after SFG-I, LLC becomes the manager of Flags, the members or manager of Flags, has or will have any personal liability to any SFEC Entity or any SFEC Affiliate for the obligations of Fund, Flags or Flags II, including, without limitation, under this Agreement, the Flags II Limited Partnership Agreement or the Lease. All liabilities of Fund and, with respect to transactions occurring after the Effective Date, Flags, in each case under this Agreement and the Related Agreements, shall be satisfied solely out of the assets of Fund or Flags, as the case may be, as an entity separate and apart from its partners. With respect to such liabilities, Fund will indemnify SFOG Acquisition A and SFOG Acquisition B out of amounts otherwise payable to its partners other than SFOG Acquisition A and SFOG Acquisition B (but only if the liability was owed to SFOG Acquisition A and/or SFOG Acquisition B in their capacity as Special Limited Partners or limited partners of Fund).

              (b) First Exception.  Notwithstanding  Section 12.9(a), SFG, Inc.,
                  ---------------
SFG-I, LLC and SFG-II LLC shall, after the Effective Date, each be liable to the SFEC Entities for any losses, liabilities or expenses incurred by such SFEC Entities arising out of the negligence or wrongful conduct of SFG, Inc., SFG-I, LLC or SFG-II, LLC, as applicable, provided that none of SFG, Inc., SFG-I, LLC
                                     --------
and SFG-II, LLC shall have any greater liability to any SFEC Entity in its capacity as a limited partner of Fund than it has to any other limited partner of Fund; and provided, further, that no shareholder, officer or director of SFG,
             --------  -------
Inc. or any member or manager of SFG-I, LLC or SFG-II, LLC as such will under any circumstances have any responsibility for any obligation or liability of SFG, Inc., SFG-I, LLC or SFG-II, LLC under this Agreement or any Related Agreement, any such liability being limited to the assets of SFG, Inc., SFG-I, LLC or SFG-II, LLC as separate entities, even if the assets in question are nominal.

              (c) Second Exception.  Nothing in Section 12.9(a) or 12.9(b) shall
                  ----------------
operate to insulate any Person from any obligation such Person may otherwise have to return any money, together with any interest as provided by law, that, under this Agreement or the Related Agreements, is wrongfully paid or distributed to such Person. Any Person, including without limitation the SFEC Entities, may pursue legal remedies to effectuate this Section 12.9(c).

              12.10  Indemnification.
                     ---------------

              (a)  Indemnification  by the  SFEC  Entities.  Each  of  the  SFEC
                   ---------------------------------------
Entities will jointly and severally indemnify and hold harmless (i) Fund and its general and limited partners (except SFOG Acquisition A and SFOG Acquisition B) and any directors, officers, employees and trustees of any of them, (ii) upon SFG-I, LLC becoming the manager of Flags after the conversion of Flags to a limited liability company, Flags and its members (other than SFOG) and managers,
(iii) SFG, Inc. and its directors, officers and shareholders, (iv) SFG-I, LLC and its members and managers, (v) SFG-II, LLC and its members and managers and
(vi) Salkin and its trustees and beneficiaries against any claims, damages, liabilities and expenses (including actual attorneys' fees, costs and charges) that any of them may incur or become subject to as a result of any inaccuracies in the representations and warranties of any of the SFEC Entities contained in this Agreement, the Flags II Limited Partnership Agreement, the Lease or any other Related Agreement or any failure by any of the SFEC Entities to comply with any of its covenants or other obligations contained in this Agreement, the Flags II Limited Partnership Agreement, the Lease or any other Related Agreement.

              (b)  Indemnification  by Fund  and  Flags.  Fund  and  Flags  will
                   ------------------------------------
indemnify and hold harmless each of the SFEC Entities and, without duplication, the SFEC Affiliates, and the general and limited partners, members, managers, directors, officers and employees of each of them against any losses, claims, damages, liabilities and expenses (including actual attorneys' fees, costs and charges) that any of them may incur or become subject to as a result of any inaccuracies in the representations and warranties of Fund, Salkin, SFG, Inc., SFG-I, LLC or SFG-II, LLC contained in this Agreement, any failure by Fund or, after SFG-I becomes the manager of Flags after the conversion of Flags to a limited liability company, by Flags to comply with its respective covenants or other obligations contained in this Agreement, the Flags II Limited Partnership Agreement, the Lease or any other Related Agreement to which it is a party or any misstatement of material fact or omission to state a material fact required or necessary to be stated in the Consent Solicitation Statement of Fund, dated December 10, 1996, or in the materials to be sent to Fund limited partners after the date of this Agreement in connection with the Fund Limited Partners' Approval (in each case other than any such material misstatements or omissions based on materials provided to Fund or its representatives or agents in writing by any SFEC Entity or SFEC Affiliate or any representative or agent of any of them), provided that nothing herein will obligate Flags to indemnify or hold harmless any SFEC Entity with respect to the matters set forth in the penultimate sentence of Section 4.1.

              (c)  Indemnification Procedures.
                   --------------------------

                    (i) With  respect  to claims  against a Person  entitled  to indemnification  under any  provision of this  Agreement  (for  purposes of this
Section 12.10(c), each, an "Indemnified Party"),
the Indemnified Party will give prompt written notice to the party or parties to this Agreement obligated to provide such indemnification (for purposes of this
Section 12.10(c), each, an "Indemnifying Party") of any claim for which such Indemnified Party seeks indemnification hereunder, but the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any indemnification obligation that it may have under any provision of this Agreement or any Related Agreement, except to the extent that it is damaged or prejudiced by such omission or delay, or from any other obligation it may have under this Agreement or any Related Agreement. The Indemnifying Party shall assume the defense of any claim, lawsuit or action (collectively an "action") for which the Indemnified Party seeks such indemnification hereunder, subject to the provisions stated herein, with counsel of national repute reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party that it has so assumed the defense thereof is received by the Indemnified Party in question, and so long as the Indemnifying Party performs its indemnification obligations, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense of the action. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at such Indemnified Party's expense; provided, that the actual fees and expenses of such separate
                   --------
counsel shall be at the expense of the Indemnifying Party if (x) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and any Indemnifying Party and (y) the Indemnified Party has reasonably concluded, based on advice of its counsel, that there may be one or more legal defenses available to the Indemnified Party which are different from, or in conflict with, any legal defenses which may be available to the Indemnifying Party (in which event the Indemnifying Party shall not have the right to assume or, if applicable, continue the defense of such action on behalf of the Indemnified Party), it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys for all Indemnified Parties in each jurisdiction in which counsel is necessary or appropriate (plus, as applicable, local counsel). In addition to, and without limitation of, the Indemnifying Party's other indemnification obligations, the Indemnifying Party will pay monthly, upon receipt of itemized statements therefor, all actual fees, costs and charges of counsel and any experts incurred by an Indemnified Party which the Indemnified Party is entitled to have paid or reimbursed under this Section 12.10.

                    (ii) No Indemnified Party shall settle any matter for which indemnification is being provided under Section 12.10 without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

              12.11 Expenses.  Whether or not the Closing occurs,  and except as
                    --------
otherwise provided herein, each of the parties hereto shall bear and pay all expenses incurred by it in connection with the negotiation, execution and delivery of this Agreement and the Related Agreements and the transactions to occur on the Effective Date, provided that no such expenses shall be charged to Flags II or, if EBITDA would be affected thereby, Flags.

              12.12 Six Flags Over  Georgia  Name.  SFOG,  as the  successor  by
                    -----------------------------
merger to the corporation formerly known as Great Southwest Atlanta Corp., and Fund (to the extent its consent is required) each consents to the license by Flags to Flags II of its rights, including the rights to use the name "Six Flags Over Georgia", under the License Agreement, dated the 31st day of December 1968, by and among Great Southwest Atlanta Corp. and Fund, subject to the reservation by Flags of the right to use the words "Six Flags Over Georgia" in its name.

              12.13  SF  Agreement.  Paragraphs  1,  2,  3, 5, 7 and 8 of the SF
                     -------------
Agreement are hereby deleted. Except as specifically modified in this Agreement, Paragraphs 4, 6 and 9 of the SF Agreement are not amended and remain in full force and effect.

              12.14  Section 754 Elections; Publicly Traded Partnership.
                     --------------------------------------------------

              (a) Fund.  Fund has in effect an election under Section 754 of the
                  ----
Internal Revenue Code of 1986, as amended (a "Section 754 Election"). Fund will not revoke or apply to revoke its Section 754 Election at any time during the term of the Flags II Limited Partnership Agreement without the written consent of SFOG Acquisition B. Fund agrees that the basis and depreciation adjustments required pursuant to its Section 754 Election will be provided by Flags II.

              (b) Flags. Flags has in effect a Section 754 Election.  Flags will
                  -----
not revoke or apply to revoke its Section 754 Election at any time during the term of the Flags II Limited Partnership Agreement without the written consent of SFOG Acquisition B. Flags agrees that the basis and depreciation adjustments required pursuant to its Section 754 Election will be provided by Flags II.

              (c) Publicly  Traded  Partnership.  The parties to this  Agreement
                  -----------------------------
will use their reasonable best efforts to avoid any action that would cause Fund, Flags or Flags II to be a "publicly traded partnership" within the meaning of the Internal Revenue Code of 1986, as amended (or successor statute).

              12.15  SFOG's  Interest  in  Flags.  If at any  time  there is any
                     ---------------------------
requirement (the "SFOG Requirement") that there be returned to SFOG any of its interest in Flags that is reduced or diminished as a result of the transactions contemplated this Agreement and the Flags Limited Liability Company Operating Agreement (or any money in respect of that reduction or diminution), other than as a result of fraud or willful misconduct on the part of Fund or its general partners, the SFEC Entities (other than SFOG) will, without any right of subrogation or similar right against Flags, SFG-I, LLC, Fund or any partners of Fund, fully discharge such requirement without the essentially 100% combined interest of Fund and SFG-I, LLC in Flags being affected.

              12.16 Certain Flags  Distributions in 1997. From and after January
                    ------------------------------------
1, 1997 and until Flags converts to a limited liability company and SFG-I, LLC becomes the sole manager of Flags, no distributions will be made or declared by Flags.

              12.17  Initial  Limited   Partner's   Fractional   Unit.  If  SFOG
                     ------------------------------------------------
Acquisition A or SFOG Acquisition B purchases, pursuant to the Tender Offer or Liquidity Put, the 1/31.71th (one divided by thirty-one and seventy-one hundredths) of a Unit issued to the initial limited partner of Fund (owned of record as of the date of this Agreement by Lyn Jaeckle), SFOG Acquisition A and SFOG Acquisition B, as the case may be, shall sell to Fund such fractional Unit and Fund shall purchase such fractional Unit, at a price equal to the price paid therefor pursuant to the

Tender Offer or Liquidity Put, ten Business Days after Flags receives from Flags II its next distribution of the Minimum Amount, after such purchase by SFOG Acquisition A or SFOG Acquisition B, in an amount sufficient to pay the amount to be paid under this Section 12.17. Upon such purchase by Fund, such fractional Unit will no longer be deemed outstanding for purposes of calculating the Number of Units.

              12.18  EBITDA Arbitration Matters.
                     --------------------------

              (a)  Matters Subject to Arbitration.
                   ------------------------------

                    (i) Except to the extent provided in Section 12.18(a)(iii), to the extent GAAP or the definition of EBITDA permits different judgments to be made in determining the amount of any item to be taken into account in the determination of EBITDA, the judgment will be made in accordance with past practice with respect to the Amusement Park prior to 1996 as reflected by a "consistent pattern of material judgments" ("Past Accounting Practice") or, if there is no relevant Past Accounting Practice, relevant Past Accounting Practice is not determinable or GAAP as then in effect precludes the continued utilization of Past Accounting Practice, then such judgment will be made and finally determined for the purposes of calculating EBITDA as set forth below in this Section 12.18. As used in the phrase "consistent pattern of material judgments," the term "material" is intended to refer to judgments with respect to items that either (i) were of such size that their treatment would ordinarily be given significant consideration by financial management or independent
accountants  or  (ii)  even  if  not  of  such  size,  were  given   significant
consideration    by   financial    management   or   independent    accountants.
Notwithstanding the foregoing, Past Accounting Practices with respect to reserves, write-offs or other charges for inventory and receivables shall be the practices applied to such items by Flags II for 1997.

                    (ii) Determinations as to (A) whether there is a Past Accounting Practice with respect to a particular item, (B) if so, what that Past Accounting Practice is, (C) whether GAAP precludes the continued utilization of such Past Accounting Practice and (D) all judgments referred to in Section 12.18(a)(i) are referred to in this Section 12.18 as "Arbitrable Judgments." By way of example, the types of judgments with respect to which this Section 12.18 shall apply include, without limitation, judgments with respect to recognition of revenue or income or otherwise in respect of revenue or income, including the amount of reserves (whether in respect of new reserves, adding to existing reserves or reducing previously incurred reserves) and whether any expenditures are for maintenance or are capital expenditures.

                    (iii) Without regard to Past Accounting Practice, (x) expenditures that satisfy the requirement for minimum capital expenditures under the Flags II Limited Partnership Agreement or that are financed with "Capital Improvement Loans" (as defined in the Flags II Limited Partnership Agreement) will be deemed capital expenditures; and (y) expenditures for the purchase and installation of Batman the Ride or for the purchase of land will be deemed capital expenditures.

              (b) Initial  Judgments.  Flags II, at the reasonable  direction of
                  ------------------
SFOG II, will make the initial  determinations  with  respect to the  Arbitrable
Judgments   and,   for  the  purpose  of   calculating

EBITDA, such initial determinations shall be used, subject to the arbitration and other procedures provided for in this Section 12.18.

              (c)  Notification.  Concurrently  with the  delivery of the annual
                   ------------
financial statements delivered pursuant to Section 12.8(a)(i)(A), SFOG II will provide to Flags written notice (x) stating that in determining EBITDA all judgments made as to whether an expenditure was for maintenance or a capital expenditure (except as otherwise required by Section 12.18(a)(iii)) have been made in accordance with Past Accounting Practice or, if they have not, identifying with reasonable specificity which judgments have not so been made and the amount involved in each such judgment, (y) identifying non-cash writedowns and charges and (z) identifying new reserves and additions to and subtractions from existing reserves.

              (d)  Initial  Flags  Investigation.   Within  15  days  after  the
                   -----------------------------
notification referred to in Section 12.18(c) is given or, if earlier, required to be given, Flags II and SFOG II will provide copies to Flags in Los Angeles, California, of all documents required to be provided pursuant to Section 12.8(a)(iv). Flags II and SFOG II will also give Flags full and prompt access to any other documents requested by it reflecting or relating to the Arbitrable Judgments. The inspection and information access rights provided for in this
Section 12.18 are in addition to any other inspection or access rights provided for in this Agreement or the Related Agreements or by applicable law. Flags II, SFOG II, SFOG II Employee and/or their respective representatives will, upon request by Flags and at a mutually convenient time during or after this initial inspection period, meet with Flags or its representative to explain and answer questions about the Arbitrable Judgments.

              (e) Initial Dispute  Notification and Resolution  Discussions.  If
                  ---------------------------------------------------------
Flags disputes any one or more Arbitrable Judgments (including as to whether such Arbitrable Judgment was made in accordance with Past Accounting Practice), it will give written notice of such dispute to SFOG II by June 30 of each year (provided that the failure to give this notice timely shall not give rise to any
 --------
remedy). Flags and SFOG II, or their representatives, will meet, in Los Angeles, California, and at a mutually convenient time within 15 Business Days thereafter and attempt to resolve the Arbitrable Judgments that are disputed by Flags. If Flags does not give notice that it challenges any Arbitrable Judgment made with respect to a year and reflected in the financial statements for such year provided pursuant to Section 12.8(a)(i)(A), in the next year or the following year then -- unless (i) Flags has not been provided with the documents required to be provided pursuant to Section 12.18(d) within ten Business Days following written notice by Flags to SFOG II, Flags II and SFEC or SFTP from Flags that such documents have not been received by it within the time period provided in
Section 12.18(d), (ii) Flags has neither been provided with originals or copies of other documents requested by it reflecting or relating to the Arbitrable Judgment nor been given full and prompt access to such other documents, (iii) the Arbitrable Judgment was required by clauses (y) or (z) of Section 12.18(c) to be but was not reflected in the notice given pursuant to Section 12.18(c),
(iv) the Arbitrable Judgment was concealed, (v) Flags has not been timely provided with the financial statements, other information and notice required by
Section  12.8(a)(i)(A)-(F),  or (vi) the  financial  statements  referred  to in
Section 12.18(a)(i)(A) do not fairly present the information set forth therein in accordance with GAAP, in the case of each of clauses (i) through (vi) to the extent such documents or financial statements are relevant to the determination -- Flags will lose its right to thereafter challenge the Arbitrable Judgment.

The time period in which a challenge must be made with respect to the EBITDA calculation for any year is called the "Procedure Period" for such year.

              (f) Selection of Independent  Accountant for  Arbitration.  If any
                  -----------------------------------------------------
Arbitrable Judgment items have not been resolved pursuant to Section 12.18(e) within the time frame referred to therein (as it may be extended by mutual agreement of Flags and SFOG II), at the request of either Flags or SFOG II the matter will be finally resolved by (i) a Big Six independent accounting firm, that does not perform services for Flags, Fund, Flags II, any SFEC Entity or any SFEC Affiliate, mutually selected by Flags and SFOG II or (ii) if there is no such Big Six independent accounting firm or no such selection is made within ten Business Days of a request by Flags or SFOG II, by such a Big Six independent accounting firm, if any, or, if none, an independent certified public accounting firm of national repute that does not perform services for Flags, Fund, Flags II, any SFEC Entity or any SFEC Affiliate that is selected jointly by the then principal independent accountants for Flags and SFOG II. The independent accounting firm so selected is referred to below as the "Accounting Arbitrator."

              (g) Arbitration.  As to each Arbitrable Judgment that has not been
                  -----------
resolved pursuant to Section 12.18(e) and in recognition of the fact that different determinations and judgments are appropriate under GAAP and that SFOG II and its affiliates, on the one hand, and Fund (which will at the time be the 99% owner of Flags) and Fund's limited partners (other than SFOG Acquisition A and SFOG Acquisition B), on the other, may have different interests because of the impact of such determinations and judgments on EBITDA (and, therefore, on the Per Unit Tender Offer Price and the Put Price), (x) the Accounting Arbitrator will decide whether the initial determination referred to in Section 12.18(b) with respect to such Arbitrable Judgment was made consistent with Past Accounting Practice and, if not, will make the current determination using Past Accounting Practice or (y) if there is no Past Accounting Practice, if Past Accounting Practice is not determinable or if GAAP as then in effect precludes the continued utilization of Past Accounting Practice, the Accounting Arbitrator will make the determination or judgment (including, if applicable, the amount to be used) using solely its own judgment (based on the relevant facts and circumstances known or that should have been known existing on the date of the report of the independent auditors on the audited financial statements for the year in which such Arbitrable Judgment was made), in each such case even if such initial determination was permissible under GAAP, provided that the Accounting
                                                    --------
Arbitrator is to make a determination that is permissible under GAAP. Flags and SFOG II shall be entitled to provide whatever written documentation they desire to the Accounting Arbitrator (but, as to documentation used in making such initial determination or existing at the end of the year in which the judgment was made, only if such documentation was provided or made available by SFOG II or SFOG II Employee to Flags not later than 15 Business Days prior to commencement of the arbitration and by Flags to SFOG II not later than 15 Business Days prior to commencement of the arbitration). Fund, Flags, Flags II, SFOG II and SFOG II Employee will provide to the Accounting Arbitrator any other information the Accounting Arbitrator may reasonably request; and, if requested by the Accounting Arbitrator, Fund, Flags, Flags II, SFOG II, SFOG II Employee and their representatives will make oral presentations and/or make their employees and the employees of Flags II and SFOG II Employee available to be interviewed by the Accounting Arbitrator, in such manner as it may determine. The decision of the Accounting Arbitrator, including as to the meaning and enforceability of this Section 12.18, will be communicated by the Accounting

Arbitrator to Flags and SFOG II in writing and will be final and unappealable, and judgment thereon may be entered by any court of competent jurisdiction. Provisions for the adjustment of EBITDA based on the decision of the Accounting Arbitrator are contained in Section 12.7(c).

              (h) Fees and  Expenses.  Flags  and Flags II will each pay its own
                  ------------------
costs in connection with the notification, investigation and initial dispute notification and resolution procedures set forth in this Section 12.18 and any costs and expenses of Flags II will be deemed expenses for the purposes of determining EBITDA. After such time as any party initiates an arbitration procedure under Section 12.18(g), each party will pay its own costs in connection with such arbitration procedure, including without limitation, the fees and expenses of the Accounting Arbitrator, provided that any costs that would be expenses of Flags II shall be borne entirely by SFOG II and will not be expenses for the purpose of determining, and will not reduce, EBITDA or cash flow of Flags II in any period.

              (i) Management Fee Adjustment. To the extent that Flags II engages
                  -------------------------
in a very  high  volume/low  margin  or very  high  margin/low  volume  activity
(compared to an amusement park), which is not typical for amusement park operations at the Amusement Park at the date of this Agreement (such as, by way of illustration of a high volume/low margin activity, but not of limitation, gaming or supermarket operations), then either SFOG II or Flags may demand that the deduction from net income or loss set forth in clause (v) of paragraph (B) of the definition of "EBITDA" in respect of the Management Fee (the "Management Fee EBITDA Deduction") be adjusted so that the Management Fee EBITDA Deduction will not unfairly overstate or unfairly understate the Management Fees to be used in calculating EBITDA. If SFOG II and Flags cannot agree on such adjustment, then the adjustment shall be determined by the Accounting Arbitrator using its own judgment in accordance with Section 12.18(g). This Section 12.18(i) deals only with the Management Fee EBITDA Deduction as it relates to the calculation of EBITDA and shall not affect the actual Management Fee or Priority Management Fee Distributions to which SFOG II is entitled under the Flags II Limited Partnership Agreement.

              (j) Affiliate Transactions. Whether there has been compliance with
                  ----------------------
the requirements of Section 12.7(a) is not an Arbitrable Judgment.

              12.19  EBITDA Adjustment for Personal Injury Claims.
                     --------------------------------------------

              (a) Generally.  In calculating  EBITDA for each year there will be
                  ---------
deducted in that year an amount (the "Deemed Insurance Amount") equal to the average of the amounts paid by Flags (for periods prior to the Effective Date) and by Flags II and, with respect to park personnel, including Park Employees, SFOG II Employee (for periods on and after the Effective Date) in the then prior three years to third parties for the investigation, defense and settlement of personal injury claims and workers' compensation claims (in each case other than Uninsured Major Injury Claims) and payment of damages and other amounts for personal injury claims and workers' compensation claims (in each case other than Uninsured Major Injury Claims). In determining such average, (i) if any of the three years is (x) 1996 or previous years, the amounts so paid in such year are those paid by Flags, (y) 1997, the amounts so paid in such year are those paid by Flags for the period January 1, 1997 to the Effective Date and by Flags II and, with respect to park personnel, including Park Employees, SFOG II Employee for the period from and including the Effective Date through December 31, 1997, and (z) 1998 or any subsequent year, the amounts so paid in such year are (without duplication) those paid by Flags II and, with respect to park personnel, including Park Employees, SFOG II Employee and (ii) amounts paid for self insurance shall not be averaged or otherwise considered, but amounts paid by any self-insurance "pool" to unaffiliated third parties on behalf of Flags, Flags II or SFOG II Employee, as the case may be, shall be included in such average. As used in this Agreement, the term "park personnel" means individuals who work at or for the Amusement Park, to the extent they work at or for the Amusement Park.

              (b) Uninsured Major Injury Claims. With respect to Uninsured Major
                  -----------------------------
Injury Claims occurring on or after January 1, 1997, EBITDA shall be adjusted by a reserve, which reserve (and additions to and reductions from such reserve) shall be determined, in the first instance, by Flags II, subject to adjustment as provided in Section 12.18.

              (c)  Definition.   "Uninsured   Major  Injury  Claims"  means  the
                   ----------
uninsured (except by self insurance) portion of claims (including the portion for which third-party insurance is provided, but for which an SFEC Entity indemnifies such insurer against loss) or, based on actual occurrences, anticipated claims for personal injuries (including workers' compensation claims) that are major, unusual and/or extraordinary. Examples of such major, unusual and/or extraordinary matters are death, injury resulting in significant paralysis or similar massive physical injury (such as the injury in 1994 to an employee that resulted in a reserve and/or payment, by an SFEC Entity under an indemnified workers' compensation claim, of approximately $1 million) or injuries to numerous people resulting from a significant ride accident or a fire.

              12.20  Other  SFEC  Entities  That May Own Units.  At the  written
                     -----------------------------------------
request of SFEC, other Persons affiliated with SFEC will, subject to the prior written consent of Fund, which consent will not be unreasonably withheld, be permitted to acquire Units that SFOG Acquisition B owns or could acquire under this Agreement and the Related Agreements, in which case appropriate amendments shall be made to this Agreement and the Related Agreements.

              12.21 Negative Pledge Covenants.  The SFEC Entities will not take,
                    -------------------------
and will use their best efforts to cause the SFEC Affiliates not to take, any action the result of which would be to (a) cause the term of the Bank Credit Agreement Negative Pledge Covenant to continue after the expiration of the term or earlier termination of the Indenture Negative Pledge Covenant, (b) to cause the term of the Indenture to be extended beyond the termination date of the Indenture as in effect on the date the Indenture was initially entered into without the Indenture Negative Pledge Covenant being released with respect to Units held from time to time by SFOG Acquisition A or (c) permit to exist any other agreement covenant that would preclude the granting, attachment, perfection or first priority of the security interests in such Units provided for in the SFOG Acquisition A and SFOG Acquisition B Guarantee and Pledge Agreement (other than such a covenant contained in SFTP's senior credit facility from time to time, provided that such covenant is not more restrictive than the
                    --------
Bank Negative Pledge Covenant and does not extend beyond the term of the Indenture).

              12.22 List of Fund  Limited  Partners.  Fund  shall,  within  five
                    -------------------------------
Business Days after the Effective Date, provide to SFEC a list of the names, addresses and Unitholdings of the limited partners of Fund, which list shall not, without the prior written consent of Fund, be used by any SFEC Entity for any purpose other than to make the Tender Offer and the Liquidity Puts.

                                  ARTICLE XIII

                          EMPLOYEE AND RELATED MATTERS

              13.1  Continuation of Employment.
                    --------------------------

              (a) Offers of  Employment.  The SFEC Entities  shall cause SFOG II
                  ---------------------
Employee to, and SFOG II Employee shall, offer employment to all individuals located in Georgia who are employed at the Amusement Park as permanent, full-time employees at the date Flags II is formed, on substantially the same terms and conditions to which such employees were subject immediately prior to that date, subject to the provisions of this Article XIII. All such employees who accept such offer or who are later employed by SFOG II Employee and whose work for SFOG II Employee is, except as permitted by the last sentence of
Section 12.7(a)(i), solely work at or for the Amusement Park are referred to in the Agreement as "Park Employees." SFOG II Employee may transfer employees to the employ of another SFEC Park or any SFEC Affiliate, effective at any time prior to December 31, 2023 and, if the Net Worth Standard is then met and the End-of-Term Option has then been exercised, at any time thereafter, provided that the president or general manager, the chief financial officer and chief maintenance officer of the Amusement Park or, if applicable, Flags II or SFOG II Employee shall not be so transferred, at any time after December 31, 2021, unless the End-of-Term Option has then been exercised and the Net Worth Standard is then met. No individual whose employment could not then be transferred to another SFEC Park or any SFEC Affiliate pursuant to this Section 13.1(a) shall, if that individual ceases for any reason to be employed by SFOG II Employee or Flags II (or, after December 31, 2026, then remains employed by SFOG II Employee or Flags II), be employed by an SFEC Entity, SFEC Affiliate or SFEC Park for the two years, or such shorter period as may be required by applicable law, after such employment ceases (or, if applicable, for two years or such shorter period as may be required by applicable law after December 31, 2026), unless the End-of-Term Option has then been exercised and the Net Worth Standard is then met. Nothing in this Agreement shall limit the right of SFOG II Employee to terminate the employment of any individual in its sole discretion. Effective immediately prior to the Effective Date, all employees of Flags who do not accept such employment (and thereby terminate their employment with Flags) shall be terminated by Flags and, without limiting its other obligations under this Agreement and the Related Agreements, SFOG II shall cause Flags II to assume on the Effective Date and to thereafter discharge in full all liability, if any, Flags may have to all Persons who are employees of Flags at any time prior to Effective Date, including any liability that may exist by virtue of such termination.

              (b) WARN Act and Other  Matters.  While the parties do not believe
                  ---------------------------
the Worker Adjustment and Retraining Notification Act ("WARN Act") applies, if it does, SFOG II Employee (but not Flags II) shall be fully responsible for any liability arising under the WARN Act in connection with the transactions provided for in this Agreement, the Flags II Limited Partnership Agreement and the Lease.

              13.2  Benefit  Responsibilities.  During  the term of the Flags II
                    -------------------------
Limited Partnership Agreement, SFOG II Employee shall cause to be provided benefits to Park Employees which are substantially comparable in the aggregate to the benefits provided to similarly situated employees of SFEC Parks. Notwithstanding any provision herein to the contrary, nothing in this Agreement shall be construed to limit the right of any SFEC Entity or SFEC Affiliate to amend or terminate any employee benefit plan, practice or arrangement covering Park Employees at any time after the date Flags II is formed. In connection with such benefits, SFOG II Employee shall cause to be recognized all service performed by Park Employees under the existing welfare and benefit plans prior to the date Flags II is formed for all purposes under such plans including, but not limited to, eligibility, vesting, benefit accrual, retirement subsidies, benefit commencement, and shall waive all preexisting condition exclusions not applicable prior to the date Flags II is formed under any health insurance plans. For purposes of this Article XIII, "comparable" shall mean benefits that are substantially similar in type, scope, eligibility requirements and employee cost sharing.

              13.3 Continuation of Health Coverage Through Closing Date. SFOG II
                   ----------------------------------------------------
Employee will cause to be continued the coverage of Park Employees under existing group health benefit plans or plans which are substantially comparable in the aggregate to the group health benefit plans provided to similarly situated employees of Flags up to the date Flags II is formed and to cause to be reimbursed covered Park Employees for eligible health care and other eligible welfare expenses and services incurred up to the date Flags II is formed in accordance with the terms of such plans. For purposes of the foregoing, an expense or service is deemed to be incurred when the medical services are performed or, with respect to welfare benefits other than medical or dental benefits, when the event giving rise to such expense or service occurs.

              13.4 Modifications. The employment status of each person currently
                   -------------
employed by Flags shall not be changed prior to the date Flags II is formed in a manner that would promise employment for any specified term of employment.

              13.5 Park Employees. The Park Employees will work at the Amusement
                   --------------
Park as if they were employed by the Amusement Park and Flags II will reimburse SFOG II Employee for the cost thereof to the extent permitted by Section 12.7(a)(i).

              13.6 End of Term.  If SFOG  Acquisition  B does not  exercise  the
                   -----------
End-of-Term Option, SFOG II Employee shall use its best efforts to cause the employment of all Park Employees involved in the day-to-day management and operation of the Amusement Park (i) to be continued if the alternative set forth in Section 8.5(b) is elected or (ii) at the election of Flags, to be transferred to Flags II or to any purchaser or manager of the Amusement Park selected pursuant to Section 8.5(c) or (d) upon completion of the sale of the Amusement Park or effectiveness of a management agreement contemplated by such Section 8.5(c) and (d). In any event, SFOG II Employee will cooperate fully to ensure an orderly transition.

              13.7  Sale  at  End-of-Term.  If  the  End-of-Term  Option  is not
                    ---------------------
exercised or SFOG II is removed as the general manager of Flags II, at the option of Flags, SFOG II will sell to Flags II, for cash in the amount of $100, all of the then-outstanding capital stock of SFOG II Employee.

              13.8 ERISA.  If there is a continuation  or transfer of employment
                   -----
pursuant to Section 13.6 or a transfer of the stock of SFOG II Employee pursuant to Section 13.7, the SFEC Entities will jointly and severally indemnify and hold harmless the employer or purchaser of the stock against all liabilities, costs and expenses imposed on or incurred by the employer or purchaser, under the Employee Retirement Income Security Act of 1974, as amended (or successor statute), arising at any time by reason of such continuation or transfer of employment or transfer of stock, as the case may be, by reason of SFOG II Employee's membership in a controlled group of employers, but not including any such liabilities, costs or expenses directly attributable to SFOG II Employee.

              13.9 No  Termination;  No Third Party Rights.  The parties  hereto
                   ---------------------------------------
agree that, subject to the effect of Section 13.1(a), none of the transactions contemplated by this Agreement, the Flags II Limited Partnership Agreement, the Lease or any of the other Related Agreements shall be construed to constitute a termination of employment of any Person employed by Flags including, without limitation, any Park Employee. Nothing herein express or implied shall confer upon any employee or former employee of Flags, or the beneficiary or legal representative thereof, any right whatsoever under this Agreement, the Flags II Limited Partnership Agreement, the Lease or any of the other Related Agreements, including, without limitation, any right to continued employment or benefits.

                                   ARTICLE XIV

                          EXECUTION OF THIS AGREEMENT;
                       THE CLOSING AND CLOSING DELIVERIES

              14.1 Execution and Delivery of this Agreement.  Concurrently  with
                   ----------------------------------------
the execution and delivery of this Agreement, the following documents shall be executed by and delivered to the party or parties indicated:

              (a) TWE  and TWX  Guarantee.  The  TWE and TWX  Guarantee  will be
                  -----------------------
executed and delivered by TWE, TWX and Fund, but its effectiveness shall be conditioned upon the Effective Date having occurred.

              (b) Fairness Opinion.  Fund shall receive from Goldman,  Sachs its
                  ----------------
opinion to the effect that, as of the date of such opinion, the aggregate financial consideration to be received by Fund and its limited partners pursuant to this Agreement and the Related Agreements, taken as a whole, is fair to the limited partners of Fund.

              14.2 The Closing. The closing under this Agreement and the Related
                   -----------
Agreements (the "Closing") will occur on the Effective Date.

              14.3  Conditions to the Obligations of the Parties.
                    --------------------------------------------

              (a) Fund Limited  Partners'  Approval.  The obligations of each of
                  ---------------------------------
the parties and TWE and TWX under the TWE and TWX Guarantee are subject to the condition that the Fund Limited Partners' Approval shall have been obtained not later than April 15, 1997.

              (b) No  Prohibition.  The obligations of each of the parties shall
                  ---------------
be subject to the condition that no federal, state or foreign governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued or promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which remains in effect and which has the effect of making illegal or otherwise prohibiting the consummation of the transactions provided for in this Agreement or the Related Agreements.

              (c) Conditions to  Obligations  of Fund. The  obligations of Fund,
                  -----------------------------------
Salkin, SFG, Inc., SFG-I, LLC and SFG-II, LLC on the Effective Date shall be subject to the (i) delivery to Fund of the opinion of Paul, Weiss, Rifkind, Wharton & Garrison substantially in the form of Exhibit 14.3(c), (ii) the representations and warranties made by the SFEC Entities being true and correct as of the Effective Date, as if made on and as of the Effective Date (except to the extent specifically made as of an earlier date), each of the covenants of the SFEC Entities to be complied with prior to the Effective Date having been complied with, and the SFEC Entities having delivered a certificate signed by an officer of each of them confirming the foregoing and (iii) the delivery to Fund, within five days after the date of this Agreement, of the tax opinion of Gibson, Dunn & Crutcher LLP.

              (d)  Conditions  to the  Obligations  of the  SFEC  Entities.  The
                   -------------------------------------------------------
obligations of the SFEC Entities and the obligations of TWE and TWX under the TWE and TWX Guarantee on the Effective Date shall be subject to (i) delivery to the SFEC Entities of the opinion of Gibson, Dunn & Crutcher LLP in the form of
Exhibit 14.3(d), (ii) delivery to the SFEC Entities of a certificate of Fund to the effect that the Fund Limited Partners' Approval has been obtained and (iii) the representations and warranties made by Fund, Salkin, SFG, Inc., SFG-I, LLC and SFG-II, LLC being true and correct as of the Effective Date, as if made on and as of the Effective Date (except to the extent specifically made as of an earlier date), each of the covenants of Fund, Salkin, SFG, Inc., SFG-I, LLC and SFG-II, LLC to be complied with prior to the Effective Date having been complied with, and Fund, Salkin, SFG, Inc., SFG-I, LLC and SFG-II, LLC having delivered a certificate signed by a general partner, trustee, officer or managing member of each of them confirming the foregoing.

              14.4 Effective Date Deliveries. The following additional documents shall be executed by and delivered to the party or parties indicated on the Effective Date:

              (a) Related Agreements. The following Related Agreements shall be executed by and delivered to each of the parties thereto:

                  (i) the Second Amended and Restated Fund Limited Partnership Agreement;

                 (ii) the SFOG Acquisition A and SFOG Acquisition B Guarantee and Pledge Agreement;

                (iii)    the SFTP and SFEC Guarantee;

                 (iv)    the Flags Limited Liability Company Operating
Agreement;

                  (v)    the Flags II Limited Partnership Agreement; and

                 (vi)    the Lease.

              (b) TWE and TWX  Guarantee.  The TWE and TWX  Guarantee  shall  be
                  ----------------------
executed and delivered by Flags.

              14.5 Fund Limited Partners' Approval. As soon as practicable after
                   -------------------------------
the date of this Agreement, Fund shall solicit from its limited partners the Fund Limited Partners' Approval. Salkin and the Board of Directors of SFG, Inc. shall recommend that the limited partners of Fund approve this Agreement and, subject to their fiduciary duties, will not withdraw such recommendation prior to the completion of the vote of the limited partners of Fund.

                                   ARTICLE XV

                               GENERAL PROVISIONS

              15.1  Applicable  Law.  This  Agreement  shall be  governed by and
                    ---------------
construed under the internal laws of the State of New York in accordance with and as is specifically provided for in Section 5-1401 of the General Obligations Law of New York, and not the laws otherwise pertaining to choice or conflict of law of the State of New York.

              15.2 Forum.  Except as  otherwise  provided  in Sections  12.7(d),
                   -----
12.7(f) and 12.18(g), unless jurisdiction or venue is not available in one of the forums specified below, the sole forums for resolving disputes under this Agreement, the Flags II Limited Partnership Agreement, the Second Amended and Restated Fund Limited Partnership Agreement, the Flags Limited Liability Company Operating Agreement and the Lease will be trial level federal, California and New York state courts located in Los Angeles, California, or New York, New York and relevant appellate courts, Delaware State Courts or, at the election of Fund, trial level federal or Georgia state courts located in Atlanta, Georgia, and relevant appellate courts. Each of the parties agrees to the jurisdiction of and venue in such courts and not to assert forum non conveniens or a similar
                                             ----- ---  ----------
doctrine in opposition to the forum selection made in this Section 15.2. Service may be made at the addresses to which notices are to be given, as provided in
Section 15.4.

              15.3  Injunction.  In addition to any  remedies at law that may be
                    ----------
available, the parties shall be entitled to equitable remedies, including injunction and specific performance, for breaches or prospective breaches of this Agreement, the Flags II Limited Partnership Agreement the Lease and the other Related Agreements. Each of the parties hereby waives any right that it may have to request or require that any other party post any bond with respect to any injunctive action, provided that this sentence will not apply to any action brought to enjoin (i) a payment or distribution to Flags, Fund or the limited partners of Fund of or in respect of Minimum Amount or Base Rent or (ii) the pledgeholder under the SFOG Acquisition A and SFOG Acquisition B Guarantee and Pledge Agreement from delivering the Units it holds and the "stock powers" held by it to or as directed by Fund, provided that if the party seeking the
                                        --------
injunction prevails on the merits, so that the payment, distribution or delivery should not have been made, Fund will reimburse such party for the cost of the bond.

              15.4  Notices.
                    -------

              (a) Notices in General. All notices,  requests,  demands and other
                  ------------------
communications under or pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or, if mailed, two days after being mailed by certified or registered mail, postage pre-paid, return receipt requested (if given both to the party listed below and to its counsel by such mail and, in addition, also by facsimile transmission), or, if by facsimile, upon receipt of a transmittal confirmation, to the parties at the following addresses or facsimile numbers, or such other address or facsimile number as a party may designate for itself by written notice to the other parties:

                           If to Fund, Salkin, SFG, Inc., SFG-I, LLC or SFG-II, LLC or, on and after the date SFG-I, LLC becomes the manager of Flags, to Flags, to it:

                                    c/o Mr. Avram Salkin
                                    9150 Wilshire Boulevard, Suite 300
                                    Beverly Hills, California 90212
                                    Fax:    (310) 859-1430
                                    Phone:  (310) 281-3200

                           with a copy to:

                                    Gibson, Dunn & Crutcher LLP
                                    333 South Grand Avenue
                                    Los Angeles, California 90071
                                    Attention:  Steven Meiers, Esq.
                                    Fax:    (213) 229-7520
                                    Phone:  (213) 229-7000.

                           If to SFOG II, SFOG II Employee, SFOG Acquisition A, SFOG Acquisition B, SFOG, SFOGS, SFTP or SFEC or, before the date SFG-I, LLC becomes the manager of Flags, to Flags, to it:

                                    c/o Six Flags Entertainment Corporation
                                    400 Interpace Parkway
                                    Bldg. C - Third Floor
                                    Parsippany, New Jersey  07054
                                    Attention:  Chief Executive Officer
                                    Attention:  General Counsel
                                    Fax:    (201) 402-7741
                                    Phone:  (201) 402-8100
                           with copies to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York  10019
                                    Attention:  Robert B. Schumer, Esq.
                                    Fax:    (212) 757-3990
                                    Phone:  (212) 373-3097

                                    Boston Ventures Management, Inc.
                                    21 Custom House Street, 10th Floor
                                    Boston, Massachusetts  02110
                                    Attention:  Ms. Martha H.W. Crowninshield
                                    Fax:    (617) 737-3709
                                    Phone:  (617) 737-3706

                                    Warner Bros.
                                    4000 Warner Blvd.
                                    Burbank, California  91522
                                    Attention:  General Counsel
                                    Fax:    (818) 954-3563
                                    Phone:  (818) 954-3591.

              (b) Notices to Unitholders.  Whenever notice,  request,  demand or
                  ----------------------
other communication is required to be given by any of the SFEC Entities to the Unitholders under this Agreement or any Related Agreement, such notice shall be in writing and shall be deemed given if delivered personally or, if mailed, two days after being mailed by certified or registered mail, postage pre-paid, return receipt requested or, if by facsimile, upon receipt of transmittal confirmation, to each Unitholder at the address of such Unitholder set forth in Fund's records, and, in addition, at any other address specified in writing to Fund by any Unitholder for himself, herself or itself, in each case as from time to time provided to SFOG II by Fund.

              15.5  Counterparts.  This Agreement and the Related Agreements may
                    ------------
be executed in two or more counterparts, each of which shall be deemed an original, but all of which will constitute one and the same document. Faxed signatures of this Agreement or the Related Agreements shall be binding for all purposes.

              15.6 Entire Agreement. This Agreement, the Exhibits hereto and the
                   ----------------
Related Agreements contain the entire agreement between the parties hereto with respect to the transactions provided for herein and therein and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings relating thereto.

              15.7  Modifications,  Amendments and Waivers. At any time prior to
                    --------------------------------------
the Closing the parties may, but only in writing, amend, supplement or waive any of the provisions of this Agreement and any such amendment, supplement or waiver shall be effective against any party hereto that has executed such document.

              15.8 Interpretation.  The headings contained in this Agreement and
                   --------------
the Related Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the Related Agreements. The parties agree that each party and its counsel have reviewed and revised this Agreement and the Related Agreements.

              15.9  Severability;  Invalidity of Particular  Provisions.  If any
                    ---------------------------------------------------
term of this Agreement or the Related Agreements or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the Related Agreements, or the application of such term or provision to Persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and each other term and provision of this Agreement and the Related Agreements shall be valid and enforceable to the fullest extent permitted by law.

              15.10 Waiver. No party will be deemed to have waived any covenant,
                    ------
obligation or performance of any other party or any condition under this Agreement or the Related Agreements except to the extent (if any) such waiver is expressly set out in a writing signed by such party and addressed to the other party. One or more waivers of any matter by any party shall not be construed as a waiver of any subsequent breach or default of the same or any other matter. The consent or approval by any party of any act by any other party shall not be construed to waive or render unnecessary the first party's consent or approval of any future similar act, whether or not similar.

              15.11 Third-Party Beneficiaries. The Limited Partners of Fund from
                    -------------------------
time to time, other than SFOG Acquisition A and SFOG Acquisition B, and the Persons entitled to indemnification pursuant to Section 12.10 are third-party beneficiaries of this Agreement. There are no other third-party beneficiaries of this Agreement.

              15.12  Successors.  This Agreement shall be binding upon and inure
                     ----------
to the benefit of permitted successors and assignees and be binding upon all successor and assignees (in each case however such succession or assignment is accomplished, including, without limitation, by assignment, merger, reverse merger, consolidation, sale of securities or assets, conversion, bequeath, operation of law or, without limitation, otherwise) of the parties hereto and third-party beneficiaries hereof.

              15.13  No  Offset;  Interest.  Except  as  otherwise  specifically
                     ---------------------
provided in this Agreement, the Second Amended and Restated Fund Limited Partnership Agreement or the Flags Limited Partnership Agreement, no party to this Agreement may offset against amounts it is to pay to any other party under this Agreement, the Flags II Limited Partnership Agreement, the Lease or any other Related Agreement any amounts such party claims are owed to it. If any amount is not paid when due under this Agreement, the Flags II Limited
Partnership Agreement, the Lease or any other Related Agreement, such amount will bear interest at Prime or at the Default Rate, as provided herein or in the Related Agreements.

              15.14 Further  Assurances.  Each of the parties hereto will,  upon
                    -------------------
receipt of a reasonable request that it do so, execute and deliver such further documents as are reasonably necessary to effect the transactions contemplated by this Agreement, the Flags II Limited Partnership Agreement and the Lease.

              15.15  Non-Binding  Effect of  Recitals.  The parties  agree that,
                     --------------------------------
except for the terms defined therein and the description of the general ownership relationship of the parties to each other, the Recitals set forth in this Agreement are for reference purposes only and, except with respect to those defined terms and descriptions, shall not have any binding effect or affect in any way the meaning or interpretation of this Agreement or the Related Agreements.

              15.16  Payments.  Payments  required  by  this  Agreement  and the
                     --------
Related Agreements shall be made in the lawful currency of the United States of America.

              15.17 Factors to be Considered in  Determining  Reasonableness  of
                    ------------------------------------------------------------
Withheld Consent. A party being asked to give consent will not be deemed to have
----------------
unreasonably withheld consent by virtue of that party requiring any one or more of the following as a condition of giving its consent: (i) the rights of such party and any of its owners not being subject to material reduction, or to any reduction (whether or not material) for which such party is not fully reimbursed, including, without limitation, by virtue of a new or extended preference or fraudulent conveyance period under any applicable bankruptcy, insolvency, moratorium or similar law, (ii) each Guarantor under each Guarantee consenting to the matter and agreeing, in a writing reasonably satisfactory in form and substance to the consenting party, that its Guarantee is not affected thereby and (iii) the reasonable out-of-pocket costs of the consenting party incurred with prior notice in connection with the request to give consent being paid by the party(ies) requesting consent, whether or not consent is given.

              Each of the parties has signed this Overall Agreement as of the date first written above, thereby becoming a party to and bound by this Overall Agreement.



SIX FLAGS FUND, LTD. (L.P.)                 SIX FLAGS OVER GEORGIA, LTD.

By:  Salkin Family Trust                    By:   Six Flags Over Georgia, Inc.
     General Partner                              General Partner

     By: /s/ Avram Salkin                         By: /s/ Larry D. Bouts
        -----------------------------             -----------------------------
         Avram Salkin, Co-Trustee                 Larry D. Bouts,
                                                   Cheif Executive Officer

SALKIN FAMILY TRUST                         SFOG II, INC.

By: /s/ Avram Salkin                        By: /s/ Larry D. Bouts
   ---------------------------------        -----------------------------
    Avram Salkin, Co-Trustee                Larry D. Bouts,
                                             Chief Executive Officer


SFG, INC.                                   SFOG II EMPLOYEE, INC.

By: /s/ Avram Salkin                        By: /s/ Larry D. Bouts
   ---------------------------------        ----------------------------
    Avram Salkin, President                 Larry D. Bouts,
                                             Chief Executive Officer


SFG-I, LLC                                  SFOG ACQUISITION A, INC.

By: /s/ Avram Salkin                        By: /s/ Larry D. Bouts
   ---------------------------------        ----------------------------------
    Avram Salkin, Manager                   Larry D. Bouts,
                                              Chief Executive Officer

SFG-II, LLC                                 SFOG ACQUISITION B, L.L.C.

By: /s/ Avram Salkin, Manager               By:   Time Warner
   ---------------------------------                Entertainment Company, L.P.
    Avram Salkin, Manager                           Manager

                                            By: /s/ Spencer B. Hays
                                            -----------------------------------
                                            Spencer B. Hays, Vice President


SIX FLAGS SERVICES OF GEORGIA, INC.         SIX FLAGS OVER GEORGIA, INC.

By: /s/ Andrew J. Barkley
   ----------------------------------       By: /s/ Larry D. Bouts
    Andrew J. Barkley                       -----------------------------------
    Senior Vice President                   Larry D. Bouts,
                                             Chief Executive Officer


SIX FLAGS THEME PARKS INC.                  SIX FLAGS ENTERTAINMENT CORPORATION


By: /s/ Larry D. Bouts                       By: /s/ Larry D. Bouts
   ----------------------------------        ----------------------------------
    Larry D. Bouts,                          Larry D. Bouts,
       Chief Executive Officer                 Chief Executive Officer

                            LIMITED PARTNERSHIP AGREEMENT
                                          OF
                           SIX FLAGS OVER GEORGIA II, L.P.

             This Limited Partnership Agreement (this "Agreement") is entered into effective as of March 18, 1997 by and among SFOG II, Inc., a Delaware corporation (the "General Partner"), SFG-II, LLC, a Georgia limited liability company (the "Co-General Partner"), and Six Flags Over Georgia, LLC, a Georgia limited liability company (the "Limited Partner"). The General Partner, the Co-General Partner and the Limited Partner hereby form Six Flags Over Georgia II, L.P., a Delaware limited partnership (the "limited partnership"), under the Delaware Revised Uniform Limited Partnership Act and further agree as set forth below.

                                      ARTICLE I
                                 CERTAIN DEFINITIONS

               In addition to the other terms defined elsewhere in this Agreement, the definitions set forth below are used in this
          Agreement:

                    (a) "Accelerated Put" has the meaning given to that term in the SFOG Acquisition A and SFOG Acquisition B Guarantee and Pledge Agreement.

                    (b) "Additional First Year Minimum Amount" is defined in Article VI.

                    (c) "Affiliate Loans" means loans made to the limited partnership by any SFEC Entity or any SFEC Affiliate that meet the criteria set forth in this definition. To be an Affiliate Loan, the Indebtedness must: (i) bear interest at a rate per annum not more than Prime; (ii) be payable by its terms only to the extent of Available Cash and, unless the Net Worth Standard is met, only after payment of then required Minimum Amount distributions, Base Rent, interest and Default Interest under this Agreement and the Lease; (iii) be unsecured; (iv) be prepayable without penalty at any time; (v) provide by its terms that, at the earliest to occur of the dissolution of the limited partnership, the removal of the General Partner or the General Partner being adjudicated insolvent or bankrupt or being dissolved or, if the End-of-Term Option is not exercised, December 31, 2026, any then unpaid portion thereof (including any then accrued interest thereon) will, without any further action or any payment, be thereupon contributed to the capital of the limited partnership and will no longer be due; and (vi) be represented by a note, consistent with the provisions of this definition, a copy of which is sent to the Co-General Partner within three Business Days after having been executed, which note contains the following provisions:

          "THIS NOTE IS SUBJECT TO, AND MAY NOT BE DUE OR OWING AS PROVIDED IN, THE LIMITED PARTNERSHIP AGREEMENT OF SIX FLAGS OVER GEORGIA II, L.P., A COPY OF WHICH MAY BE OBTAINED FROM SFG-II, LLC, A GEORGIA LIMITED LIABILITY COMPANY."


    (d)  "Alterations" is defined in Article XVII.

------------------------------
          The Effective Date will be filled in here.

                    (e) "Amusement Park" has the meaning given to that term in the Overall Agreement and, in addition, in this Agreement also includes any second gate attractions, hotel(s) and other improvements as may in the future exist on the Land.

                    (f)  "Another Material Default" is defined in Article
          VIII.

                    (g) "Available Cash" means cash and cash equivalents of the limited partnership generated by the Amusement Park and Amusement Park assets, other than Excluded Revenues, that, in the reasonable judgment of the General Partner (in light of available, permitted financing), are not necessary for the limited partnership to retain for working capital, capital expenditures, capital improvements, debt service, maintenance, repairs or other limited partnership business purposes or as reserves.

                    (h) "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.) (as amended from time to time or any successor statute).

                    (i)  "Base Rent" is defined in the Lease.

                    (j)  "Base Index" is defined in Article VI.

                    (k) "Batman the Ride" has the meaning given to that term in the Overall Agreement.

                    (l) "Business Day" has the meaning given to that term in the Overall Agreement.

                    (m) "Capital Improvement Loans" means any loans to the limited partnership or Capital Leases that: (i) are used to fund or, within 90 days of acquisition or completion of construction, to replace funds used for capital expenditures; (ii) have a principal amount not greater than the capital expenditure (including the cost of any performance or completion bond required in connection with such capital expenditure); (iii) are not made by an SFEC Entity or SFEC Affiliate; (iv) are due and payable in full within ten years, but in any event no later than December 31, 2024; (v) have level amortizing payments -- subject to having a balloon payment of no more than the percentage of the initial principal amount of the Capital Improvement Loan equal to a fraction, expressed as a percentage, derived by dividing one by the number of years over which the Capital Improvement Loan is so amortized in full -- sufficient to pay the Capital Improvement Loan and any interest thereon in full by the due date; (vi) are prepayable at any time (although a commercially reasonable prepayment penalty may be required for prepayment); (vii) bear a commercially reasonable rate of interest; and (viii) are unsecured, provided that any Capital Improvement Loan may be secured by the capital improvement (and the proceeds thereof) financed by the Capital Improvement Loan. If then existing Capital Improvement Loans are repaid because the Net Worth Standard is not met, as provided in clause (c) of Part B of
          Article VIII, then at any time thereafter that the Net Worth Standard is met, new Capital Improvement Loans may be incurred, provided that such new Capital Improvement Loans are otherwise permitted under the facts existing at the time they are incurred.

                    (n) "Capital Lease" has the meaning given to that term in the Overall Agreement.

                    (o) "Code" means the Internal Revenue Code of 1986, as amended.

                    (p) "Co-General Partner" is defined in the first paragraph of this Agreement.

                    (q) "Comparable Park" means Six Flags Great Adventure, Six Flags Magic Mountain, Six Flags Great America, Six Flags Over Texas, Six Flags Astroworld, Six Flags St. Louis and Six Flags Fiesta Texas (in each case only so long as directly or indirectly owned or managed by SFEC or an affiliate of SFEC or the General Partner) and any other amusement parks that are directly or indirectly owned or managed by SFEC or an entity affiliated with SFEC or the General Partner by 100% common ownership, located in the United States, in each case of a similar type and stage of development to the Amusement Park and comparable in size, attendance and number and quality of rides and attractions to the Amusement Park.

                    (r)  "Comparison Index" is defined in Article VI.

                    (s) "CPI" means the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for the United States City Average (All Urban Consumers, All Items) (1982-1984=100), as in effect from time to time. If the CPI shall be discontinued, there shall be substituted for the CPI a reasonably reliable and comparable index or other information furnished by the government or independent third party source, in either case as mutually selected by the General Partner and Co-General Partner or, in the absence of agreement between the General Partner and the Co-General Partner, by a third party mutually selected by the General Partner and the Co-General Partner (or, in the absence of a mutual selection of such a Person, by arbitration as provided in Part O, Paragraph 2, of Article XVII), evaluating changes in the cost of living or purchasing power of the consumer dollar in the cities of the United States.

                    (t)  "Default" is defined in Article VIII.

                    (u)  "Default Interest" is defined in Article VI.

                    (v) "Default Rate" means the lesser of (i) five percent over Prime or (ii) the maximum interest rate permitted by law.

                    (w) "Designated Assets" has the meaning given to that term in the Overall Agreement.

                    (x) "EBITDA" has the meaning given to that term in the Overall Agreement.

                    (y)  "Effective Date" is defined in the Overall
          Agreement.

                    (z) "End-of-Term Option" has the meaning given to that term in the Overall Agreement.

                    (aa) "Environmental Laws" is defined in Article XVII.

                    (bb) "Equity Market Capitalization" means, with respect to any Guarantor, without duplication, as of the date of determination, the average of the closing price of the shares or other units of each class of publicly traded equity securities (excluding any such securities that are, prior to January 15, 2027, mandatorily redeemable or redeemable at the option of the holder(s)) of such Guarantor on the national securities exchange on which such securities are listed or, if not so listed, the average bid and asked price of such securities reported on any over-the-counter quotation system on which prices for such securities are quoted, in each case for a period of 20 trading days prior to the date of determination, multiplied by the number of shares or units of each such class of equity securities in question outstanding on the date of determination.

                    (cc) "Excluded Revenues" means revenues in respect of:
          (A) receipts which are voluntary gratuities for the account of and paid over to employees; (B) insurance, self-insurance or condemnation proceeds; and (C) sales of property or assets, except sales of food, beverages, goods, inventory and other items typically held for resale to park customers in the ordinary course of business;

                    (dd) "Flags Limited Liability Company Operating Agreement" has the meaning given to that term in the Overall Agreement.

                    (ee) "Force Majeure" is defined in Article XVII.

                    (ff) "Full Payment Date" means, with respect to any year, the date on which the Minimum Amount for such year and all prior years has been distributed in full, the Base Rent for such year and all prior years has been paid in full and any interest or Default Interest on the Minimum Amount and Base Rent for all such years has been distributed or paid in full, provided that there shall be no Full Payment Date if (i) there is then any Default (or any event which, with notice or lapse of time or both would be a Default), (ii) there is then outstanding any Indebtedness of this limited partnership not permitted to be outstanding by this Agreement or (iii) there is then any default (or the General Partner has knowledge of an event which with notice or lapse of time or both would be a default) which is a failure to pay any Indebtedness of this limited partnership or another default that would entitle the lender to accelerate under any Indebtedness of this limited partnership.

                    (gg) "Fund" means Six Flags Fund, Ltd. (L.P.)

                    (hh) "GAAP" is defined in the Overall Agreement.

                    (ii) "General Partner" is defined in the first paragraph of this Agreement.

                    (jj) "Gross Revenues" in respect of any year means all revenues, computed on an accrual basis in accordance with GAAP, of the limited partnership (for 1996, of the Limited Partner) from the occupation or operation of the Amusement Park and the Amusement Park assets. Notwithstanding the foregoing, Gross Revenues shall not include: (A) any refunds, discounts or the like made to, or in respect of, customers, guests or patrons of the Amusement Park; (B) sales, admissions or other gross receipts taxes paid on such revenues; and (C) Excluded Revenues. With respect to concessions (including for this purpose licenses), Gross Revenues shall include only the net amount received or retained by the limited partnership from or in respect of the concessionaire (or licensee). For 1997, Gross Revenues shall mean, without duplication, Gross Revenues of the Limited Partner for the period January 1, 1997 to the Effective Date and of the limited partnership from and including the Effective Date through December 31, 1997.

                    (kk) "Guarantees" has the meaning given to that term in the Overall Agreement.

                    (ll) "Guarantor" means a Guarantor under one of the Guarantees. As of the date hereof, the Guarantors are TWX, Time Warner Entertainment Company, L.P., SFEC, SFTP, SFOG Acquisition A and SFOG Acquisition B.

                    (mm) "Hazardous Materials"  is defined in Article XVII.

                    (nn) "Impositions" is defined in Article XVII.

                    (oo) "Improvements" means any and all buildings, structures and other improvements that may at any time be erected or located on the Land during the term of this Agreement, together with all rides, machinery, equipment and fixtures attached to or located on the Land or any such buildings and structures, regardless of whether or not such items constitute real property, personal property or fixtures. The term "Improvements" includes, but is not limited to: all buildings and rides now or hereafter erected on the Land; all footings, foundations, piping, sewers, retaining walls, landscaping, streets and infrastructure, which are now or hereafter located upon the Land or are a part of the buildings or rides now or hereafter constructed thereon; all fixtures, appliances, machinery, equipment and apparatus now or hereafter affixed or attached to any of such buildings; and all components of the heating, ventilating, air conditioning, plumbing, lighting, refrigeration, cleaning, security and electrical systems of such buildings. For purposes of this Agreement, Improvements means any Improvements existing at the time of determination.

                    (pp) "indefeasibly pay", "indefeasibly make" or "indefeasibly distribute" means a payment or distribution where the recipient of the payment or distribution cannot be required to return the payment or distribution in whole or in part, by virtue of any provision of the Bankruptcy Code or any federal or state bankruptcy, insolvency, moratorium or similar law affecting creditors rights generally, if the recipient would not otherwise have been required to return the payment or distribution (or portion thereof).

                    (qq) "Indebtedness" has the meaning given to that term in the Overall Agreement and includes Working Capital Loans, Capital Improvement Loans (including Capital Leases) and Affiliate Loans.

                    (rr) "Insurance Requirements" means all present or future requirements of any insurer of the Amusement Park or any part thereof pursuant to insurance policies that the limited partnership is required to maintain under this Agreement, and the rules, orders, regulations or requirements of the national and local Board of Fire Underwriters or any other similar body having jurisdiction over the Amusement Park and those of any appropriate agency, office, department, board or commission thereof.

                    (ss) "Land" means the land owned by the Limited Partner at August 1, 1996 plus the SF Agreement Land.

                    (tt) "Lease" has the meaning given to that term in the Overall Agreement;

                    (uu) "Lease Payment Default" has the meaning given to that term in the Lease.

                    (vv) "Legal Requirements" means all laws, statutes, ordinances, regulations, building codes, zoning codes and regulations and the orders, judgments, rules, standards, policies, regulations and requirements formally adopted by any federal, state, local or municipal government, and the appropriate agencies, officers, departments, boards, commissions and courts thereof, whether now or hereafter in effect, which are or become applicable to the Amusement Park or any part thereof or to the use or manner of use of all or any part of the Amusement Park or the sidewalks and curbs adjacent thereto. Without limitation, Legal Requirements include Environmental Laws.

                    (ww) "Limitations" is defined in Article VIII.

                    (xx) "Limited Partner" is defined in the first paragraph of this Agreement.

                    (yy) "limited partnership" is defined in the first paragraph of this Agreement.

                    (zz) "Liquidity Put" has the meaning given to that term in the Overall Agreement.

                    (aaa)     "Management Fee" is defined in Article VI.

                    (bbb)     "Measuring Period" is defined in Article
          XVII.

                    (ccc)     "Minimum Amount" is defined in Article VI.

                    (ddd) "Net Worth" has the meaning given to that term in the Overall Agreement.

                    (eee) "Net Worth Standard" means that, at the time of determination, either (i) the aggregate Net Worth (without duplication) of all Guarantors who have not in any way sought to disaffirm or to contend that they have no liability under, or less limited liability than is provided by the terms of, their respective Guarantee is not less than $5 billion multiplied by the Applicable Percentage and the aggregate Equity Market Capitalization (without duplication) of all such Guarantors is not less than $5 billion multiplied by the Applicable Percentage or (ii) the aggregate Net Worth (without duplication) of all Guarantors who have not in any way sought to disaffirm or contend that they have no liability under, or less liability than is provided for by the terms of, their respective Guarantee is not less than $3.5 billion multiplied by the Applicable Percentage and the aggregate Equity Market Capitalization (without duplication) of all such Guarantors is not less than $10 billion multiplied by the Applicable Percentage; provided
                                                   --------
          that if TWX shall cease to have outstanding publicly traded equity securities by virtue of a "going private" or similar transaction, then the Net Worth Standard shall be met if the Net Worth (without duplication) of all Guarantors is not less than $5 billion multiplied by the Applicable Percentage. For the purposes of this definition, "Applicable Percentage" means (w) if as of the date of determination the SFEC Entities and SFEC Affiliates permitted to do so collectively own 25% or less of the Number of Units (as defined in the Overall Agreement), 100%, (x) if as of the date of determination the SFEC Entities and SFEC Affiliates permitted to do so collectively own more than 25% but not more than 50% of the Number of Units, 80%, (y) if as of the date of determination the SFEC Entities and SFEC Affiliates permitted to do so collectively own more than 50% but not more than 75% of the Number of Units, 66-2/3%, and (z) if as of the date of determination the SFEC Entities and SFEC Affiliates permitted to do so collectively own more than 75% of the Number of Units, 50%.

                    (fff)     "Operating Leases" is defined in Part Q of
          Article XVII.

                    (ggg) "Overall Agreement" means the Overall Agreement, dated as of February 15, 1997, among Fund, Salkin, SFG, Inc., the Limited Partner, the General Partner, the Co-General Partner, SFG-I, LLC, Six Flags Over Georgia, Inc., SFTP, SFEC, SFOG Acquisition A, SFOG Acquisition B, Six Flags Services of Georgia, Inc. and SFOG II Employee, Inc.

                    (hhh) "Overall Agreement Payment Default" is defined in Article VIII.

                    (iii) "partners" and "parties" means the General Partner, the Co-General Partner and the Limited Partner (or, if applicable, any substitute General Partner or Co-General Partner elected upon removal of the then General Partner or Co-General Partner).

                    (jjj) "Partnership Minimum Amount Distribution Default" is defined in Article VIII.

                    (kkk) "Payment Prohibiting Law" means any federal or state law that makes illegal the payment or action in question, provided such law (i) is not of a type in existence at
                    --------
          the Effective Date, (ii) is not similar to the Bankruptcy Code or any other federal or state reorganization, rehabilitation, arrangement, composition, moratorium or extension law, (iii) is not a law passed as a result, in whole or in part, of lobbying by any SFEC Entity or SFEC Affiliate, (iv) is a law of general application (i.e., a law that applies to others generally in addition to the limited partnership, the General Partner and the Guarantors) and (v) makes illegal the payment or action in question by each of the limited partnership, the General Partner and each Guarantor. A law that permits non-payment of an obligation, but does not make such payment or action illegal, is not a Payment Prohibiting Law.

                    (lll)     "Percentage Distribution" is defined in
          Article VI.

                   (mmm) "Person" has the meaning given to that term in the Overall Agreement.

                    (nnn) "Prepaid Amount" means the one-half of the Minimum Amount for 1997 plus the one-half of the Base Rent for 1997 that are payable on the fifth Business Day after the date of this Agreement (i.e., $9.25 million).

                    (ooo) "Prime" has the meaning given to that term in the Overall Agreement.

                    (ppp) "Priority Management Fee Distribution" is defined in Article VI.

                    (qqq) "Related Agreements" has the meaning given to that term in the Overall Agreement.

                    (rrr)     "Retained Liabilities" is defined in Article
          X.

                    (sss) "Salkin" means the Salkin Family Trust (formed by Declaration of Trust dated May 15, 1980, as amended).

                    (ttt) "Second Amended and Restated Fund Limited Partnership Agreement" has the meaning given to that term in the Overall Agreement.

                    (uuu) "Service Standard" means the standards of an amusement park equivalent to the average standards in the Comparable Parks at the date of this Agreement or at the later date in question, whichever is higher.

                    (vvv) "SF Agreement" has the meaning given to that term in the Overall Agreement.

                    (www) "SF Agreement Land" means the land acquired by the Limited Partner pursuant to the SF Agreement.

                    (xxx)     "SFEC" means Six Flags Entertainment
          Corporation.

                    (yyy) "SFEC Affiliates" has the meaning given to that term in the Overall Agreement.

                    (zzz) "SFEC Entity" has the meaning given to that term in the Overall Agreement.

                    (aaaa) "SFEC Park" has the meaning given that term in the Overall Agreement.

                    (bbbb)    "SFOG Acquisition A" means SFOG Acquisition
          A, Inc.

                    (cccc)    "SFOG Acquisition B" means SFOG Acquisition
          B, L.L.C.

                    (dddd) "SFOG Acquisition A and SFOG Acquisition B Guarantee and Pledge Agreement" has the meaning given to that in the Overall Agreement.

                    (eeee) "SFOG Requirement" has the meaning given to that term in the Overall Agreement.

                    (ffff)    "SFTP" means Six Flags Theme Parks Inc.

                    (gggg)    "Tax" is defined in Article VII.

                    (hhhh) "Tender Offer" has the meaning given to that term in the Overall Agreement.

                    (iiii) "Treasury Regulations" means the regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                    (jjjj)    "TWX" means Time Warner Inc.

                    (kkkk) "Working Capital Loans" means short-term borrowings by the limited partnership (or a wholly-owned subsidiary of the limited partnership) which borrowings are made after October 1 of a given year (including, with respect to borrowings in 1997, October 1, 1996) or at any time thereafter until there is regular positive cash flow in the next season and are repaid from the first positive cash flow available for debt repayment in the next season (after payment of Minimum Amount distributions to the extent permitted by this Agreement), the use of which loans is for working capital purposes (including payment of Minimum Amount distributions as permitted hereby).


                                      ARTICLE II
                              NAME AND PLACE OF BUSINESS

             1. Name. The name of this limited partnership is: "Six Flags Over Georgia II, L.P."

             2. Place of Business. The principal place of business of this limited partnership shall be 7561 Six Flags Parkway, Austell, Georgia 30001. This limited partnership may also have such other places of business within or without the State of Georgia as the General Partner may deem appropriate.

             3. Registered Office or Agent. This limited partnership shall, to the extent required by applicable law, continuously maintain in the States of Georgia and Delaware a registered office and a registered agent for service of process, in each case as selected by the General Partner.


                                     ARTICLE III
                         PURPOSES OF THE LIMITED PARTNERSHIP

             The purposes of the limited partnership are to:

               (a) Own the Amusement Park (excluding the Land) and operate the Amusement Park and the Amusement Park assets;

               (b) Execute, deliver and perform its obligations and exercise its rights under the Lease;

               (c) Borrow funds for limited partnership purposes, as permitted by this Agreement;

               (d) Comply with the Overall Agreement, as if it were party thereto, and enforce its rights under the Overall Agreement; and

               (e) Without limitation, to do all other acts, not prohibited by this Agreement, the Lease or the Overall Agreement, in connection with or incidental to the accomplishment of the foregoing purposes of the limited partnership (including, without limitation, to maintain and improve the Amusement Park and to develop second gated attractions).

                                      ARTICLE IV
                           NAMES AND ADDRESSES OF PARTNERS

             1. General Partner. The name of the General Partner is SFOG II, Inc. The address of the General Partner is 7561 Six Flags Parkway, Austell, Georgia 30001, or such other address as the General Partner may, by notice to the Co-General Partner and the Limited Partner, specify from time to time.

             2. Limited Partner. The name of the Limited Partner is Six Flags Over Georgia, LLC. The address of the Limited Partner is c/o National Registered Agents, Inc., 3761 Venture Drive, Duluth, Georgia, or such other address as the Limited Partner may, by notice to the General Partner and the Co-General Partner, specify from time to time.

             3. Co-General Partner. The name and address of the Co-General Partner is SFG-II, LLC. The address of the Co-General Partner is c/o National Registered Agents, Inc., 3761 Venture Drive, Duluth, Georgia, or such other address as the Co-General Partner may, by notice to the General Partner and the Limited Partner, specify from time to time.

                                      ARTICLE V
                                CAPITAL CONTRIBUTIONS

             1. General Partner. Except as provided below in this paragraph, the General Partner has not and shall not be obligated to contribute to the limited partnership, including to its
          capital, any cash or other property.    The General Partner shall
          contribute to the limited partnership cash in such amounts as are necessary, after the incurrence of permissible Affiliate Loans, Capital Improvement Loans and Working Capital Loans, to (i) make distributions to the Limited Partner of the Minimum Amount, to pay Base Rent under the Lease and make distributions of or pay any interest or Default Interest due to the Limited Partner under this Agreement or the Lease and (ii) for the limited partnership to perform those acts to be performed by it under this Agreement, the Lease and the Overall Agreement (including, without limitation, Section 8.5(a) of the Overall Agreement).

             2.     Limited Partner.

                  (a) Effective immediately after the conversion of the Limited Partner to a limited liability company and SFG-I, LLC becoming the sole manager and a member of the Limited Partner, in accordance with the Overall Agreement and the Flags Limited Liability Company Operating Agreement, the Limited Partner hereby contributes to the capital of the limited partnership all of the Limited Partner's then existing property and assets (including, without limitation, all buildings, rides, all of its real property, other than the Land, if any (for example, any rides that may be deemed real property), all of its books and records, its right and claims against third parties and, subject to the next sentence, all of its goodwill), except (i) the Designated Assets, (ii) any rights, claims or defenses the Limited Partner may have against any SFEC Entity or SFEC Affiliate (provided that
                                                              --------
          nothing in this clause (ii) is an admission that there are any such rights or claims or a waiver or release of any such rights, claims or defenses as may exist) and (iii) the Land. The Limited Partner hereby licenses to the limited partnership, without representation or warranty, its rights under the License Agreement, dated December 31, 1968, between Great Southwest Atlanta Corp. (now Six Flags Over Georgia, Inc.) and Fund, which License Agreement was assigned to the Limited Partner, to use the name "Six Flags Over Georgia", provided that (x) this license
                                         --------
          shall cease to exist and revert to the Limited Partner at the election of the Limited Partner (i) after the occurrence of a Default and upon notice to the limited partnership or the General Partner or (ii) upon dissolution of the limited partnership if the End-of-Term Option is not exercised, (y) this license, as long as it is in effect, shall be royalty free and (z) the Limited Partner retains the right to use the name "Six Flags Over Georgia" in its name.

                  (b) The property and assets contributed by the Limited Partner to the limited partnership pursuant to this Paragraph 2 of Article V has an agreed value of $235 million.

                  (c) The Limited Partner was, until the time of contribution pursuant to Paragraph 2(a) of this Article V, controlled by an affiliate of the General Partner, not by SFG-I, LLC or Fund. Accordingly, notwithstanding the agreed upon value provided for above, no representation or warranty is made by the Limited Partner or SFG-I, LLC as to the title to or the condition of the property or assets contributed by the Limited Partner to the limited partnership or the liabilities of the Limited Partners to be assumed by the limited partnership, and all such property and assets are contributed AS IS, WHERE IS and WITH ALL
                                              ---------------     --------
          FAULTS.
          ------

                  (e) The Limited Partner shall not, other than the contribution provided for in this Article V, paragraph 2, be obligated to contribute any cash or other property to the limited partnership or its capital.

                  3. Co-General Partner. The Co-General Partner shall contribute $100 to the capital of the limited partnership. The Co-General Partner shall not under any circumstances be obligated to contribute any other cash or other property to the limited partnership or its capital.

                  4. Non-Interest Bearing. Contributions to the capital of the limited partnership shall not bear interest.

                                      ARTICLE VI
                                    DISTRIBUTIONS

          A.  Order of Distributions
              ----------------------
               Distributions by the limited partnership in each year shall be made as set forth below; provided that no distributions, except liquidating distributions pursuant to Article XIV of this Agreement, shall be made after the earlier to occur of December 31, 2026 or the date to which the End-of-Term Option is accelerated pursuant to Section 8.6 of the Overall Agreement.

             1. Minimum Amount Distributions. First, in each year commencing with 1997, the limited partnership shall distribute to the Limited Partner cash in the amount equal to the Minimum Amount for that year. One-half of the Minimum Amount for 1997 shall be distributed to the Limited Partner on the fifth Business Day after the date of this Agreement and the balance of the Minimum Amount for 1997 shall be distributed to the Limited Partner no later than November 17, 1997. For each year after 1997, not less than one-half of the Minimum Amount for such year shall be distributed to the Limited Partner no later than July 15 of that year and the balance of the Minimum Amount for such year shall be distributed to the Limited Partner no later than November 15 of that year; provided that, if such July 15 or
                                    --------
          November 15 is not a Business Day, the amount due on such July 15 or November 15 shall be paid on or before the next Business Day after such July 15 or November 15, as the case may be. If any of the property or assets contributed to the limited partnership by the Limited Partner are sold, cash in an amount equal to the sales proceeds shall be (i) distributed to the Limited Partner,
          (ii) credited against the Minimum Amount distribution for the year of such distribution and, if necessary, (iii) credited against the Minimum Amount distribution for the succeeding years, with the result that the aggregate amount of the Minimum Amount distribution for such years will not change.

             2. Priority Management Fee Distribution. Second, in each year commencing with 1997 and after, but only after, the Minimum Amount for all years, to and including such year, Base Rent for all years to and including such year and interest or Default Interest, if any, on the Minimum Amount and Base Rent have each been distributed or paid to the Limited Partner, and subject to Part D of this Article VI, in recognition of the management services provided by the General Partner and to the extent of Available Cash, the limited partnership shall distribute to the General Partner cash equal to the Priority Management Fee Distribution.

             3. Co-General Partner Distribution. Third, after, but only after, all distributions provided for in Paragraphs 1 and 2 of this Part A of Article VI have been made in full, the limited partnership shall, to the extent of Available Cash, distribute to the Co-General Partner $100 per year, commencing with 1997, cumulative but without interest to the extent not paid in then prior years.

             4. Percentage Distributions. Fourth, in each year, after, but only after, the distributions provided for in Paragraphs 1, 2 and 3 of this Part A of Article VI have been made in full, the limited partnership shall distribute the remaining Available Cash, with such distributions ("Percentage Distributions") to be made 5% to the Limited Partner and 95% to the General Partner; provided that any Percentage Distribution due in respect of the
          -------
          year ended December 31, 2026 shall, if the End-of-Term Option is exercised, be made no later than December 15, 2026.

             5. Additional First Year Minimum Amount Distributions. In 1997 only, in addition to the other distributions provided for herein, the limited partnership shall distribute to the Limited Partner cash in an amount equal the Additional First Year Minimum Amount. Such amount shall be distributed to the Limited Partner no later than November 17, 1997, provided that such amount shall
                                           --------
          be distributed, to the extent the Limited Partner is required to repay Retained Liabilities prior to November 17, 1997, on or immediately prior to the date repayment is required.

          B.  Minimum Amount Distributions
              ----------------------------

             1. Date and Time. Distributions of the Minimum Amount and the Additional First Year Minimum Amount shall be made by the date required, set forth in Part A, Paragraphs 1 and 5, respectively, of this Article VI. Such amounts shall be paid, if requested by the Limited Partner, by wire transfer to the Limited Partner at such account in a bank located in the United States as the Limited Partner may from time to time designate by notice to the General Partner no later than two Business Days prior to the due date thereof (provided that no notice need be given, after
                            --------
          the initial notice, unless such account is changed and that the initial notice may be given one Business Day prior to the due date), in immediately available funds and for wire delivery by 10 a.m. local time (and, if not received at the recipient bank by 1 p.m. local time, shall be deemed paid on the next Business Day or, if later, the Business Day on which such payment is received before 10:00 a.m. local time at the recipient bank). If no notice is given as provided in the preceding sentence, distributions of the Minimum Amount shall be paid by the date due by delivery to the Limited Partner (at its address specified by the Limited Partner by notice to the General Partner) prior to noon local time of a cashier's check for the amount due.

             2. Default Interest. If all or any portion of the distribution of the Additional First Year Minimum Amount or any Minimum Amount distribution is not distributed when required, time being of the essence, the amount not so distributed shall be distributed to the Limited Partner with interest thereon at the Default Rate (at Prime to the extent provided in the last sentence of Paragraph 4 of Part C of Article VIII) until the distribution is made in full (such interest at the Default Rate is referred to below as "Default Interest"). If all of the Minimum Amount due has not then been distributed, all amounts received by the Limited Partner in respect of the Minimum Amount, interest or Default Interest shall, notwithstanding any legend or endorsement on a check or similar matter, be credited first to interest (other than Default Interest), second to Default Interest and third to the undistributed "principal" of the Minimum Amount(s) in question. No interest or Default Interest paid or accrued shall reduce any Minimum Amount to be distributed.

             3. General Partner Obligations. The General Partner will cause the limited partnership to timely make the Minimum Amount distributions, payments of Base Rent and interest and Default Interest distributions and payments.

          C.  Definitions
              -----------

             In addition to the other terms defined elsewhere in this Agreement (including elsewhere in this Article VI), the definitions set forth below are used in this Article VI.

             1. Minimum Amount. The Minimum Amount for 1997 (i.e., the period from the date of this Agreement through December 31, 1997) is $17.5 million. For each year after 1997 the Minimum Amount will be equal to the greater of (i) $17.5 million or (ii) if the CPI published for the December immediately preceding the beginning of such year (or, if no CPI is available for such December, for the month closest to January 1 of such year) (the "Comparison Index") exceeds the CPI published for December 1996 (the "Base Index"), an amount equal to $17.5 million multiplied by a fraction of which the numerator is the Comparison Index for such year and the denominator is the Base Index, provided that in
                                                           --------
          no event shall the Minimum Amount for any year be less than the Minimum Amount for the then immediately preceding year (for 1998, not less than $17.5 million). Interest and Default Interest is in addition to, but is not part of, any Minimum Amount.

             2. Management Fee. The Management Fee for each year means an amount equal to 3% of the Gross Revenues for the prior year.

             3. Priority Management Fee Distribution. The Priority Management Fee Distribution for each year is a distribution in an amount equal to the Management Fee for that year plus interest thereon at Prime from the Full Payment Date for that year until paid; plus, to the extent a distribution of the Management Fee was not made in any prior year, the portion of the amount equal to the Management Fee(s) not so distributed in prior years plus interest on the portion not so distributed at Prime (compounded annually) from the Full Payment Date for the year in which such Management Fee was otherwise payable but not paid.

             4. Additional First Year Minimum Amount. The Additional First Year Minimum Amount is an amount equal to the Retained Liabilities, plus interest (and any other amounts) accruing on, or due in respect of, such Retained Liabilities through the date of distribution of the Additional First Year Minimum Amount.

          D.  Additional Limitation on Priority Management
              Fee Distributions and Percentage Distributions
              ----------------------------------------------

               No Priority Management Fee Distribution will be made in any year if (i) the distributions of the Minimum Amount for that year and all prior years have not been made in full, any Base Rent for that and all prior years has not been paid in full and all interest and Default Interest on or in respect of the Minimum Amount and Base Rent has not been paid in full, (ii) this limited partnership has outstanding any Indebtedness (other than Capital Improvement Loans and Affiliate Loans), (iii) the Net Worth Standard is not met, this limited partnership has outstanding any Indebtedness other than Affiliate Loans or (iv) this limited partnership would, but for Paragraph 2 of Part C of Article XVII, not be in compliance with the requirements of Paragraph 1 of Part C of Article XVII. No Percentage Distribution will be made as long as this limited partnership has outstanding any Indebtedness (other than Affiliate Loans and, so long as the Net Worth Standard is met, Capital Improvement Loans). No Priority Management Fee Distributions or Percentage Distributions will be made if, at the time of distribution, there is (x) any Default (or any event which, with notice, lapse of time or both would be a Default), (y) outstanding any Indebtedness of this limited partnership not permitted to be outstanding by this Agreement or
          (z) any default (or the General Partner has knowledge of an event which with notice or lapse of time or both would be a default) which is a failure to pay or another default that would entitle the lender to accelerate under any Indebtedness of this limited partnership, any failure to make a payment due under an Operating Lease if the failure is both adverse and material to the Amusement Park or Flags II or, until cured (including by making any capital expenditures, in addition to those otherwise required, in any year subsequent to the year in which such capital expenditure was required to have been made), any failure to comply with Part C of Article XVII. Neither this Part D of
          Article VI, nor anything else in this Agreement (except a Payment Prohibiting Law), shall affect, restrict or otherwise limit the making of Minimum Amount distributions, payments of Base Rent or distributions or payments of interest or Default Interest on or in respect of Minimum Amount distributions or Base Rent, when this Agreement or the Lease provide that such Minimum Amount distributions, Base Rent, interest or Default Interest are to be made or paid.

          E.  Cash Distributions Only; Available Cash Limitation
              --------------------------------------------------

              Distributions pursuant to this Article VI shall be made only in cash and, except for the distributions provided for in Paragraphs 1 and 5 of Part A of Article VI (and any applicable interest or Default Interest thereon or in respect thereof), shall be made only from and to the extent of Available Cash.

          F.  No Offset to Distributions to the Limited Partner
              -------------------------------------------------

              Distributions to the Limited Partner (including distributions provided for in Paragraph 1 of Part A of Article VI), payments of Base Rent and distributions or payments of interest or Default Interest on or in respect of the distribution of the Additional First Year Minimum Amount, Minimum Amount distributions and Base Rent, as well as the Limited Partner's 5% share of Percentage Distributions, shall be made without any deduction or offset whatsoever (other than taxes required to be withheld under applicable law).

          G.  Distributions May Not Be Funded By Indebtedness
              -----------------------------------------------

             No distributions provided for in Paragraph 1 of Part A of
          Article VI or payments of Base Rent or any interest or Default Interest under this Agreement or the Lease may be funded with Indebtedness other than Affiliate Loans, provided that, if the
                                                   --------
          Net Worth Standard is met and there is not then in existence a Default (or an event which, with notice or the passage of time or both would be a Default), the Prepaid Amount and, and after 1997, up to one-half of the Minimum Amount distribution and Base Rent payment due on July 15 (or the next Business Day) may be funded by a borrowing that is otherwise treated as a Working Capital Loan, provided that (i) each such borrowing shall be repaid (x) before any Affiliate Loans are repaid or any Priority Management Fee Distributions or Percentage Distributions are made and (y) in any event by August 31 of the year in which the borrowing is made, time being of the essence, and (ii) the Full Payment Date will not occur until such borrowing is repaid. This Part G of
          Article VI does not modify in any manner the absolute and unconditional obligations to make the distributions provided for in Paragraph 1 of Part A of Article VI or to pay Base Rent (in each case including any applicable interest or Default Interest thereon or in respect thereof).

          H.  Application of Additional First Year Minimum Amount
              ---------------------------------------------------

              Immediately upon receipt of payment of all or any portion of the Additional First Year Minimum Amount distribution, the Limited Partner shall pay the Retained Liabilities (plus interest thereon and any amounts due in respect thereof to the creditor accruing through the date of such receipt of all or such portion of the Additional First Year Minimum Amount distribution) to the extent of the amount so received. The General Partner shall notify the Limited Partner three Business Days prior to each distribution of all or any portion of the Additional First Year Minimum Amount, specifying the amount thereof and the Retained Liabilities to be repaid therefrom. In fulfilling its obligations under this Part H of Article VI, the Limited Partner shall rely upon the instructions provided by the General Partner and have no liability for doing so.

                                     ARTICLE VII
                         ALLOCATIONS OF INCOME AND LOSS FOR
                            TAX PURPOSES; CAPITAL ACCOUNTS

               The parties intend that, for federal, state and local income tax ("Tax") purposes, this limited partnership be treated as if the property and assets contributed by the Limited Partner to this limited partnership had been leased to the General Partner, with (i) rent being payable to the Limited Partner in an amount equal to the Additional First Year Minimum Amount (for 1997), the Minimum Amount (plus any interest or Default Interest), the Limited Partner's share of any Percentage Distributions and the other distributions described in the first sentence of Paragraph 4 of Part A of this Article VII and (ii) the other terms hereof being included in the lease. The remaining provisions of this
          Article VII are intended to allocate items of income, gain, deduction, credit and loss in a manner consistent with the foregoing lease treatment.

          A.  Tax Allocations
              ---------------

              For Tax purposes, income, gains, losses, deductions and credits in each year shall be allocated as set forth below:

             1. Depreciation. All depreciation from the depreciable property contributed to the limited partnership by the Limited Partner shall be allocated to the Limited Partner. All other depreciation shall be allocated to the General Partner.

             2. Credits. All investment tax, energy and other credits shall be allocated to the General Partner.

             3. Net Losses. Except as provided in Paragraph 5 of Part A of this Article VII, any net losses and deductions of the limited partnership (before taking depreciation and credits into account) shall be allocated to the General Partner.

             4. Gross Income. Except as provided in Paragraph 5 of Part A of this Article VII, gross income of the limited partnership shall be allocated first to the Limited Partner until the aggregate allocation of such gross income to the Limited Partner in all years commencing with 1997 equals in dollar amount the aggregate amount of Additional First Year Minimum Amount distributions, Minimum Amount distributions (including any applicable distributions of interest or Default Interest) and Percentage Distributions actually received by the Limited Partner from the limited partnership in all such years (including any amounts distributed by the limited partnership pursuant to
          Section 8.4(b) of the Overall Agreement), distributions actually received by the Limited Partner pursuant to the last sentence of Paragraph 1 of Part A of Article VI and distributions actually received by the Limited Partner pursuant to the last sentence of Paragraph 1 of Part C of Article XVII less an amount equal to any gain (other than any Special Gain), and plus an amount equal to any loss (other than any Special Loss), allocated to the Limited Partner pursuant to Paragraph 5 of Part A of this Article VII. All other gross income of the limited partnership shall be allocated (i) first, to the extent applicable, to the Co-General Partner until the aggregate allocations of such gross income to the Co-General Partner in all years commencing with 1997 equal the aggregate cash distributions actually received by the Co-General Partner from the limited partnership in all such years and (ii) second, all such remaining gross income of the limited partnership shall be allocated to the General Partner. "Special Gain" or Special Loss" means gain or loss, as applicable, resulting from (i) the receipt by the limited partnership of any condemnation proceeds pursuant to the first sentence of Part P of
          Article XVII, (ii) the receipt by the limited partnership of any insurance proceeds from a casualty pursuant to the second sentence of Part P of Article XVII or (iii) the sale of the Amusement Park pursuant to Section 8.5 of the Overall Agreement or following the removal of SFOG II, Inc. as General Partner.

             5. Gain or Loss on Sale of Assets. Gain or loss on the sale or other disposition of any property or asset contributed to the limited partnership as well as any Special Gain or Special Loss shall be allocated to the Limited Partner. Gain or loss on the sale or other disposition of any other property or asset of the limited partnership other than any Special Gain or Special Loss shall be allocated to the General Partner.

             6. Regulatory Allocations. Prior to any other allocations under the foregoing provisions of this Part A of Article VII, the following special allocations shall be made in the following order:
                    (a) If there is a net decrease in Partnership Minimum Gain during a taxable year, each Partner shall be allocated items of limited partnership income and gain for such year in accordance with Section 1.704-2(f) of the Treasury Regulations.

                    (b) If there is a net decrease in Partner Nonrecourse Debt Minimum Gain during a taxable year, each partner who has a share of such Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specifically allocated items of income and gain for such year (and, if necessary, subsequent years) in accordance with Section 1.704-2(i)(4) of the Treasury Regulations.

                    (c) For purposes of this Agreement (i) "Partner Nonrecourse Debt Minimum Gain," (ii) "Nonrecourse Deductions," (iii) "Partner Nonrecourse Deductions," (iv) "Partner Nonrecourse Debt," and (v) "Partnership Minimum Gain" shall have the respective meanings set forth in
               Section 1.704-2 of the Treasury Regulations.

                    (d) In the event any partner unexpectedly receives any adjustments, allocations or distributions described in paragraphs (b)(2)(ii)(d)(4), (5), or (6) of Section 1.704-1 of the Treasury Regulations, there shall be specially allocated to such partner such items of income (including items of gross income) and gain, at such times and in such amounts as will eliminate as quickly as possible that portion of its deficit (if any) in its Capital Account (as increased for this purpose by the amount which such partner is obligated to restore (pursuant to the terms of this Agreement or otherwise) or deemed obligated to restore pursuant to Section 1.704-1(b)(2)(ii)(c) of the Treasury

               Regulations and the penultimate sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations) caused or increased by such adjustments, allocations or distributions.

                    (e) No allocation under this Part A of Article VII shall be made to the Limited Partner which would cause or increase a deficit balance in the Limited Partner's "Projected Capital Account" (as defined below) which exceeds the amount of the Limited Partner's Share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. For purposes of the foregoing, the determination as to whether an allocation would create or increase a deficit balance in a Limited Partner's Projected Capital Account shall be made as of the end of the year to which such allocation relates. As used herein, the term "Projected Capital Account" means, with respect to the Limited Partner, the Limited Partner's Adjusted Capital Account Balance as of the last day of any applicable year but reduced by any applicable projected adjustments, allocations or distributions in accordance with the provisions of paragraphs (4), (5) and (6) of Regulation
               Section 1.704-1(b)(2)(ii)(d). The foregoing definition of Projected Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted and applied consistently therewith.

                    (f) For each taxable year or other period of the limited partnership for which allocations are made, all Nonrecourse Deductions shall be allocated to the General Partner.

                    (g) Any and all Partner Nonrecourse Deductions shall be allocated to the partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, as determined in accordance with Section 1.704-2(i) of the Treasury Regulations.

                    (h) For purposes of Section 752 of the Code and the Treasury Regulations thereunder, excess nonrecourse liabilities (within the meaning of Treasury Regulations
               Section 1.752-3(a)(3)) shall be allocated to the General
               Partner.

                    (i) The allocations set forth in this Paragraph 6 of Part A of Article VIII (collectively, the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of income, gain, loss, or deduction pursuant to this subparagraph (i). Therefore, notwithstanding any other provision of this Part A of Article VII (other than the Regulatory Allocations), offsetting special allocations of income, gain, loss or deduction shall be made such that each partner's Capital Account balance is, to the maximum extent possible, equal to the Capital Account balance such partner would have had if the Regulatory Allocations were not part of this Agreement and all items were allocated pursuant to this Part A of Article VII (other than this Paragraph 6).

                    7. Section 754 Election. The General Partner is authorized to and shall cause the limited partnership to make the election pursuant to Section 754 of the Code with the limited partnership's federal income tax return for 1997. In addition, the General Partner is authorized to and shall make any similar elections under applicable state law, to the extent such elections are available.

          B.  Capital Accounts
              ----------------

              Effective as of the commencement of the limited partnership, a Capital Account ("Capital Account") shall be established for each partner and maintained for each such partner in accordance with Treasury Regulations Section 1.704(b)(2)(iv) promulgated under Section 704(b) of the Code. As of the date of this Agreement, after the contributions provided for in Article V and the assumption of liabilities provided for in Article X, the Capital Account of the Limited Partner was $235 million, the Capital Account of SFG-II, LLC was $100 and the Capital Account of the General Partner was zero. Each partner's Capital Account shall be increased by (i) the amount of any other cash and the fair market value of any other assets contributed by the partner to the limited partnership (net of any other liabilities transferred to the partnership in connection with such transaction) and (ii) the partner's allocable share of items of income or gain for Tax purposes for each year and any gain exempt from tax. The partner's Capital Account shall be decreased by
          (i) the amount of cash and the fair market value of any assets distributed to such partner (net of any liabilities transferred in connection with such transaction), (ii) the partner's share of items of deduction (including depreciation) or loss for Tax purposes for each year, and (iii) allocations to a partner of expenditures described in Section 705(a)(2)(B) of the Code. Nothing in this Part B of Article VII shall affect the provisions of Paragraph 2 of Article XIV.

          C.  No General Partner or Co-General Partner Remuneration
              -----------------------------------------------------

              The General Partner shall not receive for its services to the limited partnership, nor shall the Co-General Partner receive from the limited partnership, any remuneration other than the distributions made and Tax allocations provided for in Articles VI and VII, respectively.

          D.  No Withdrawals
              --------------

              No partner will be entitled, without the consent of the other partners, to withdraw any part of its contribution to the capital from or any part of its Capital Account in the limited partnership or, to the extent permitted by law, to otherwise withdraw, resign or disassociate from the limited partnership; provided that nothing in this paragraph affects the right of the Limited Partner to remove the General Partner as provided in Part D of Article VIII or the right of the General Partner to resign at any time after December 31, 2026.

                                     ARTICLE VIII
                                      MANAGEMENT

          A.  Management Generally
              --------------------

              1. General Partner. The General Partner shall, subject to the limitations set forth in this Agreement (including without limitation in Part B of this Article VIII) (the "Limitations"), have the exclusive control of the management of the business and affairs of the limited partnership, including the power and authority to obligate and bind the limited partnership in all matters involving the business of the limited partnership. The General Partner shall cause the limited partnership to do those acts it is to do under this Agreement. Subject to the Limitations, the execution and delivery of any agreement or instrument by the General Partner shall be sufficient to bind the limited partnership. The General Partner shall execute and file with the Delaware Secretary of State a Certificate of Limited Partnership for the limited partnership, shall procure for the limited partnership a certificate of authority to transact business in Georgia and shall cause such other filings to be made and such offices and agents for service of process to be maintained in Delaware, Georgia and other jurisdictions where required for the limited partnership to be registered or qualified as such and to protect the limited liability of the Limited Partner.

              2. Time and Effort of General Partner. The General Partner shall devote all of its time and effort to the business of the limited partnership and shall not have any other business.

              3. No Resignation; Effect of Removal. Without the prior written consent of the Limited Partner, the General Partner may not, prior to December 31, 2026, resign or withdraw as the General Partner of the limited partnership, disassociate from the limited partnership or, except for removal as provided in Part C of this Article VIII, take any other action so that it is not the General Partner of the limited partnership. If the General Partner ceases to be the General Partner of the limited partnership in a manner not permitted by this Agreement or by removal, in addition to any other liability or damages for which the General Partner or any other Person may be liable (none of which are released or compromised hereby), (i) all amounts due from this limited partnership to the General Partner and all borrowings of this limited partnership from the General Partner, any SFEC Entity or any SFEC Affiliate shall, without any further action, be thereupon contributed to the capital of the limited partnership and no longer be due and the General Partner and the other SFEC Entities shall comply with Section 8.5(a) of the Overall Agreement, (ii) the General Partner's right to distributions, including distributions in liquidation, shall be extinguished, (iii) the General Partner will have no rights with respect to any positive balance in its Capital Account, and (iv) allocations for Tax purposes shall be made to the General Partner to the date it ceased to be the General Partner and for so long thereafter as is necessary for Tax allocations attributable to the transactions provided for in clauses (i) through (iii) of this sentence to be made to the General Partner. The immediately preceding sentence shall supersede any provisions of this Agreement that are inconsistent therewith.

              4. Limited Partner. The Limited Partner as such shall not participate in the control of the business or affairs of the limited partnership, transact any business on behalf or in the name of the limited partnership or have any power or authority to bind or obligate the limited partnership.

              5. Tax Matters Partner. The General Partner shall be the Tax Matters Partner of the limited partnership. However, the General Partner shall not, without the prior written consent of the Limited Partner: (i) take any action that would require the payment of proposed tax deficiencies by the Limited Partner, Fund or the limited partners of Fund prior to a judicial determination that such taxes are owing, to the extent such a judicial determination can be obtained prior to payment of such proposed tax deficiencies, or (ii) initiate any judicial proceeding relating to federal income tax in any court other than the United States Tax Court if the outcome of such proceeding could (x) increase, or affect the timing of, any tax payable by and (y) be binding upon the Limited Partner, Fund or the limited partners of Fund. The General Partner shall give notice to the Limited Partner, within no less than ten Business Days, of all proceedings as to which it is acting as the Tax Matters Partner and shall afford the Limited Partner the right to participate in such proceedings. The General Partner shall provide to the Co-General Partner and the Limited Partner copies of any agreement extending the statute of limitation for Tax purposes within ten Business Days of each such agreement being entered into. Except as required by applicable law, the General Partner shall take no position for income tax purposes inconsistent with the treatment of this limited partnership as a lease for income tax purposes with respect to the property and assets contributed by the Limited Partner. The General Partner may file an election or protective election under Treasury Regulations section 301.7701-3 and applicable state law in the form attached as Exhibit A to have the partnership classified as a partnership, which election or form of election may be amended only in form and substance reasonably satisfactory to the Limited Partner.

              6. Co-General Partner; Certain Successor General Partner Provisions. As long as SFOG II, Inc. is the General Partner, the Co-General Partner shall not participate in the control of the business or affairs of the limited partnership, transact any business on behalf or in the name of the limited partnership or have any power or authority to bind or obligate the limited partnership. Upon SFOG II, Inc. ceasing for any reason to be the General Partner without a substitute general partner being selected, the Limited Partner shall have the exclusive right to designate Fund or any entity 99% or more owned by the Limited Partner or Fund or another Person permitted by the Second Amended and Restated Fund Limited Partnership Agreement to act as the general partner of the limited partnership and such substitute general partner, upon execution of a counterpart of this Agreement, will thereupon succeed to all of the rights (including the right to distributions) and powers of the General Partner, be admitted as a substitute General Partner and thereafter be the General Partner. Until such designation is made, but for not in excess of 90 days, the Co-General Partner will succeed to all such rights and powers of the General Partner, but shall not have any obligation to make any contribution to the limited partnership or its capital.

          B.  Certain Limitations
              -------------------

              Without first obtaining the written consent of the Limited Partner, neither the limited partnership nor the General Partner shall take, or have any power to take, any of the following actions on behalf or in the name of the limited partnership:

                    (a) Execute or deliver any assignment for the benefit of the creditors of the limited partnership or file any petition in bankruptcy or for reorganization, rehabilitation, arrangement, composition or extension under the Bankruptcy Code or under any other federal or state law or fail to use their best efforts to cause to be dismissed within 45 days of the filing thereof against the limited partnership any involuntary petition in bankruptcy or for reorganization, rehabilitation, arrangement, composition or extension under the Bankruptcy Code or under any other federal or state law, or do any act similar to any of the foregoing; or

                    (b) Sell or lease to another Person all, substantially all or any substantial part of the assets of the limited partnership (except sales of food, beverages, goods and inventory in the ordinary course of business); sell any property or asset of the limited partnership having a value in excess of 10% of the then Minimum Amount and Base Rent without the prior written consent of the Limited Partner, which consent will not be unreasonably withheld; if the aggregate sales of properties and assets of the limited partnership in any year (other than sales of food, beverages, goods, inventory and other items typically held for resale to park customers in the ordinary course of business) exceed 15% of the Minimum Amount and Base Rent for that year, make any further sales of such property or assets without the prior written consent of the Limited Partner, which consent will not be unreasonably withheld; issue or agree to issue to any Person any limited partnership interests, general partnership interest (except as provided in Part A, Paragraph 6, of this Article VIII) or any other direct or indirect equity interest in the limited partnership, merge with or into or consolidate with or convert into any other entity or do any other act which would have essentially the same effect as any of the foregoing; or

                  (c) Incur or permit to exist any Indebtedness (including Capital Leases) of the limited partnership except:
          (i) Working Capital Loans made to the limited partnership prior to 2026; (ii) Capital Leases of the Limited Partner at December 31, 1995 that are contributed to the limited partnership by the Limited Partner; (iii) so long as the Net Worth Standard is met, Capital Improvement Loans (including Capital Leases); (iv) Affiliate Loans; and (v) borrowings permitted by the proviso in the first sentence of Part G of Article VI, but only for so long as such borrowings are permitted to be outstanding. Notwithstanding the foregoing, the limited partnership shall not, without the prior written consent of the Limited Partner, incur any Indebtedness (other than (x) interest on then existing Indebtedness, (y) Affiliate Loans and (z) Working Capital Loans)
          (A) if the Net Worth Standard is not then met or (B) whether or not the Net Worth Standard is then met, if (I) there is any Default (or any event which, with notice or lapse of time or both would be a Default), (II) there is outstanding any Indebtedness of this limited partnership not permitted to be outstanding by this Agreement or (III) there is any default (or the General Partner has knowledge of an event which with notice or lapse of time or both would be a default) which is a failure to pay any Indebtedness of this limited partnership or another default that would entitle the lender to accelerate any Indebtedness of this limited partnership. No later than ten Business Days after the date on which the Net Worth Standard is not met, the General Partner (i.e., SFOG II, Inc.) shall cause all outstanding Capital
                   ---
          Improvement Loans to be repaid out of funds that are the proceeds of Affiliate Loans or capital contributions by the General Partner; or

                  (d) Incur or permit to exist any mortgage, pledge or security interest in or claim, lien, encumbrance or charge on any of the assets of the limited partnership, except for Capital Improvement Loans (including Capital Leases) that are secured to the extent provided in the definition of Capital Improvement Loans, Capital Leases permitted by clause (ii) of subparagraph
          (c) of this part B of Article VII that are secured solely by the assets leased, and liens for taxes and assessments not yet due; provided, however, that the limited partnership may incur and
          --------  -------
          permit statutory liens and other non-consensual liens of an immaterial nature to exist, provided that (and only for so long
                                      --------
          as) good faith efforts are being made to remove or cause the removal of such statutory or other liens; or

                  (e) Loan to any Person (other than to an employee of the limited partnership or of SFOG II Employee, Inc. in circumstances that are ordinary course, consistent with past practice and in an amount that is in the aggregate immaterial to the limited partnership) any of the funds of the limited partnership, or directly or indirectly guarantee any obligation of any other Person (including as guarantees for this purpose any income maintenance, net worth maintenance or, without limitation, other arrangement the effect of which is in substance to guarantee payment or performance), in each case other than a Person that is wholly-owned by the limited partnership; or

                  (f) Acquire any real property (except the property located at the intersection of Riverside Drive and South Service Road that is occupied by a "Sam's Warehouse" at the date of this Agreement, but only if a phase I environmental study indicating no significant environmental issues with respect thereto is received by the limited partnership), provided that this
                                                --------
          provision will not preclude the leasing of the Land by this limited partnership under the Lease.

          C.  Removal of General the Partner
              ------------------------------

              1. General Rule. The General Partner may be removed only as provided in this Part C of Article VIII.

              2. Removal. The General Partner may be removed by the Limited Partner, upon notice being sent to the General Partner at any time after an Overall Agreement Payment Default, a Partnership Minimum Amount Distribution Default, a Lease Payment Default or Another Material Default (each, a "Default"). Once notice of removal is entitled to be and is sent after a Default, there shall be no right to cure without the prior written consent of the Limited Partner (which consent may be withheld in its sole discretion and with or without reason) and the General Partner shall be removed. Subject to Paragraph 7 of this Part C of
          Article VIII, removal will not release any SFEC Entity or SFEC Affiliate from any obligations they may have under this Agreement, the Overall Agreement or any other Related Agreement.

              3. Overall Agreement Payment Default. An "Overall Agreement Payment Default" is any of (i) a failure by SFOG Acquisition A and/or SFOG Acquisition B to (x) make the Tender Offer when and as required (time being of the essence) or to pay when due any amount to be paid by it pursuant to the Tender Offer, (y) perform its obligations to make available the Liquidity Put or Accelerated Put when and as required (time being of the essence) or to pay when due the amounts to be paid by it pursuant to the Liquidity Put (time being of the essence); provided that for this purpose an amount that is disputed shall
          --------
          not be deemed to be due until such amount is determined pursuant to the procedure set forth in Section 12.18 of the Overall Agreement or (z) make all of the payments it is required to make if the End-of-Term Option is exercised, or (ii) an SFOG Requirement, but, in each case in clauses (i) and (ii), which failure continues without being remedied by SFOG Acquisition A and/or SFOG Acquisition B or a Guarantor or which SFOG Requirement is not fully discharged by a Guarantor, without any right of subrogation or similar right against the Limited Partner, SFG-I, LLC, Fund or any partners of Fund, in each case within ten Business Days (time being of the essence) after written notice of such failure or requirement is given by any one of Fund, Salkin or SFG, Inc. to SFOG Acquisition A and/or SFOG Acquisition B and one of SFEC or SFTP. If a payment by SFOG Acquisition A and/or SFOG Acquisition B pursuant to the Tender Offer, the Liquidity Put or the End-of-Term Option is paid or made and is later determined to not have been indefeasibly paid or indefeasibly made in whole or in part, an Overall Agreement Payment Default will exist if such payment, together with Default Interest on the amount returned or required to be returned (including any interest included in such amount) from the date such amount is returned or required to be returned, is not made by a Guarantor within ten Business Days (time being of the essence) after written notice by one or more of the Limited Partner, Fund, the Co-General Partner, Salkin or SFG, Inc. to one or both of SFEC or SFTP that any recipient(s) under the Tender Offer, Liquidity Put, Accelerated Put or End-of-Term Option has been required to return all or any portion of such distribution because it was not indefeasibly paid. Notwithstanding anything in this Paragraph 3 to the contrary, an Overall Agreement Payment Default will not result if making the Tender Offer or providing the Liquidity Put or Accelerated Put or payment of the amount due with respect to any of them is not permissible under a Payment Prohibiting Law, provided the Tender Offer is commenced, the Liquidity Put is made, the Accelerated Put is made or payment is made, with interest at Prime from the original date due, within ten Business Days after such action or payment is not prohibited by a Payment Prohibiting Law.

              4. Partnership Minimum Amount Distribution Default. A Partnership Minimum Amount Distribution Default is (x) a failure by the limited partnership to make the distribution of the Additional First Year Minimum Amount or any Minimum Amount distributions (including for this purpose any interest or Default Interest) when due or to repay any borrowing made pursuant to the proviso in the first sentence of Part G of Article VI, or (y) a failure of the General Partner to cause all then outstanding Capital Improvement Loans to be repaid as provided in Paragraph
          (c) of Part B of Article VIII, if the Net Worth Standard is not met, in each case if such failure continues without being remedied by the limited partnership, the General Partner or any Guarantor within ten Business Days (time being of the essence) after written notice of such failure is given by any one or more of the Limited Partner, the Co-General Partner, Fund, Salkin or SFG, Inc. to the General Partner and one or both of SFEC or SFTP. If the Additional First Year Minimum Amount distribution or any Minimum Amount distribution is made or such borrowing is repaid and is later determined to not have been indefeasibly made or repaid in whole or in part, a Minimum Amount Payment Default will exist if such distribution (including any interest included in such amount), together with Default Interest from the date such amount is returned or required to be returned, or such repayment is not paid by a Guarantor within ten Business Days (time being of the essence) after written notice by one or more of the Limited Partner, Fund, the Co-General Partner, Salkin or SFG, Inc. to one or both of SFEC or SFTP that any recipient(s) has been required to return all or any portion of such distribution or repayment because it was not indefeasibly made or paid. Notwithstanding anything in this Paragraph 4 to the contrary, a Partnership Minimum Amount Distribution Default will not result if distribution or repayment of the amount due is not permissible under a Payment Prohibiting Law, provided the distribution or repayment is made, with interest at Prime from the original date due, within ten Business Days after distribution is not prohibited by a Payment Prohibiting Law.

              5. Another Material Default. "Another Material Default" means any other failure by any SFEC Entity or SFEC Affiliate or this limited partnership to perform or comply in full with the obligations (i) under Article X or (ii) referred to Paragraph 1 of Part O of Article XVII or to pay when due any Indebtedness of the limited partnership or any amounts due under Operating Leases, provided that, with respect to clause (i) of this
                  --------
          sentence, such failure continues without being remedied by the limited partnership or a Guarantor within 20 Business Days, time being of the essence, after written notice thereof is given by any one of Fund, Salkin, the Limited Partner, the Co-General Partner or SFG, Inc. to the General Partner and one of SFEC or

          SFTP and, provided, further, that with respect to clause (ii) of
                    --------  -------
          this sentence, such failure is not remedied in full within 30 Business Days (or such longer period as may be specified by the arbitrator provided for therein), time being of the essence, after the arbitrator referred to in Paragraph 1 of Part O of
          Article XVII determines that the failure to perform or comply has or will have an adverse effect on the benefits to be received by the Limited Partner or the partners of Fund (other than SFOG Acquisition A and SFOG Acquisition B) or on the Amusement Park, in any such case that is material in relation to the value of the Amusement Park.

              6. Notices; No Waiver. Notices under this Agreement, including this Part C of Article VIII, shall be given as provided in Section 15.4 of the Overall Agreement and shall be deemed given as provided therein. Neither the Co-General Partner nor the Limited Partner shall have any obligation to remove the General Partner if entitled to do so. No waiver of any right to, or failure by the Co-General Partner or the Limited Partner having such a right to, remove the General Partner will constitute a waiver of any other right to remove the General Partner, even if such other right or remedy arises from matters similar or identical to those as to which a right to remove was waived or otherwise not exercised.

              7. Effect of Removal. The removal of the General Partner upon a Default shall be without prejudice to the rights of the Limited Partner to recover any damages it may incur from any such Default and, without limitation, shall not release the General Partner or the limited partnership from any obligations they may have under this Agreement or the Lease with respect to the making of Minimum Amount distributions, paying Base Rent and paying interest or Default Interest on both), any Guarantors from their respective obligations under the Guarantees or any of the other obligations of the SFEC Entities under the Overall Agreement and the other Related Agreements (including in each case obligations with respect to the Liquidity Puts provided for in the Overall Agreement), provided that any obligations to make then future
                      --------
          required minimum capital expenditures will terminate effective upon removal. If the General Partner is removed or resigns, the Limited Partner may elect a substitute General Partner. Upon and after the removal of the General Partner, the Limited Partner shall (i) operate the Amusement Park in a commercially reasonable manner, (ii) sell the Amusement Park on commercially reasonable terms or (iii) enter into a commercially reasonable arrangement with a third party to operate the Amusement Park and cause to be distributed to the Limited Partner its share of all Available Cash generated by such operations, and any Available Cash so distributed to the Limited Partner (as well as, to the extent applicable, any proceeds received by the Limited Partner or Fund with respect of any sale or other disposition of the Amusement Park or a substantial portion of the assets relating thereto) shall, net of appropriate costs incurred in connection therewith, offset the obligation of the limited partnership, the General Partner and the Guarantors, after such removal, to pay or cause to be paid, as applicable, then future Minimum Amount distributions, then future Base Rent and interest or Default Interest on both. In any dispute, in determining whether and the extent to which such future Minimum Rent, Base Rent and interest or Default Interest obligations are so offset, the General Partner shall have the burden of proving by a preponderance of the evidence that any operation of the Amusement Park by the Limited Partner, the sale of the Amusement Park or any arrangement with a third party to operate the Amusement Park is not commercially reasonable. Following the removal of SFOG II, Inc. (or its successor) as the General Partner, for purposes of calculating the Put Price in accordance with Article III of the Overall Agreement, EBITDA shall continue to be calculated in the manner described in the Overall Agreement and the operator of the Amusement Park shall be bound by the covenants and limitations contained in this Agreement as they relate to the operation of the Amusement Park to the same extent as SFOG II, Inc. and Flags II were bound by such provisions prior to SFOG II, Inc. (or its successor) ceasing to be the General Partner.

              8. End-of-Term Option Not Exercised. The General Partner will no longer be the General Partner to the extent it ceases to be the General Partner pursuant to Section 8.5 of the Overall

          Agreement. If the General Partner so ceases to be the General Partner, the Limited Partner may elect a substitute General Partner.

          D.  Removal of Co-General Partner
              -----------------------------

              The Co-General Partner may be removed at any time by the Limited Partner and, upon such removal, the Limited Partner may elect in its place any Person it could, under the Second Amended and Restated Fund Limited Partnership Agreement, elect as Co-General Partner.

                                      ARTICLE IX
                           NO ASSIGNMENTS OR SUBSTITUTIONS

             1. No Assignments. No partner shall sell, assign, pledge or otherwise transfer to any Person its interest in the limited partnership or any portion thereof.

             2. No Substitutions. No Person shall be admitted to the limited partnership as a substitute General Partner, Co-General Partner or Limited Partner without the prior written consent of all partners, which consent may be withheld by any partner in its sole and absolute discretion and with or without reason; provided
                                                                   --------
          that a substitute General Partner selected upon removal of the General Partner and a substitute Co-General Partner selected upon removal of the Co-General Partner will be admitted as a substitute General Partner or substitute Co-General Partner, as the case may be. This Article IX does not restrict the issuance or transfer of securities or membership interests issued by the General Partner, Co-General Partner or Limited Partner or the removal or election of directors, officers or managers of the General Partner, the Co-General Partner or the Limited Partner.

                                      ARTICLE X
                      SALE OF THE DESIGNATED ASSETS; ASSUMPTION
                        OF LIABILITIES OF THE LIMITED PARTNER

             1. Sale of the Designated Assets. The Limited Partner hereby sells, transfers, conveys and assigns to the limited partnership the Designated Assets in exchange for the assumption of Indebtedness, liabilities and obligations provided for in Paragraph 2 of this Article X.

             2. Assumption of the Liabilities of the Limited Partner. As the purchase price for the Designated Assets, the limited partnership hereby assumes and agrees to discharge in full when due, and the General Partner will cause the limited partnership to so assume, defend and hold the Limited Partner harmless against and discharge in full when due, all Indebtedness, liabilities and contractual obligations of the Limited Partner existing at the date of this Agreement (including without limitation the obligations of the Limited Partner under the contract for Batman the Ride and the Limited Partner's obligations under any notes given by the Limited Partner in consideration or partial consideration of the purchase by the Limited Partner of the SF Agreement Land or any borrowings made by the Limited Partner to purchase the SF Agreement Land), except only (a) those liabilities and obligations, if any, that were so created by actions of SFG-I, LLC as the manager of the Limited Partner and were not specifically permitted to be taken by the Overall Agreement or the Related Agreements (provided that any
                                                       --------
          and all borrowings made by the Limited Partner to purchase the SF Agreement Land and notes given by the Limited Partner in consideration or partial consideration of the purchase of the SF Agreement Land, even if such borrowings were made or notes signed by actions of SFG-I, LLC as the manager of the Limited Partner, will be conclusively deemed to have been specifically permitted to be made and given by the Overall Agreement and the Related Agreements), (b) any income tax liabilities of the Limited Partner and holders of interests therein arising out of the transactions provided for by this Agreement and the Overall Agreement, and (c) any Retained Liabilities. The Limited Partner was, until date of this Agreement, controlled by an affiliate of the General Partner, not by SFG-I, LLC or Fund. Accordingly, no representation or warranty is made by the Limited Partner or SFG-

          I, LLC as to the liabilities of the Limited Partner. As used above in this Article X, the term "liabilities" includes all liabilities and obligations of any kind or description (whether in contract, tort, arising by operation of law or, without limitation, otherwise), in each case whether absolute or contingent, known, suspected, unsuspected, unknown or, without limitation, otherwise; provided that notwithstanding anything to
                                 --------
          the contrary in this Article X, the limited partnership shall not assume and shall not be liable for any claims that accrued prior to the date of this Agreement that Fund or its partners may have or purport to have against the Limited Partner. As used above in this Article X, the term "Retained Liabilities" means Indebtedness identified by the General Partner in a notice (in the form of Exhibit B) given to the Limited Partner on the date hereof having a principal amount equal to the lesser of (i) $8.7 million and (ii) the excess, if any, of all outstanding liabilities of Flags as of the Effective Date (other than contingent liabilities) over the tax basis of the Designated Assets as of the Effective Date.

                                      ARTICLE XI
                                  OVERALL AGREEMENT

               The limited partnership shall comply, and the General Partner shall cause the limited partnership to comply, with the provisions of the Overall Agreement to be complied with by the limited partnership, as if it were a party thereto.

                                     ARTICLE XII
                             BOOKS OF ACCOUNT, FINANCIAL
                            STATEMENTS AND FISCAL MATTERS

             1. Books of Account. The General Partner shall keep adequate books of account of the limited partnership. Such books of account shall be kept at the principal place of business of the limited partnership, and the Limited Partner and the Co-General Partner and their respective authorized representatives shall have, at all times, free access to and the right to inspect and copy such books of account and all other records of the limited partnership.

             2. Financial Statements. The General Partner shall deliver to the Limited Partner the financial statements and tax and other information provided for in Section 12.8 of the Overall Agreement, as and when required thereby.

             3. Fiscal Year. The fiscal year of the limited partnership shall be the calendar year.

             4. Funds. The funds of the limited partnership shall be deposited in such bank(s) or other financial institution(s) or invested in obligations of United States government, United States government agencies, States of the United States or agencies thereof or in mutual fund(s) that invest substantially all of their assets in one or more of such obligations and in obligations of municipalities in any States, in each case as the General Partner shall from time to time deem appropriate. Such funds shall be withdrawn only by the General Partner or the General Partner's duly authorized agents. The limited partnership shall not commingle its funds with the funds of any other Person.


                                     ARTICLE XIII
                        DURATION AND COMMENCEMENT OF BUSINESS

               The term of the limited partnership commenced, and the limited partnership commenced business, on the date of this Agreement. The term of the limited partnership shall end upon the dissolution and winding up of the limited partnership as provided in Article XIV.

                                     ARTICLE XIV
                             DISSOLUTION AND LIQUIDATION

               1. Dissolution. Subject to the last sentence of this paragraph 1, the limited partnership shall dissolve upon the earliest to occur of the following events:

               (a) December 31, 2026 (January 15, 2027 if the End-of-Term Option is exercised);

               (b) the General Partner shall have been removed, adjudicated insolvent or bankrupt or dissolved and no successor general partner has been selected pursuant to Part A, Paragraph 6, of Article VIII within 90 days thereafter; or

               (c) as provided in Section 8.5 of the Overall Agreement. Notwithstanding clause (a) of this paragraph 1, by the written consent of the General Partner, the Co-General Partner and the Limited Partner, the date in clause (a) may be extended once during any decade by up to an additional ten years.

               2. Liquidation. Upon the dissolution of the limited partnership by reason of Paragraphs 1(b) or 1(c) of this Article XIV, the Limited Partner may appoint the Co-General Partner or a trustee to wind up and terminate the business and affairs of the limited partnership. The Co-General Partner or trustee, if applicable, or otherwise the Limited Partner, shall promptly wind up and terminate the business and affairs of the limited partnership and cause it to discharge all of its liabilities to its creditors. Upon the dissolution of the limited partnership for any other reason, the General Partner shall, as trustee, promptly wind up and terminate the business and affairs of the limited partnership and discharge all of the liabilities of the limited partnership to its creditors. The trustee, the Co-General Partner or the Limited Partner, as applicable, shall, subject to Paragraph 3 of Part A of Article VIII and Section 8.5(a) of the Overall Agreement, liquidate all assets of the limited partnership necessary to discharge such liabilities to creditors and, in addition, may liquidate all remaining intangible personal property of the limited partnership. After all of such liabilities have been discharged, the limited partnership, the trustee or the Limited Partner, shall, subject to Section 8.5 of the Overall Agreement, in the following order:

               (a) distribute to the Limited Partner all remaining cash of the limited partnership up to an amount equal to the amount, if any, by which the cumulative Minimum Amounts, interest and Default Interest exceeds the aggregate amount of Minimum Amounts, interest and Default Interest distributions theretofore distributed to the Limited Partner; and

               (b) distribute to the Limited Partner all remaining property and assets of the limited partnership.

          The obligation of the General Partner and the other SFEC Entities to comply with Section 8.5(a) of the Overall Agreement is not diminished by the provisions of this Part 2 of Article XIV. Notwithstanding any provision hereof or any positive balance in the General Partner's Capital account at any time, the General Partner shall not be entitled to receive, by reason of dissolution or liquidation of the limited partnership, any interest in the Amusement Park or any part of the proceeds resulting from the sale of the Amusement Park or any of the other assets of the Amusement Park or the limited partnership in connection with the liquidation of the limited partnership.

                                      ARTICLE XV
                                  END-OF-TERM OPTION

             As is set forth in Article VIII of the Overall Agreement and subject to the conditions set forth therein, SFOG Acquisition B shall have the right to acquire the interest of the Co-General Partner (or any successor Co-General Partner) in the limited partnership. SFOG Acquisition B is a third party beneficiary of this Article XV. If the End-of-Term Option is not exercised by SFOG Acquisition B, then Section 8.5 of this Overall Agreement will be applicable as if set forth in full herein and, to the extent inconsistent therewith, will supersede Article XIV of this Agreement.
                                     ARTICLE XVI
                                      LITIGATION

             The General Partner shall, in the name of the limited partnership, prosecute and defend such actions at law or in equity as may be necessary to enforce or protect the interests of the limited partnership. The limited partnership and the General Partner shall respond to any final decree, judgment or decision of any court, board or authority having jurisdiction.

                                     ARTICLE XVII
                            CERTAIN AGREEMENTS REGARDING
                           OPERATION OF THE AMUSEMENT PARK

             The parties have structured certain of the transactions contemplated by this Agreement as a limited partnership instead of a lease; however the parties to this Agreement intend that, for income tax purposes, this Agreement shall be treated as a lease. In addition, the parties intend that the provisions of this Agreement be those that would be included in a lease. In addition to other provisions in this Agreement, the parties agree to the terms set forth below in this Article XVII.

          A.  Improvements
              ------------

              1. Permits. The limited partnership shall obtain and maintain all permits, licenses and other governmental approvals and authorizations ("Permits") which are required for the construction, ownership, use, operation or occupancy of the Amusement Park (including the Improvements) and the Land (except any Permit the failure of which to be obtained or maintained would not have an adverse effect on the Amusement Park or an adverse effect on the General Partner's ability to satisfy and to cause the limited partnership to satisfy their respective obligations under this Agreement).

             2. Demolition; Performance and Payment Bonds; Certain Property or Asset Sales.

                  (a) Prior the demolition of any rides, the amphitheater in the Amusement Park or any other Improvements with a value or replacement cost in excess of 10% of the then Minimum Amount, the limited partnership must secure the Co-General Partner's prior written consent and, if requested by the Limited Partner, the limited partnership shall at its expense retain a consultant, reasonably satisfactory to the Co-General Partner, which shall monitor and certify as to the desirability of and proper demolition of such Improvements, provided that no such
                                                  --------
          consent shall be required prior to December 31, 2021 if the Net Worth Standard is met.

                  (b) If the Net Worth Standard is not met, before the commencement of construction or installation of any building, structure, ride or other Improvement in the Amusement Park with a cost of construction and installation in excess of 50% of the then Minimum Amount, if requested by the Limited Partner, the limited partnership at its expense shall, if such bond or bonds are available on commercially reasonable terms, deliver or cause to be delivered to the Co-General Partner a performance bond and labor and material payment bond issued by a surety authorized to do business in the State of Georgia, guaranteeing full performance of construction and/or installation of the Improvements in accordance with the plans for the Improvements and payment to all claimants for labor and materials used or reasonably required for use in the performance of construction or installation of the Improvements in accordance with the plans, in the form satisfactory to the Co-General Partner and with a surety approved by the Co-General Partner, which approvals shall not be unreasonably withheld. Each such bond shall name the General Partner and the Co-General Partner as a joint obligee with the limited partnership. Each performance bond shall remain in effect until the date on which the bonded obligations are satisfied by the principal or by the surety's performance in accordance with the terms of the bond. Each payment bond shall remain in effect until the expiration of the period for filing a claim of lien as provided by law, or if a claim of lien is filed, the expiration of the period for filing an action to foreclose such lien, or until the Amusement Park and, if applicable, the Land is freed from the effect of such claim of lien and any action brought to foreclose such lien or the lien is otherwise discharged. For the purpose of calculating EBITDA and for the purpose of determining compliance with Paragraph 1 of Part C of this Article XVII, one-half of the cost of the bond or bonds required by this Section 2(b) shall be deemed to be a capital expenditure and one-half shall be deemed to be an expense.

             3.     Performance of Demolition, Construction and
          Installation Work.

                  (a) Any and all demolition, construction and installation work shall be done diligently, in conformity with all Legal Requirements, including, without limitation, the Building Code of the County of Fulton, and all Insurance Requirements, in a good and workmanlike manner (except where failure to conform to Legal Requirements or Insurance Requirements would not have an adverse effect on the General Partner or on the Amusement Park or an adverse effect on the General Partner's ability to satisfy and to cause the limited partnership to satisfy its respective obligations under this Agreement).

                  (b) Upon the completion of Improvements with a replacement cost or value of 5% or more of the then Minimum Amount, the General Partner shall promptly deliver to the Co-General Partner as-built plans and specifications for such Improvements.

          B.  Use and Occupancy
              -----------------

               1. Use and Occupancy. Subject to the occurrence of a Force Majeure, at all times during the term of this Agreement, the limited partnership shall operate an amusement park comparable to the Amusement Park or a Comparable Park, with such park operating for an average of ten hours per day and 150 days per year (in each case, subject to local school calendar changes).

               2. Other Parks. Subject to the occurrence of a Force Majeure, an entity that directly or indirectly owns at least a majority of the equity securities of the General Partner shall, at all times during the term of this Agreement, own and operate or manage at least five Comparable Parks (including the Amusement
          Park) in the United States.

                3. No Ride Rotation. No rides will be rotated to other amusement parks without the prior written consent of Co-General Partner.

               4. Licenses and Concessions. The limited partnership may grant licenses and concessions, provided that such licenses and concessions are granted in the ordinary course consistent with past practice or practice in the Comparable Parks, are not of a material part of the Amusement Park, are not made to SFEC Entities or SFEC Affiliates and expire, unless the End-of-Term Option is exercised, on or before December 31, 2026.

          C.  Minimum Capital Expenditures
              ----------------------------

               1. Minimum Capital Expenditures. SUBJECT TO PARAGRAPH 2 OF THIS PART C OF ARTICLE XVII, THE LIMITED PARTNERSHIP SHALL EXPEND A MINIMUM AMOUNT ON CAPITAL EXPENDITURES IN THE AMUSEMENT PARK DURING EACH ROLLING PERIOD OF FIVE CONSECUTIVE YEARS COMMENCING JANUARY 1, 1998 (EACH SUCH FIVE-YEAR PERIOD BEING A "MEASURING PERIOD") IN AN AMOUNT EQUAL TO SIX PERCENT OF THE AGGREGATE GROSS REVENUES DURING THE FIVE CONSECUTIVE YEAR PERIOD ENDING TWO YEARS BEFORE THE EXPIRATION OF THE APPLICABLE MEASURING PERIOD AND IN ANY EVENT CONSISTENT WITH THE AMOUNT SPENT ON CAPITAL EXPENDITURES IN THE COMPARABLE PARKS DURING THE MEASURING PERIOD. NO NEW RIDES OR OTHER ATTRACTIONS WILL BE

          PURCHASED OR OTHER MAJOR CAPITAL EXPENDITURES MADE FOR RIDES OR OTHER ATTRACTIONS UNLESS SUCH RIDES OR OTHER ATTRACTIONS OR RIDES OR ATTRACTIONS COMPARABLE IN ALL MATERIAL RESPECTS THERETO HAVE BEEN SUCCESSFULLY INTRODUCED AT A COMPARABLE PARK. PURCHASES OF LAND AND EXPENDITURES MADE ON IMPROVEMENTS WHICH REPLACE IMPROVEMENTS THAT ARE DAMAGED OR DESTROYED, IF THE DAMAGE OR DESTRUCTION WAS REQUIRED TO BE INSURED AGAINST BY THIS AGREEMENT, SHALL BE IN ADDITION TO THE CAPITAL EXPENDITURES REQUIRED PURSUANT TO THIS PARAGRAPH 1 OF PART C OF ARTICLE XVII. IF ANY IMPROVEMENTS ARE SOLD, AN AMOUNT EQUAL TO THE PROCEEDS OF SALE (INCLUDING AS PROCEEDS THE AMOUNT REPRESENTED BY ANY NOTES), NET OF THE COSTS OF SALE, SHALL BE ADDED TO THE REQUIRED CAPITAL EXPENDITURES IN THE 12 MONTHS AFTER THE SALE TAKES PLACE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS PARAGRAPH 1 OF PART C OF ARTICLE XVII, IF SFOG ACQUISITION B EXERCISES THE END-OF-TERM OPTION PURSUANT TO ARTICLE VIII OF THE OVERALL AGREEMENT, CAPITAL EXPENDITURES BY THE LIMITED PARTNERSHIP FROM AND AFTER THE DATE OF EXERCISE OF THAT OPTION WILL NOT, WITHOUT THE LIMITED PARTNER'S PRIOR WRITTEN CONSENT, EXCEED IN ANY YEAR 120% OF THE YEARLY AVERAGE ANNUAL AMOUNT OF CAPITAL EXPENDITURES DURING THE FOUR-YEAR PERIOD PRECEDING SUCH EXERCISE, UNLESS AN AMOUNT EQUAL TO 5% OF SUCH EXCESS IS DISTRIBUTED TO THE LIMITED PARTNER.

               2. Exception. The limited partnership shall not be required to expend and shall not be deemed to be in Default solely by reason of its failing to expend the amount on capital expenditures required by Paragraph 1 of this Part C of Article XVII if (i) the Net Worth Standard is not met; (ii) the limited partnership has requested in writing that the Limited Partner consent to the incurrence of additional Capital Improvement Loans in order to permit the limited partnership to expend the amount so required, specifying the type and terms of the Indebtedness it proposes to incur and the lender(s), and (iii) the Limited Partner has failed to consent to the incurrence of such additional Indebtedness (it being understood that nothing in this paragraph shall restrict the ability of the General Partner to cause the limited partnership to make capital expenditures out of the proceeds of Affiliate Loans).

          D.  Alterations
              -----------

             The limited partnership may (i) make alterations, additions and renovations to the Improvements and (ii) replace any destroyed Improvements (collectively, "Alterations"), but only in compliance with all applicable Legal Requirements and Insurance Requirements.

          E.  Repairs and Maintenance
              -----------------------

               1. Standards. Subject to the occurrence of a Force Majeure, the limited partnership shall establish and maintain the Amusement Park (including, without limitation, the Improvements) in good repair and condition, and shall, at its sole cost and expense, timely make all necessary structural and non-structural repairs to the Amusement Park. All repairs of the Improvements shall be made to the Service Standard.

               2. Repairs and Maintenance. Subject to the occurrence of a Force Majeure, the limited partnership shall at all times keep the Amusement Park in a manner such that it otherwise meets the Service Standard and shall keep all portions of the Amusement Park in a safe, attractive and clean condition. The limited partnership shall keep the parking areas, sidewalks and other common areas abutting the Amusement Park clean.

          F.  Compliance with Legal Requirements
              ----------------------------------

               1. Compliance with Legal Requirements. THE LIMITED PARTNERSHIP SHALL, CONSISTENT WITH INDUSTRY STANDARDS FOR COMPARABLE AMUSEMENT PARKS, COMPLY WITH ALL MATERIAL LEGAL REQUIREMENTS ON OR WITH RESPECT TO OWNERSHIP, USE, OCCUPATION OR OPERATION OF THE AMUSEMENT PARK, INCLUDING, WITHOUT LIMITATION, THE LEGAL REQUIREMENTS RELATING TO PUBLIC SAFETY AND TO NON-DISCRIMINATION, AND WITH ANY DIRECTION MADE PURSUANT TO LAW BY ANY PUBLIC OFFICER OR OFFICERS REGARDING THE AMUSEMENT PARK, OR THE OWNERSHIP, USE, CONDITION OR OCCUPATION THEREOF, WHETHER OR NOT SUCH COMPLIANCE INVOLVES STRUCTURAL REPAIRS OR CHANGES OR

          SHALL BE REQUIRED ON ACCOUNT OF ANY PARTICULAR USE TO WHICH THE AMUSEMENT PARK OR ANY PART THEREOF MAY BE PUT AND WITHOUT REGARD TO WHETHER ANY SUCH LEGAL REQUIREMENT OR ORDER BE OF A KIND NOW WITHIN THE CONTEMPLATION OF THE PARTNERS.

               2. Contest of Legal Requirements. The limited partnership may in good faith contest any Legal Requirement, provided that such contest does not result in a lien, charge, encumbrance or liability against and that is material to the Amusement Park and noncompliance therewith shall not constitute a crime or offense punishable by fine or imprisonment. The limited partnership's good faith noncompliance with such Legal Requirement during such contest shall not be deemed a breach of this Agreement.

          G.  Insurance
              ---------

               1. Compliance with Insurance Requirements. The limited partnership shall not do or permit to be done any act or thing upon the Amusement Park which will invalidate the terms of any fire and casualty insurance policies covering the Amusement Park and the fixtures and property therein. The limited partnership shall comply with all present and future Insurance Requirements and shall not do or permit to be done in or upon the Amusement Park or the Land or bring or keep anything therein or thereon or use the same in a manner which could result in the denial of such fire and casualty insurance coverage.

               2. Insurance Requirements. The limited partnership shall throughout the term of this Agreement:

                  (a) Keep the Improvements, and fixtures and contents on, in and appurtenant thereto insured against loss or damage by fire, lightning and the additional perils included in the standard extended coverage endorsement as well as those included in the "all risk" policy and "difference in conditions" ("DIC") endorsement, including but not limited to loss or damage caused by windstorm (including hurricanes), hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicle, smoke, vandalism, malicious mischief, collapse, earthquake, flood and water damage other than by sprinkler leakage, in an amount (other than for DIC perils) equal to 100% of the full replacement cost thereof (as the same may from time to time increase) without diminution of such replacement cost for depreciation or obsolescence, and in an amount for DIC perils equal to $50 million, in each case by policies written with a "deductible" (or self-insurance limits) not to exceed $750,000. The replacement cost and total value of the Improvements, equipment, fixtures and contents shall be determined from time to time (but not more frequently than once in any calendar year (unless a major change is made to or occurs at the Amusement Park) or less frequently than once every three calendar years) by a manufacturer of amusement park rides, contractor, appraiser or insurance company generally used in the industry or acceptable to the insurers of the Amusement Park. During periods of substantial construction of the Improvements, including Alterations thereto, the limited partnership shall keep in effect all-risk builder's risk insurance, including coverage against collapse, written on a completed value basis;

                  (b) Keep in effect comprehensive general liability insurance against claims for bodily injury, personal injury, or death and property damage occurring upon, in or about the Amusement Park, and on, in or about the adjoining streets, sidewalks and passageways, providing coverage in the sum of not less than $10 million combined single limit per occurrence and not less than $20 million aggregate liability coverage or cause the Amusement Park to participate in a self-insurance program with Comparable Parks providing comparable coverage. These coverage limitations shall be increased from time to time throughout the term of this Agreement to conform to the liability coverage then customarily maintained for the Comparable Parks;

                  (c) Subject to the Net Worth Standard, keep in effect use-and-occupancy insurance, rental interruption insurance and business interruption insurance in an aggregate amount not less than the total of two times the then Minimum Amount plus two times the then Base Rent;

                  (d) To the extent applicable, keep in effect appropriate amount elevator insurance, boiler and machinery insurance, water damage insurance (direct and legal liability), sprinkler leakage insurance (direct and legal liability) and, in the event of war or threatened hostilities, appropriate forms of war damage or war risk insurance if issued by the federal government or any agency thereof;

                  (e) Keep in effect workers' compensation insurance as required by state law, including employer's liability insurance with a limit of not less than $2 million; and

                  (f) Keep in effect such other insurance in such amounts as may from time to time be customary in the industry or in effect at the Comparable Parks. Dollar amounts for insurance provided in Paragraphs 2(a), (b) and (e) of this Part G of
          Article XVII shall be increased or decreased every three years in proportion to increases or decreases in the CPI, if any, during that period, but shall not be decreased at any time from their initial amounts set forth therein.

               3. Insurance Carriers; Policies. All such insurance required shall be under valid and enforceable policies issued by
          (a) insurers providing such insurance with respect to Comparable Parks at least 50% owned (directly or indirectly) by entities under 50% or greater common ownership with the General Partner (the "Comparably Insured Parks") or (b) insurers having a rating in the current property-casualty edition of Best's Key Rating Guide published by A.M. Best Company ("Best's Guide") of A or better and being in a financial size category of V or greater in Best's Guide (or a comparable rating and financial category in Best's Guide if Best's rating system or financial classification changes, or in any similar insurance guide selected if Best's Guide is no longer published) and, to the extent required for such insurance to be valid, licensed to do and doing business in the State of Georgia. The limited partnership shall also furnish to the Co-General Partner from time to time upon the Co-General Partner's request, a certificate of insurance containing a statement of insurance of the limited partnership pursuant to this Agreement then in force and stating that the insurance then in force complies with the provisions of this Agreement and that the premiums thereon have been paid. The General Partner shall promptly notify the Co-General Partner of the cancellation or change of the terms of any such insurance policy.

               4. Required Provisions. The limited partnership's insurance policies shall be for a term of not less than one year and, to the extent the following coverages are contained in the insurance for the Comparably Insured Parks, shall provide:

                  (a) That the full amount of any losses sustained shall be payable notwithstanding any act, omission or negligence of the limited partnership which might otherwise result in forfeiture of such insurance;

                  (b) For a waiver of all right of subrogation against the partners;

                  (c) That such policies shall not be invalidated should the insured waive, prior to a loss, any or all rights of recovery against any party for losses covered by such policies;

                  (d) Coverage on a "primary" basis with respect to the Limited Partner and its manager(s) and members, and the members, partners, officers, agents, employees and volunteers of each of them, regardless of the requirement that such Persons be named, for some purposes, as additional insured on the insurance policies of the limited partnership;

                  (e) That such policies shall not be suspended, voided, canceled, reduced in coverage or in limits or materially changed without at least ten days prior written notice to each insured named therein, including, without limitation, the Co-General Partner;

                  (f) That the insurance shall apply separately to each insured against whom a claim is made or suit is brought, except with respect to the limits of the insurer's liability; and

                  (g) That with respect to all liability insurance coverages, the partners shall be additional insured.

          Such insurance policies shall contain no special limitations on the scope of protection afforded to the partners. The references to the partners and to the Limited Partner above include the Limited Partner in its capacity as the landlord under the lease.

          H.  Force Majeure
              -------------

             "Force Majeure" means by events beyond the reasonable control of the General Partner such as acts of God, acts of public enemy, fire, earthquake, floods, explosion, actions of the elements, war, invasion, insurrection, riot, mob violence, sabotage, failure of transportation, total or partial condemnation, requisition, or orders of government or civil or military authorities, but excluding, however, the inability to obtain monies, that may preclude or make impossible performance in whole or in part.

          I.  No Abatement
              ------------

             None of any Legal Requirements, Force Majeure or anything else whatsoever is an excuse with respect to or will abate the obligations, which are absolute and unconditional, to timely make the Additional First Year Minimum Amount distribution, to make Minimum Amount distributions and pay Base Rent (including in each case any applicable interest and Default Interest), subject to Paragraph 7 of Part C of Article VIII, or to timely discharge the liabilities assumed under Article X, provided that the
                                               --------
          obligations to make then future Minimum Amount distributions and then future Base Rent shall be extinguished upon the End-of-Term Option having been accelerated and exercised, as provided in Part P of this Article XVII, and the payments to be made pursuant to the End-of-Term Option having been made.

          J.  Impositions
              -----------

             1. Payment of Impositions. The limited partnership shall pay and discharge all Impositions at least ten days before the first day on which a penalty or interest may accrue or be assessed thereon for non-payment (or, if no penalty or interest thereon may accrue or be assessed, then before such Impositions become delinquent or past due).

             2. Contest. The limited partnership shall have the right to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings promptly initiated and diligently conducted in good faith, but only after payment of such Imposition, unless such payment would operate as a bar to the contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions hereof, the limited partnership may, upon giving written notice to the Limited Partner (in its capacity as Landlord under the Lease), postpone or defer payment of such Imposition, provided that none of the Amusement Park or the Land, or any part of either of them, would by reason of such postponement or deferment be in danger of being forfeited, sold or foreclosed for nonpayment of such Impositions. Upon the termination of any such proceedings, the limited partnership shall pay the amount of such Imposition or part thereof as shall be finally determined in such proceedings to be payable (after exhaustion of any rights of appeal), the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, interest, penalties or other liabilities in connection therewith.

             3.     Impositions.  "Impositions" means real estate, ad
                                                                   --
          valorem and other taxes or assessments, possessory interest
          -------
          taxes, transient occupancy taxes, water and sewer charges, license, permit and inspection fees, gross receipts and sales taxes, and governmental impositions and charges of every kind or nature whatsoever which may at any time be charged, assessed or imposed upon, or becomes a lien upon, or arise in connection with the ownership, operation, use, occupancy or possession of the Amusement Park or the Land, regardless of whether assessed or levied upon or payable by the Limited Partner (including its capacity as Landlord under the Lease) or the limited partnership (including in its capacity as Tenant under the Lease), provided,
                                                                 --------
          however, that Impositions shall not include any income, excess
          -------
          profits, franchise, transfer, inheritance, capital stock or other similar tax imposed on the Limited Partner unless, due to a future change in the method of taxation, an income, excess profits, franchise, transfer, inheritance, capital stock or other tax shall be levied against the Limited Partner which is clearly and demonstrably in lieu of or in substitution for any tax or increase therein which would otherwise constitute an Imposition, in which event such income, excess profits, franchise, transfer, inheritance, capital stock or other tax shall be deemed to be an Imposition.

          K.  No Adverse Possession
              ---------------------

             The limited partnership will not permit any portion of the Amusement Park to be used in such a manner as might make possible a claim of adverse use, adverse possession, prescription or other similar claims.

          L.  Hazardous Material
              ------------------

             1. General Provision. The limited partnership, including in its capacity as Tenant under the Lease, will not cause any Hazardous Material to be located, used or disposed of, on or at the Amusement Park or on or under the Land, or disposed of or discharged from the Amusement Park or the Land into or on any land, the atmosphere or any watercourse, body of water or wetlands and will use its best effort to not permit any of the foregoing, in each case except to the extent placed or used on the Land or at the Amusement Park in the manner permitted by applicable Legal Requirements (including Environmental Laws).

             2. Hazardous Material. "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Georgia or the United States government, or any material or substance defined as a hazardous, toxic or dangerous substance, waste, or material in any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time in the future in effect (collectively, "Environmental Laws").

          M.  Encroachments
              -------------

             If any building, structure or other improvement on or constructed on the Land encroaches upon any property, street, or right of-way adjoining or adjacent to Land, or violates the agreements or conditions contained in any restrictive covenant affecting the Land or any part thereof, or hinders or obstructs any easement or right-of-way, then, (i) in the case of any encroachment, promptly after written request of any Person affected by such encroachment, or (ii) otherwise, promptly after written request of the Limited Partner or of any person affected by such violation, hindrance, obstruction or impairment, the limited partnership shall, at is sole cost and expense, either
          (A) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, or
          (B) make such changes to the Improvements and take such other action as shall be necessary to remove such encroachments, hindrances or obstructions and to end such violations or impairments, including, if necessary, the alteration or removal of any building, structure or other improvements.

          N.  Remedies Cumulative
              -------------------

             Any right or remedy of the Limited Partner in the Overall Agreement, this Agreement or any other Related Agreement and any other right or remedy it may have at law or equity upon breach of any covenant, agreement, term, provision or condition in the Overall Agreement, this Agreement or any other Related Agreement shall be distinct, separate and cumulative rights or remedies, and no one of them, whether exercised by the Limited Partner or not, shall be deemed to be in exclusion of any other.

          O.  Certain Matters; Arbitration; Another Material Default
              ------------------------------------------------------

             1. Certain Matters. This Part O of Article XVII shall apply to all Paragraphs of Parts B, C, E, F, G, J, K, L and Q of this Article XVII and to Paragraphs 2 through 5 of Article V, inclusive, of the Lease.

             2. Arbitration. If the Limited Partner contends that this limited partnership has failed to perform or comply with any of the obligations specified in Paragraph 1 of this Part O of
          Article XVII and that such failure has continued for a period of 30 days after notice of such failure from the Limited Partner to the General Partner, the Limited Partner shall be entitled to seek confidential, binding arbitration of the matter in accordance with this Paragraph 2 of Part O of Article XVII. Any such arbitration shall be conducted, at the option of the Limited Partner, in the State of California, Georgia or New York. The arbitration shall be conducted by a single arbitrator, selected by the General Partner and the Limited Partner or, if they do not so select an arbitrator within 20 Business Days after a request to do so by either the General Partner or the Limited Partner, by the president of the American Arbitration Association ("AAA") (or, if applicable, a similar or successor entity of the AAA), or his or her designee, upon application by the General Partner or the Limited Partner. If the arbitration is in Los Angeles, or, if elsewhere, to the extent provided in the location of the arbitration, the arbitration shall be administered by the AAA pursuant to its Commercial Rules and Supplementary Procedures for Large, Complex Disputes, provided that the parties shall be entitled to discovery as if the matter were being litigated in federal court. The arbitrator shall be a single neutral who shall be, if such an individual is available, a retired or former judge selected from the AAA Commercial Large Complex Case Panel of Neutrals or, if the AAA no longer maintains such a Panel, from the Panel that succeeds to the responsibilities of such Panel. The decision of the arbitrator, who shall determine the validity of this arbitration provision if it is challenged, shall be final and unappealable and judgment thereon may be entered in any court of competent jurisdiction. The fees of the arbitrator shall be borne by the General Partner, the limited partnership and/or the Limited Partner in such proportions as are determined by the arbitrator. The decision of the arbitrator shall be whether there is Another Material Default, but shall be without prejudice to any other rights the Limited Partner may have if there is a failure to perform or comply that is not of sufficient materiality to be Another Material Default, provided that the
                                                      --------
          decisions of the arbitrator and its findings of fact shall be res judicata in any other proceeding.

             3. Another Material Default. As set forth in Paragraph 5 of Part C of Article VIII, if the arbitrator selected pursuant to Paragraph 2 of this Part O determines that the failure of the limited partnership to perform or comply with any of the obligations specified in Paragraph 1 of this Part O will have an adverse effect on the benefits to be received by the Limited Partner, the limited partners of Fund or on the Amusement Park that is in the aggregate material in relation to the value of the Amusement Park and such failure to perform or comply continues for a period of 30 Business Days (or such longer period as may be specified by the arbitrator) after such determination by the arbitrator, then such failure shall constitute Another Material Default.

          P.  Total Condemnation/Equivalent Casualty
              --------------------------------------

               In the event of a total condemnation of the Land or a condemnation of so much of the Land that it is economically impractical to operate an amusement park thereon, with all appeals of such condemnation decision having been finally exhausted or the time for appeal having passed, the Limited Partner shall be entitled to all condemnation proceeds, the End-of-Term Option shall be accelerated (with the CPI Adjustment for the End-of-Term Option Price, provided for in the Overall Agreement, being based on the Minimum Amount for the then next year) and shall be exercised or deemed exercised as of 30 days after the date of the condemnation. In the event of a casualty such that it is not possible to repair and operate an amusement park thereon (such as contamination of the Land by Hazardous Material so that it may not be safely occupied and a clean-up or remediation is economically impossible), the Limited Partner shall be entitled to all insurance proceeds, if any, resulting from such casualty, and at the option of either the Limited Partner or the General Partner, exercised by notice to the other, the End-of-Term Option shall be accelerated (with the CPI Adjustment for End-of-Term Option Price provided for in the Overall Agreement, being based on the Minimum Amount for the then next year) and so exercised or deemed exercised, at the End-of-Term Option Price so determined, as of 30 days after the date of casualty. The Limited Partner shall not, without the consent of the General Partner, distribute to its partners, dispose of or otherwise use any condemnation proceeds or insurance proceeds to which it shall be entitled pursuant to this paragraph. In the event of any condemnation of any portion of the Land and/or Improvements not covered by the foregoing, the limited partnership shall be entitled to all condemnation proceeds. In the event of any casualty not covered by the foregoing, the limited partnership shall be entitled to all insurance proceeds. Notwithstanding anything to the contrary herein, the Minimum Amount and Base Rent for the year in which the End-of Term Option, as accelerated, is exercised shall be prorated through the date on which the End-of-Term Option Price is paid. The End-of-Term Option Price will be increased or decreased to reflect any underpayment or overpayment the Minimum Amount or Base Rent with respect to such year as calculated in accordance with the immediately preceding sentence.


          Q.  Operating Lease Limitation
              --------------------------

               The limited partnership shall not enter into any lease (other than a Capital Lease) (an "Operating Lease") if after giving effect thereto the aggregate lease or rental payments that the limited partnership would be required to make in any year with respect to (a) Operating Leases of rides (including any virtual reality or "simulator" - type rides) or other attractions (including restaurants and stores) would exceed (i) for 1997, $6 million and (ii) for each year after 1997, the greater of $6 million or $6 million multiplied by the CPI Adjustment (as defined in the Overall Agreement) or (b) all Operating Leases, including the Operating Leases referred to in clause (a) of this sentence, would exceed (i) for 1997, $8 million and (ii) for each year after 1997, the greater of $8 million or $8 million multiplied by the CPI Adjustment. The limited partnership shall use commercially reasonable efforts to negotiate Operating Leases that will not terminate on a change of control of the limited partnership or of the General Partner or a change in the General Partner (each a "change in control provision"), provided that, if
                                                          --------
          such leases nevertheless cannot be obtained without a change in control provision on commercially reasonable terms, the limited partnership may enter Operating Leases that have a change in control provision if the aggregate lease and rental payments on all such leases does not exceed (i) for 1997, $2.5 million and
          (ii) for each year after 1997, the greater of $2.5 million or $2.5 million multiplied by the CPI Adjustment, provided, further,
                                                         --------  -------
          that the fact that a lease without a change in control provision has a higher but commercially reasonable lease or rental rate than a lease with a change in control provision does not mean that the lease without the change in control provision is not obtainable on commercially reasonable terms.

                                    ARTICLE XVIII
                          LIMITATION ON CERTAIN LIABILITIES

                  1. Co-General Partner. Neither the Co-General Partner nor its member(s) or managers from time to time shall under any circumstances have (i) any responsibility, whether to the Limited Partner or the General Partner, for any obligation or liability of the limited partnership or (ii) any obligation to contribute to the General Partner for any contributions made from time to time by the General Partner to the capital of the limited partnership or otherwise to the limited partnership or for any losses or expenses incurred by the General Partner from time to time including, without limitation, in respect of the limited partnership, any obligations or liabilities the limited partnership or the General Partner may have under this Agreement or, without limitation, otherwise. This limitation on liability is in addition to any other limitation on liability in favor of the Co-General Partner and its members and manager(s) as may exist from time to time, whether at law or, without limitation, otherwise. The General Partner will indemnify, hold harmless and defend the Co-General Partner and its manager(s) and members from time to time against all obligations and liabilities of the limited partnership.

               2. Manager of Limited Partner. Neither the manager(s) of the Limited Partner from time to time (initially SFG-I, LLC), nor the manager(s) or members from time to time of the manager(s) of the Limited Partner (i.e., initially, the manager and members of SFG-I, LLC) will under any circumstances have any responsibility for any obligations or liabilities of the Limited Partner, whether under this Agreement, the Lease or, without limitation, otherwise, any such responsibility as may exist being limited to the assets of the Limited Partner from time to time. This limitation on liability in favor of the manager(s) of the Limited Partner from time to time (and the manager(s) and member(s) from time to time of the manager(s) of the Limited Partner) is in addition to any other limitation on liability that may exist from time to time in favor of any of them, whether at law or, without limitation, otherwise.

                                     ARTICLE XIX
                                  GENERAL PROVISIONS


               1. Delaware Law. This Agreement has been executed and made in accordance with the Delaware Revised Uniform Limited
          Partnership Act and is to be construed, enforced and governed in accordance therewith.

               2. Amendments. Except as otherwise specifically provided herein, this Agreement may be amended only by the written agreement of the General Partner and the Limited Partner; provided that no amendment that increases the obligations of the
          --------
          Co-General Partner shall be effective without the prior written consent of the Co-General Partner.

               3. Binding. This Agreement shall be binding upon and inure to the benefit of the limited partnership and the parties hereto and, except to the extent limited herein, their legal representatives, administrators, successors and assigns, whether such succession or assignment is effected by a sale, transfer, sale of securities or assets, merger, reverse merger, consolidation, conversion, operation of law or, without limitation, otherwise.

               4. Severability. If any provision, or portion of a provision, of this Agreement shall be unenforceable or not legal in any circumstance, the balance of this Agreement and, to the extent not unenforceable or not illegal, the balance of such provision or portion thereof shall not be affected thereby.

               5. No Certificate for Limited Partnership Interest. The interest of the partners in this limited partnership are not represented by certificates.

               6. Notices; Waivers. Provisions for notices and for waivers are contained in Paragraph 6 of Part C of Article VIII.

               7. Overall Agreement. Certain provisions of Article XV of the Overall Agreement are by their terms applicable to the Agreement and are to that extent incorporated in this Agreement.

               8. Savings Clause. If the valid, complete and perfected assignment or transfer to the limited partnership of any of the assets to be transferred by the Limited Partner to the limited partnership pursuant to Article V or X, or if the valid and complete express assumption by the limited partnership of any of the liabilities of the Limited Partner to be assumed by the limited partnership pursuant to Article X, requires the consent, agreement or approval of or any filing or registration with any Person, and as a result of the failure to obtain or make any such consent, agreement, approval, filing or registration such assignment, transfer or assumption, as the case may be, is not effected as contemplated hereby despite the provisions hereof purporting to effect such assignment, transfer or assumption, as the case may be, then, and until such time as any impediment to the validity, completeness or perfection of such assignment, transfer or assumption, as the case may be, shall have been removed, nullified or waived, (i) all the benefits and burdens relating to such assets (including, without limitation, possession, use, risk of loss, potential for gain and dominion, control and command over such assets) are to inure from and after the date hereof to the limited partnership and (ii) all of the burdens relating to such liabilities are to inure from and after the date hereof to the limited partnership. The parties hereto undertake and agree to use their reasonable best efforts to obtain any consent, agreement or approval of and to make any filing or registration with any Person that may be required or necessary for the assignment, transfer or assumption of any of such assets and/or such liabilities, as the case may be, to or by the limited partnership to be valid, complete or perfected and to promptly complete any transfer, assignment or assumption.

               This Limited Partnership Agreement of Six Flags Over Georgia II, L.P. is executed and delivered as of the date first written above.



          SFOG II, INC., General Partner     SIX FLAGS OVER GEORGIA, LLC
                                             Limited Partner
          By                                 By  SFG-I, LL
            -----------------------------    Manager of Six Flags Over Georgia,
              Name:                            LLC
              Title:


          SFG-II, LLC, Co-General Partner    By
                                               -------------------------------
                                                Avram Salkin, Manager of SFG-I,
          By                                     LLC
            ------------------------------
                Avram Salkin, Manager

                                 EXHIBIT A GOES HERE

                                      EXHIBIT B
                            NOTICE OF RETAINED LIABILITIES
                           ------------------------------

          To:  Six Flags Over Georgia, LLC

               In accordance with Paragraph 2 of Article X of the Limited Partnership Agreement of Six Flags Over Georgia II, L.P., dated as of the date hereof (the "Flags II LPA"), SFOG II, Inc. hereby notifies Six Flags Over Georgia, LLC that the Retained Liabilities (as defined in the Flags II LPA) shall consist of the indebtedness described below.

          [Describe Retained Liabilities]


          Date:                              SFOG II, Inc.
               ----------------------------

                                                By:
                                                   --------------------
                                                Name:
                                                Title: